FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-02

February 22, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$806,195,160

(Approximate Total Mortgage Pool Balance)

$697,358,000

(Approximate Offered Certificates)

COMM 2016-DC2

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

KeyBank National Association

Jefferies LoanCore LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities

Lead Manager and Sole Bookrunner

KeyBanc Capital Markets	Academy Securities	Jefferies

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2016-DC2 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated February 22, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Lead Manager and Sole Bookrunner:	Deutsche Bank Securities Inc.
Co-Managers:	KeyBanc Capital Markets Inc., Jefferies LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (51.6%), KeyBank National Association (“KeyBank”) (29.8%) and Jefferies LoanCore LLC (“JLC”) (18.6%). *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Deutsche Bank Trust Company Americas
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in April 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in April 2016.
Cut-off Date:	Payment Date in March 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about March 16, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	February 2049
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	21	42	$416,272,743	51.6%
KeyBank National Association	28	33	$240,007,669	29.8%
Jefferies LoanCore LLC	15	16	$149,914,748	18.6%
Total:	64	91	$806,195,160	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$806,195,160
Number of Mortgage Loans:	64
Number of Mortgaged Properties:	91
Average Mortgage Loan Cut-off Date Balance:	$12,596,799
Average Mortgaged Property Cut-off Date Balance:	$8,859,287
Weighted Average Mortgage Rate:	4.6601%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(1):	119
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(1):	116
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	17.3%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.59x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4)(5):	64.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(1)(3)(4)(5):	56.5%
Weighted Average U/W NOI Debt Yield:	10.3%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date:	30.5%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	14.9%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	54.6%
Weighted Average Remaining Amortization Term (months)(6):	347
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	84.5%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	83.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	44.1%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	76.0%
% Mortgage Loans with Upfront Engineering Reserves:	25.0%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	53.5%
% Mortgage Loans with In Place Hard Lockboxes:	50.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	76.9%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 7.00%:	14.4%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	79.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	20.1%

(1)	In the case of one mortgage loan, representing 1.0% of the Initial Outstanding Pool Balance, with an anticipated repayment date, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD and Maturity Date or ARD LTV are through the related anticipated repayment date.

(2)	With respect to the Sun MHC Portfolio Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Intercontinental Kansas City Hotel Mortgage Loan, Columbus Park Crossing Mortgage Loan, Promenade Gateway Mortgage Loan, Birch Run Premium Outlets Mortgage Loan and Santa Monica Multifamily Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s). With respect to the MVP Indianapolis Parking Portfolio and MVP Missouri Parking Portfolio cross-collateralized and cross-defaulted loans, LTV, DSCR and Debt Yield calculations are calculated on an aggregate basis unless otherwise specifically indicated.

(3)	With respect to the North Point Center East mortgage loan and the Hampton Inn Eau Claire mortgage loan, in aggregate representing 8.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Complete” value.

(4)	With respect to the Intercontinental Kansas City Hotel Mortgage Loan, representing 5.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated net of a $15,898,677 PIP reserve and the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	With respect to the Sun MHC Portfolio Mortgage Loan, representing 9.3% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Portfolio” value. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes loans which are interest only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$35,639,000		30.000%(6)	2.81	1 – 58	45.4%	14.7%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$4,483,000		30.000%(6)	4.82	58 – 58	45.4%	14.7%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$15,740,000		30.000%(6)	6.73	81 – 81	45.4%	14.7%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$60,282,000		30.000%(6)	7.21	58 – 112	45.4%	14.7%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$165,000,000		30.000%(6)	9.63	111 – 117	45.4%	14.7%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$283,192,000		30.000%(6)	9.75	117 – 118	45.4%	14.7%
Class X-A(7)	NR/AAAsf/AAA(sf)	$614,723,000	(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$50,387,000		23.750%	9.86	118 – 119	49.5%	13.5%
Class B	A1(sf)/AA-sf/AA(sf)	$40,310,000		18.750%	9.90	119 – 119	52.7%	12.7%
Class C	NR/A-sf/A(sf)	$42,325,000		13.500%	9.90	119 – 119	56.1%	11.9%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA(sf)	$82,635,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)	$42,326,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BB-sf/BB-(sf)	$23,178,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/B-(sf)	$14,108,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/NR	$29,225,159	(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$42,326,000		8.250%	9.90	119 – 119	59.5%	11.2%
Class E	NR/BB+sf/BB+(sf)	$13,100,000		6.625%	9.90	119 – 119	60.6%	11.0%
Class F	NR/BB-sf/BB-(sf)	$10,078,000		5.375%	9.90	119 – 119	61.4%	10.9%
Class G	NR/NR/B-(sf)	$14,108,000		3.625%	9.90	119 – 119	62.5%	10.7%
Class H	NR/NR/NR	$29,225,159		0.000%	9.90	119 – 119	64.9%	10.3%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.
(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.
(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.
(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the weighted average of the pass-through rate of the Class E and Class F certificates (based on their Certificate Balances), (E) with respect to the Class X-E certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-F certificates, the pass-through rate of the Class H certificates.
(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class B and Class C certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of the Class E and Class F certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JLC	Radisson Cincinnati Riverfront	Hospitality	$4,984,311	58	49.8%	2.29x	23.0%
(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-C certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates; (iv) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class E and Class F certificates; (v) the notional amount of the Class X-E certificates will be reduced by the principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class E and Class F certificates (based on their Certificate Balances), (E) with respect to the Class X-E certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-F certificates, the pass-through rate of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Certificates that are components of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)		The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)	X

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C Class X-D, Class X-E and Class X-F certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as Sun MHC Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $75,000,000 (the “Sun MHC Portfolio Mortgage Loan”), representing approximately 9.3% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $29,066,000 (the “Sun MHC Portfolio Companion Loan”), which is currently held by GACC or an affiliate. The Sun MHC Portfolio Mortgage Loan and the Sun MHC Portfolio Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Sun MHC Portfolio Whole Loan”.

The Sun MHC Portfolio Whole Loan will be serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Sun MHC Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Sun MHC Portfolio Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Williamsburg Premium Outlets secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-3 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 (collectively the “Williamsburg Premium Outlets Mortgage Loan”), representing approximately 6.2% of the Initial Outstanding Pool Balance and (ii) four promissory notes designated as Note A-1, Note A-2, Note A-5 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000 (collectively the “Williamsburg Premium Outlets Companion Loans”), which are currently held by GACC or an affiliate. The Williamsburg Premium Outlets Mortgage Loan and the Williamsburg Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Williamsburg Premium Outlets Whole Loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Williamsburg Premium Outlets Whole Loan will be initially serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. After the related Servicing Shift Securitization Date, the Williamsburg Premium Outlets Whole Loan will be serviced pursuant to the Williamsburg Premium Outlets Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the Williamsburg Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Intercontinental Kansas City Hotel secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $45,000,000 (the “Intercontinental Kansas City Mortgage Loan”), representing approximately 5.6% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,140,000 (the “Intercontinental Kansas City Hotel Companion Loan”), which is currently held by GACC or an affiliate. The Intercontinental Kansas City Hotel Mortgage Loan and the Intercontinental Kansas City Hotel Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Intercontinental Kansas City Hotel Whole Loan”.

The Intercontinental Kansas City Hotel Whole Loan will be serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Intercontinental Kansas City Hotel Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Intercontinental Kansas City Hotel Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Columbus Park Crossing secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Columbus Park Crossing Mortgage Loan”), representing approximately 5.0% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,500,000 (the “Columbus Park Crossing Companion Loan”), which is currently held by GACC or an affiliate. The Columbus Park Crossing Mortgage Loan and the Columbus Park Crossing Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Columbus Park Crossing Whole Loan”.

The Columbus Park Crossing Whole Loan will be serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Columbus Park Crossing Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Columbus Park Crossing Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Promenade Gateway secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000 (the “Promenade Gateway Mortgage Loan”), representing approximately 3.7% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “Promenade Gateway Companion Loan”), which is included in the COMM 2016-CCRE28 Mortgage Trust. The Promenade Gateway Mortgage Loan and the Promenade Gateway Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Promenade Gateway Whole Loan”.

The Promenade Gateway Whole Loan is being serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Promenade Gateway Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Promenade Gateway Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Birch Run Premium Outlets secures (i) a Mortgage Loan evidenced by a promissory notes designated as Note A-1-A, with an outstanding principal balance as of the Cut-off Date of $20,000,000 (the “Birch Run Premium Outlets Mortgage Loan”), representing approximately 2.5% of the Initial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Outstanding Pool Balance and (ii) four promissory notes designated as Note A-1-B, Note A-2, Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $103,000,000 (collectively, the “Birch Run Premium Outlets Companion Loans”), which are currently held by GACC or an affiliate. The Birch Run Premium Outlets Mortgage Loan and the Birch Run Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Birch Run Premium Outlets Whole Loan”.

The Birch Run Premium Outlets Whole Loan will be initially serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. After the related Servicing Shift Securitization Date, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the Birch Run Premium Outlets Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the Birch Run Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as Santa Monica Multifamily Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $20,000,000 (the “Santa Monica Multifamily Portfolio Mortgage Loan”), representing approximately 2.5% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $62,450,000 (the “Santa Monica Multifamily Portfolio Companion Loan”), which is included in the COMM 2016-CCRE28 Mortgage Trust. The Santa Monica Multifamily Portfolio Mortgage Loan and the Santa Monica Multifamily Portfolio Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Santa Monica Multifamily Portfolio Whole Loan”.

The Santa Monica Multifamily Portfolio Whole Loan is being serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Santa Monica Multifamily Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Each of the Sun MHC Portfolio Whole Loan, the Intercontinental Kansas City Hotel Whole Loan and the Columbus Park Crossing Whole Loan is referred to as a “Serviced Whole Loan”.

Each of the Promenade Gateway Mortgage Loan and the Santa Monica Multifamily Portfolio Mortgage Loan is referred to as a “Non-Serviced Mortgage Loan”. Each of the Promenade Gateway Whole Loan and the Santa Monica Multifamily Portfolio Whole Loan is referred to as a “Non-Serviced Whole Loan”.

Each of the Williamsburg Premium Outlets Mortgage Loan and the Birch Run Premium Outlets Mortgage Loan is referred to as a “Servicing Shift Mortgage Loan”, and each of the Williamsburg Premium Outlets Whole Loan and the Birch Run Premium Outlets Whole Loan is referred to as a “Servicing Shift Whole Loan”. Prior to the related control note securitization date (the “Servicing Shift Securitization Date”), the related Servicing Shift Whole Loan is referred to as a “Serviced Whole Loan”. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a “Non-Serviced Mortgage Loan” and the related Servicing Shift Whole Loan will be a “Non-Serviced Whole Loan”.

Control Rights and Directing Certificateholder:	Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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It is expected that Seer Capital Partners Master Fund L.P. or its affiliate will be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loan (other than Servicing Shift Whole Loans).

For a description of the directing holder for each Non-Serviced Whole Loan and each Servicing Shift Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H certificates.

Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Settlement Date will be the Class H certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any Control Rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than Servicing Shift Whole Loans) as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than Servicing Shift Whole Loans) with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the Special Servicer (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans and Servicing Shift Whole Loans) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans and Servicing Shift Whole Loans.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the COMM 2016-DC2 pooling and servicing agreement to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the COMM 2016-DC2 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
$895,302	-	$7,499,999	34	$153,433,342	19.0%	4.8269%	113	1.51x	65.5%	52.7%
$7,500,000	-	$14,999,999	15	$145,422,545	18.0%	4.7090%	115	1.55x	65.6%	54.2%
$15,000,000	-	$24,999,999	7	$133,301,103	16.5%	4.7086%	118	1.67x	66.3%	59.3%
$25,000,000	-	$49,999,999	5	$187,088,169	23.2%	4.6289%	117	1.53x	61.9%	53.8%
$50,000,000	-	$75,000,000	3	$186,950,000	23.2%	4.4818%	118	1.71x	65.9%	62.2%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Mortgage Rates(1)

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
4.2090%	-	4.4999%	6	$204,564,472	25.4%	4.2640%	117	1.94x	60.3%	56.6%
4.5000%	-	4.7499%	20	$258,614,648	32.1%	4.6494%	117	1.53x	66.2%	56.8%
4.7500%	-	5.4650%	38	$343,016,040	42.5%	4.9044%	115	1.44x	66.7%	56.3%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Property Type Distribution(1)(6)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Beds/ Pads/Units/NRA	Cut-off Date Balance per Room/Bed/Pad/Unit/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
Retail	20	$251,473,717	31.2%	3,243,774	$193	4.5702%	116	96.0%	1.76x	65.8%	57.6%
Anchored(7)	19	$245,664,521	30.5%	3,147,954	$197	4.5681%	116	95.9%	1.76x	65.6%	57.7%
Unanchored	1	$5,809,196	0.7%	95,820	$61	4.6600%	116	100.0%	1.46x	74.5%	55.4%
Office	6	$128,738,184	16.0%	819,699	$209	4.6902%	116	93.2%	1.45x	61.5%	55.6%
Suburban	2	$104,140,000	12.9%	654,227	$219	4.6687%	117	92.4%	1.44x	59.9%	55.0%
Medical	3	$20,488,102	2.5%	135,031	$173	4.7765%	106	95.9%	1.49x	67.7%	57.8%
CBD	1	$4,110,083	0.5%	30,441	$135	4.8050%	117	100.0%	1.46x	71.9%	58.9%
Hospitality	11	$109,759,301	13.6%	1,435	$132,926	4.8271%	115	72.2%	1.76x	63.0%	51.4%
Full Service	2	$49,984,311	6.2%	586	$187,088	4.7853%	113	68.6%	1.76x	63.6%	55.4%
Limited Service	8	$43,199,991	5.4%	737	$64,479	4.9702%	118	74.5%	1.65x	63.4%	46.3%
Extended Stay	1	$16,575,000	2.1%	112	$147,991	4.5800%	116	77.1%	2.05x	60.3%	52.9%
Manufactured Housing Community	13	$81,483,914	10.1%	4,252	$32,224	4.3254%	117	86.3%	1.50x	72.0%	66.4%
Multifamily	20	$78,959,050	9.8%	1,694	$94,048	4.8556%	118	96.3%	1.38x	67.6%	59.7%
Garden	6	$50,182,502	6.2%	1,013	$55,742	4.8134%	118	95.1%	1.43x	67.9%	58.0%
Mid Rise	13	$22,392,138	2.8%	417	$199,813	4.9271%	117	100.0%	1.27x	65.7%	63.8%
Student Housing	1	$6,384,410	0.8%	264	$24,183	4.9360%	118	92.6%	1.34x	71.7%	59.0%
Industrial	7	$66,330,008	8.2%	948,857	$92	4.8296%	117	99.6%	1.41x	67.0%	52.8%
Self-Storage	8	$47,783,338	5.9%	563,662	$99	4.7785%	115	83.6%	1.39x	66.5%	56.3%
Mixed Use	1	$30,000,000	3.7%	131,470	$685	4.5320%	117	94.5%	1.81x	50.0%	50.0%
Office/Retail/Multifamily	1	$30,000,000	3.7%	131,470	$685	4.5320%	117	94.5%	1.81x	50.0%	50.0%
Other-Parking	5	$11,667,648	1.4%	264,682	$44	4.5900%	119	100.0%	1.50x	52.3%	38.6%
Total/Weighted Average	91	$806,195,160	100.0%			4.6601%	116	90.9%	1.59x	64.9%	56.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COMM 2016-DC2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(6)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(5)
California	23	$177,304,235	22.0%	4.5928%	116	1.58x	57.7%	51.5%
Southern(8)	21	$127,014,235	15.8%	4.7111%	117	1.57x	60.7%	54.4%
Northern(8)	2	$50,290,000	6.2%	4.2939%	115	1.61x	50.2%	44.4%
Georgia	6	$118,299,629	14.7%	4.8323%	118	1.33x	70.0%	61.2%
Texas	11	$84,342,097	10.5%	4.7075%	117	1.56x	67.1%	57.4%
Virginia	3	$61,084,181	7.6%	4.3711%	119	2.30x	56.4%	54.5%
Michigan	8	$52,110,193	6.5%	4.4552%	118	2.11x	63.4%	57.8%
Other	40	$313,054,825	38.8%	4.7108%	115	1.48x	68.3%	57.5%
Total/Weighted Average	91	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)(5)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV(2)(5)
31.8%	-	54.9%	12	$161,996,782	20.1%	4.4149%	115	1.99x	51.0%	47.3%
55.0%	-	59.9%	5	$44,995,453	5.6%	4.4579%	118	2.14x	58.3%	51.6%
60.0%	-	64.9%	10	$78,418,374	9.7%	4.8708%	116	1.62x	63.0%	52.5%
65.0%	-	69.9%	17	$268,333,230	33.3%	4.8153%	118	1.41x	67.3%	57.4%
70.0%	-	74.9%	16	$185,976,821	23.1%	4.5800%	116	1.47x	72.4%	62.9%
75.0%	-	75.0%	4	$66,474,500	8.2%	4.7436%	111	1.32x	75.0%	65.5%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)(5)

						Weighted Averages
Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
26.1%	-	49.9%	21	$147,255,848	18.3%	4.6224%	115	1.69x	54.7%	43.9%
50.0%	-	54.9%	15	$192,910,095	23.9%	4.6240%	118	1.80x	60.8%	52.9%
55.0%	-	59.9%	12	$166,061,936	20.6%	4.7259%	118	1.64x	67.0%	57.8%
60.0%	-	64.9%	12	$181,979,782	22.6%	4.7884%	116	1.33x	71.3%	62.6%
65.0%	-	69.4%	4	$117,987,500	14.6%	4.4756%	114	1.47x	71.5%	66.9%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
1.21x	-	1.39x	24	$314,720,008	39.0%	4.8294%	118	1.29x	69.4%	59.8%
1.40x	-	1.44x	2	$14,583,914	1.8%	4.5667%	117	1.42x	62.2%	49.2%
1.45x	-	1.54x	11	$144,321,373	17.9%	4.5277%	116	1.50x	69.4%	60.9%
1.55x	-	1.99x	20	$228,203,581	28.3%	4.6526%	115	1.69x	60.3%	51.4%
2.00x	-	2.49x	4	$32,823,925	4.1%	4.6399%	108	2.09x	54.7%	47.0%
2.50x	-	2.87x	3	$71,542,360	8.9%	4.2346%	119	2.62x	55.6%	55.5%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COMM 2016-DC2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(3)(4)(5)
60	-	60	1	$4,984,311	0.6%	5.4650%	58	2.29x	49.8%	44.8%
84	-	84	2	$17,175,000	2.1%	4.8000%	81	1.63x	73.9%	67.7%
115	-	118	3	$14,110,955	1.8%	4.8137%	113	1.56x	62.6%	51.8%
120	-	120	58	$769,924,894	95.5%	4.6489%	118	1.59x	64.8%	56.4%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(3)(5)
58	-	60	1	$4,984,311	0.6%	5.4650%	58	2.29x	49.8%	44.8%
81	-	84	2	$17,175,000	2.1%	4.8000%	81	1.63x	73.9%	67.7%
111	-	117	38	$435,277,074	54.0%	4.5999%	116	1.49x	65.4%	57.2%
118	-	119	23	$348,758,775	43.3%	4.7168%	119	1.71x	64.1%	55.3%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
6.5%	-	8.9%	13	$180,344,987	22.4%	4.7510%	117	1.35x	66.8%	59.2%
9.0%	-	9.9%	15	$257,988,488	32.0%	4.6755%	118	1.38x	69.7%	61.0%
10.0%	-	12.4%	23	$274,942,671	34.1%	4.5816%	115	1.78x	61.3%	53.2%
12.5%	-	14.9%	10	$83,327,671	10.3%	4.6191%	118	2.09x	59.2%	49.7%
15.0%	-	23.0%	3	$9,591,342	1.2%	5.1439%	86	2.22x	53.3%	41.5%
Total/Weighted Average			64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)(5)
Interest Only, then Amortizing	22	$431,928,500	53.6%	4.6445%	116	1.46x	67.8%	60.4%
Amortizing Balloon	37	$246,166,660	30.5%	4.8186%	116	1.54x	64.4%	50.4%
Interest Only	4	$120,000,000	14.9%	4.4128%	118	2.19x	56.1%	56.1%
Interest Only, then Amortizing, ARD	1	$8,100,000	1.0%	4.3400%	117	1.41x	55.9%	42.6%
Total/Weighted Average	64	$806,195,160	100.0%	4.6601%	116	1.59x	64.9%	56.5%

Footnotes:

(1)	With respect to the Sun MHC Portfolio Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Intercontinental Kansas City Hotel Mortgage Loan, Columbus Park Crossing Mortgage Loan, Promenade Gateway Mortgage Loan, Birch Run Premium Outlets Mortgage Loan and Santa Monica Multifamily Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s). With respect to the MVP Indianapolis Parking Portfolio and MVP Missouri Parking Portfolio cross-collateralized and cross-defaulted loans, LTV, DSCR and Debt Yield calculations are calculated on an aggregate basis unless otherwise specifically indicated.
(2)	In the case of one mortgage loan, representing 1.0% of the Initial Outstanding Pool Balance, with an anticipated repayment date, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD and Maturity Date or ARD LTV are through the related anticipated repayment date.
(3)	With respect to the North Point Center East mortgage loan and the Hampton Inn Eau Claire mortgage loan, in aggregate representing 8.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Complete” value.
(4)	With respect to the Intercontinental Kansas City Hotel Mortgage Loan, representing 5.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated net of a $15,898,677 PIP reserve and the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.
(5)	With respect to the Sun MHC Portfolio Mortgage Loan, representing 9.3% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Portfolio” value. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.
(6)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(7)	Anchored retail includes anchored, shadow anchored and single tenant properties.
(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COMM 2016-DC2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Bed/Pad/Unit/ NRA(1)	Cut-off Date LTV Ratio(1)(2)(3)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Sun MHC Portfolio	GACC	Various, Various	Manufactured Housing Community	$75,000,000	9.3%	$26,141	72.2%	1.51x	9.0%
North Point Center East	KeyBank	Alpharetta, GA	Office	$61,950,000	7.7%	$115	67.3%	1.30x	9.8%
Williamsburg Premium Outlets	GACC	Williamsburg, VA	Retail	$50,000,000	6.2%	$354	54.8%	2.52x	11.4%
Intercontinental Kansas City Hotel	GACC	Kansas City, MO	Hospitality	$45,000,000	5.6%	$205,301	65.1%	1.70x	12.0%
Netflix HQ 1	GACC	Los Gatos, CA	Office	$42,190,000	5.2%	$372	49.1%	1.65x	10.3%
Columbus Park Crossing	GACC	Columbus, GA	Retail	$40,000,000	5.0%	$111	75.0%	1.22x	8.4%
Promenade Gateway	JLC	Santa Monica, CA	Mixed Use	$30,000,000	3.7%	$685	50.0%	1.81x	8.4%
Shutterfly	JLC	Tempe, AZ	Industrial	$29,898,169	3.7%	$126	69.4%	1.23x	9.2%
I-5 Self-Storage	KeyBank	Tustin, CA	Self-Storage	$23,500,000	2.9%	$134	69.4%	1.30x	8.2%
Birch Run Premium Outlets	GACC	Birch Run, MI	Retail	$20,000,000	2.5%	$181	59.4%	2.84x	13.0%
Total/Weighted Average				$417,538,169	51.8%		64.0%	1.66x	9.9%
(1)	With respect to the Sun MHC Portfolio Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Intercontinental Kansas City Hotel Mortgage Loan, Columbus Park Crossing Mortgage Loan, Promenade Gateway Mortgage Loan, and Birch Run Premium Outlets Mortgage Loan, the LTV, DSCR, Debt Yield and Cut-off Date Balance per Room/Bed/Pad/Unit/NRA calculations include the related pari passu companion loan(s).
(2)	With respect to the North Point Center East mortgage loan, representing 7.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated based on the “As Complete” appraised value. Based on the “As-is” appraised value, the Cut-off Date LTV is 71.3%.
(3)	With respect to the Intercontinental Kansas City Hotel Mortgage Loan, representing 5.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated net of a $15,898,677 PIP reserve and the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. Based on the full $75,140,000 loan amount, the Cut-off Date LTV is 82.6%.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
Sun MHC Portfolio	$75,000,000	$29,066,000	$104,066,000	COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2

Williamsburg Premium Outlets	$50,000,000	$135,000,000	$185,000,000	(1)	(1)	(1)	(1)

Intercontinental Kansas City Hotel	$45,000,000	$30,140,000	$75,140,000	COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2

Columbus Park Crossing	$40,000,000	$30,500,000	$70,500,000	COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2

Promenade Gateway	$30,000,000	$60,000,000	$90,000,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28

Birch Run Premium Outlets	$20,000,000	$103,000,000	$123,000,000	(2)	(2)	(2)	(2)

Santa Monica Multifamily Portfolio(3)	$20,000,000	$62,450,000	$82,450,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28
(1)	After the securitization of the Williamsburg Premium Outlets Note A-1, the Williamsburg Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.
(2)	After the securitization of the Birch Run Premium Outlets Note A-2, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.
(3)	The Whole Loan Cut-off Date Balance excludes one mezzanine loan with an original principal balance of $5.55 million.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Santa Monica Multifamily Portfolio	$20,000,000	$5,550,000	1.28x	1.12x	65.0%	69.4%	6.5%	6.1%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and the Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $88.0 million, which includes the Santa Monica Multifamily Portfolio Mortgage Loan and one pari passu companion loan in the original principal amount of $62.45 million, as well as the related mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Ross H. Partrich
Borrowers:	Colonial Village (NY) MHC, LLC; Valley View Estates (NY) MHC, LLC; Casa del Valle (TX) MHC, LLC; Kenwood (TX) MHC, LLC; MHC Snow to Sun (TX), LLC; Edwardsville (KS) MHC, LLC; Silver Star (FL) MHC, LLC; College Park Estates (MI) MHC, LLC; Sherman Oaks (MI) MHC, LLC; Village Trails (MI) MHC, LLC; Maplewood (IN) MHC, LLC; West Glen (IN) MHC, LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	9.3%
Interest Rate:	4.2800%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 72 months; 360 months thereafter
Additional Debt(1):	$29,066,000 Pari Passu Debt
Call Protection(2)(3):	L(27), YM1(88), O(5)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	$123,269
Insurance:	$0	Springing
Replacement:	$765,572	Springing
Required Repairs:	$134,428	NAP

Financial Information(5)
Cut-off Date Balance / Pad:	$26,141
Balloon Balance / Pad:	$24,338
Cut-off Date LTV(6):	72.2%
Balloon LTV(6):	67.2%
Underwritten NOI DSCR(7):	1.51x
Underwritten NCF DSCR(7):	1.51x
Underwritten NOI Debt Yield:	9.0%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	9.6%
Underwritten NCF Debt Yield at Balloon:	9.6%

Property Information
Single Asset / Portfolio:	Portfolio of twelve properties
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Pads(8):	3,981
Property Management:	Newbury Management Company
Underwritten NOI:	$9,317,986
Underwritten NCF:	$9,284,223
Appraised Value(6):	$144,100,000
Appraisal Date:	November 20, 2015

Historical NOI
Most Recent NOI:	$9,168,870 (T-12 September 30, 2015)
2014 NOI:	$9,200,412 (December 31, 2014)
2013 NOI:	$8,566,370 (December 31, 2013)
2012 NOI:	$8,441,304 (December 31, 2012)

Historical Occupancy(9)
Current Occupancy:	82.8% (October 1, 2015)
2014 Occupancy:	83.1% (December 31, 2014)
2013 Occupancy:	81.0% (December 31, 2013)
2012 Occupancy:	80.0% (December 31, 2012)

(1)	The Sun MHC Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal balance of $104.066 million. The controlling Note A-1, with an original principal balance of $75.0 million, will be included in the COMM 2016-DC2 mortgage trust. The non-controlling Note A-2 with an original principal balance of $29.066 million will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	The lockout period for yield maintenance will be at least 27 payment dates beginning with and including the first payment date of January 1, 2016. Prepayment of the full $104.066 million Sun MHC Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 24, 2018. The assumed lockout period of 27 payments is based on the expected COMM 2016-DC2 securitization closing date in March 2016. The actual lockout period may be longer.

(3)	Partial release is permitted. See “Partial Release” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Sun MHC Portfolio Whole Loan.

(6)	The Appraised Value, Cut-off Date LTV and Balloon LTV are based on the “As Portfolio” value of $144.1 million. Based on the individual property appraised values, the aggregate appraised value for the Sun MHC Portfolio is $148.25 million. The Cut-off Date LTV and Balloon LTV based on the $148.25 million are 70.2% and 65.3%, respectively.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 2.06x, respectively.

(8)	Includes 768 RV pads located across three of the Sun MHC Portfolio Properties.

(9)	Occupancy figures are calculated net of the 768 RV pads.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

Property Summary
Property Name	Location	MH Pads	RV Pads	Total Pads	Year Built / Renovated		Appraised Value	Occupancy(1)
						Allocated Whole Loan Amount
Silver Star	Orlando, FL	406	0	406	1971 / NAP	$22,899,871	$32,600,000	98.8%
West Glen Village	Indianapolis, IN	552	0	552	1970 / NAP	$17,982,721	$25,600,000	78.4%
Edwardsville	Edwardsville, KS	635	0	635	1968 / NAP	$17,671,670	$25,260,000	75.7%
Sherman Oaks	Jackson, MI	366	0	366	1976 / NAP	$9,630,590	$13,710,000	74.0%
College Park Estates	Canton, MI	230	0	230	1960 / NAP	$8,281,886	$11,790,000	93.0%
Snow to Sun	Weslaco, TX	183	293	476	1989 / NAP	$5,767,115	$8,210,000	93.4%
Casa Del Valle	Alamo, TX	137	239	376	1990 / NAP	$4,994,420	$7,110,000	93.4%
Valley View Estates	Allegany, NY	197	0	197	1980 / NAP	$4,446,509	$6,330,000	85.8%
Colonial Village	Allegany, NY	156	0	156	1980 / NAP	$3,807,279	$5,420,000	87.2%
Village Trails	Howard City, MI	100	0	100	1996 / NAP	$3,385,809	$4,820,000	94.0%
Maplewood	Indianapolis, IN	207	0	207	1960 / NAP	$3,161,025	$4,500,000	58.9%
Kenwood	La Feria, TX	44	236	280	1987 / NAP	$2,037,105	$2,900,000	90.9%
Total / Wtd. Avg.		3,213	768	3,981(2)		$104,066,000	$144,100,000(3)	82.8%

(1)	Based on occupied units per the October 1, 2015 rent roll. Occupancy figures are calculated net of the RV Pads.

(2)	The portfolio has 702 community owned homes that were acquired by an affiliate of the sponsor, which total 17.6% of the 3,981 pads at the property. There is at least one community owned home at each property, with the largest concentrations at West Glen Village (186 homes), College Park Estates (160 homes) and Edwardsville (152 homes). The borrower does not receive income from the community owned homes and they are not collateral for the Sun MHC Portfolio Loan; however, the related loan documents prohibit the community homes from being sold (other than to tenants) and require that they remain in place at the Sun MHC Portfolio Properties. The related loan documents permit the affiliate which owns such homes to obtain a third party chattel loan secured by such homes in an amount not to exceed 80% of the aggregate fair market value of such homes.

(3)	The portfolio Appraised Value of $144.1 million reflects a discount attributed to the aggregate value of the Sun MHC Portfolio Properties as a whole. The sum of the appraised values of each of the properties on an individual basis is $148.25 million. The appraisal applied a portfolio discount primarily because the purchase price for the portfolio of $137.9 million was less than the sum of the appraisal’s concluded values for each of the individual properties. According to the appraisal, the sale was negotiated in an off market transaction and the prior owner was motivated by internal investment criteria to divest a number of assets.

The Loan.    The Sun MHC Portfolio loan (the “Sun MHC Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of 12 manufactured housing properties across six states, totaling 3,981 pads (the “Sun MHC Portfolio Properties”), with an original and cut-off principal balance of $75.0 million. The Sun MHC Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $75.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $29.066 million (and, together with the Sun MHC Portfolio Loan, the “Sun MHC Portfolio Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Sun MHC Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Sun MHC Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	COMM 2016-DC2	Yes
Note A-2	$29,066,000	$29,066,000	GACC	No
Total	$104,066,000	$104,066,000

The Sun MHC Portfolio Loan has a 10-year term and amortizes on a 30-year schedule following an initial 72-month interest only period. The Sun MHC Portfolio Loan accrues interest at a fixed rate equal to 4.2800%. Loan proceeds, along with approximately $37.8 million of equity from the sponsors, were used to acquire the Sun MHC Portfolio Properties for a purchase price of approximately $137.9 million, fund upfront reserves of approximately $0.9 million and pay closing costs of approximately $3.2 million. Based on the “as-portfolio” appraised value of $144.1 million as of November 20, 2015, the cut-off date LTV ratio is 72.2%. Six of the twelve properties have been in previous securitizations: Casa del Valle (GECMC 2004-C3), Colonial Village (JPMBB 2013-C14), Valley View (JPMBB 2013-C14), Silver Star (BACM 2004-3), Snow to Sun (GECMC 2004-C3), and Village Trails (MLMT 2004-BPC1).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$104,066,000	73.3%	Purchase Price	$137,855,400	97.1%
Sponsor Equity	$37,843,978	26.7%	Reserves	$900,000	0.6%
			Closing Costs	$3,154,578	2.2%
Total Sources	$141,909,978	100.0%	Total Uses	$141,909,978	100.0%

The Borrowers / Sponsor.    The borrowers, Colonial Village (NY) MHC, LLC, Valley View Estates (NY) MHC, LLC, Casa del Valle (TX) MHC, LLC, Kenwood (TX) MHC, LLC, MHC Snow to Sun (TX), LLC, Edwardsville (KS) MHC, LLC, Silver Star (FL) MHC, LLC, College Park Estates (MI) MHC, LLC, Sherman Oaks (MI) MHC, LLC, Village Trails (MI) MHC, LLC, Maplewood (IN) MHC, LLC and West Glen (IN) MHC, LLC, are each a single purpose Delaware limited liability company with two independent directors. The sponsors consist of a joint venture between RHP Properties, Inc. (15.0%) and NorthStar Realty Finance Corp. (85.0%). The nonrecourse carve-out guarantor of each of the borrowers is Ross H. Partrich.

Ross H. Partrich is the CEO of RHP Properties, Inc. (“RHP”). RHP is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. By number of communities, RHP is the nation’s second largest private owner and operator of manufactured housing, owning and managing approximately 224 communities with over 56,349 housing units and sites across 23 states, with a combined value of approximately $3.4 billion.

NorthStar Realty Finance Corp. (NYSE: NRF) (“NRF”) is a publicly-traded, diversified commercial real estate company. NRF’s core business activities are origination, structuring, acquisition and managing of commercial real estate debt, commercial real estate securities and net lease properties. As of November 5, 2015, NRF had a balance sheet with $17.5 billion in commercial real estate assets under management. Additionally as of the same period, NRF’s manufactured housing portfolio totaled $1.9 billion. Their aggregate portfolio includes 136 communities across 12 states totaling over 33,061 pad rental sites and was 86% occupied as of November 5, 2015.

The Properties.    The Sun MHC Portfolio Properties consist of twelve manufactured housing communities totaling 3,213 MHC pads and 768 RV park pads. The properties were built between 1960 and 1996 and are located across six states including Florida, Michigan, Indiana, Kansas, Texas and New York. Four of the Sun MHC Portfolio Properties (Silver Star, Snow to Sun, Casa del Valle and Kenwood) are age restricted to tenants of 55 years and older. From 2012 to the trailing twelve month period ended September 30, 2015, the aggregate net operating income for the Sun MHC Portfolio Properties increased 8.6% from approximately $8.4 million to approximately $9.2 million, while overall average occupancy since 2012 has been 82.3%.

The Sun MHC Portfolio Properties are located across six states with no one state accounting for more than 28.4% of the portfolio’s total pads or 21.2% of underwritten net cash flow. Florida represents the largest exposure to a single state by net cash flow, with 406 pads totaling 10.2% of the portfolio’s total pad count and 21.2% of underwritten net cash flow.

Regional Breakdown
State	Sites	MH Pads	RV Pads	Total Pads	% of Total	U/W NCF	% of NCF	Appraised Value	Allocated Whole Loan Amount
Florida	1	406	0	406	10.2%	$1,968,014	21.2%	$32,600,000	$22,899,871
Michigan	3	696	0	696	17.5%	$1,953,894	21.0%	$30,320,000	$21,298,285
Indiana	2	759	0	759	19.1%	$1,914,997	20.6%	$30,100,000	$21,143,746
Kansas	1	635	0	635	16.0%	$1,704,609	18.4%	$25,260,000	$17,671,670
Texas	3	364	768	1,132	28.4%	$969,214	10.4%	$18,220,000	$12,798,640
New York	2	353	0	353	8.9%	$773,496	8.3%	$11,750,000	$8,253,788
Total	12	3,213	768	3,981	100.0%	$9,284,223	100.0%	$144,100,000(1)	$104,066,000

(1)	The portfolio Appraised Value of $144.1 million reflects a discount attributed to the aggregate value of the Sun MHC Portfolio Properties as a whole. The sum of the appraised values of each of the properties on an individual basis is $148,250,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

A breakout of the twelve Sun MHC Portfolio Properties by underwritten net cash flow is shown below.

Sun MHC Portfolio Properties by U/W NCF
Property Name	# of Pads	% of Total	U/W NCF	% of U/W NCF	Appraised Value	Appraised Value Per Pad
Silver Star	406	10.2%	$1,968,014	21.2%	$32,600,000	$80,296
Edwardsville	635	16.0%	$1,704,609	18.4%	$25,260,000	$39,780
West Glen Village	552	13.9%	$1,624,123	17.5%	$25,600,000	$46,377
Sherman Oaks	366	9.2%	$856,845	9.2%	$13,710,000	$37,459
College Park Estates	230	5.8%	$811,096	8.7%	$11,790,000	$51,261
Snow to Sun	476	12.0%	$540,893	5.8%	$8,210,000	$17,248
Valley View Estates	197	4.9%	$408,197	4.4%	$6,330,000	$32,132
Casa Del Valle	376	9.4%	$371,858	4.0%	$7,110,000	$18,910
Colonial Village	156	3.9%	$365,299	3.9%	$5,420,000	$34,744
Maplewood	207	5.2%	$290,874	3.1%	$4,500,000	$21,739
Village Trails	100	2.5%	$285,953	3.1%	$4,820,000	$48,200
Kenwood	280	7.0%	$56,464	0.6%	$2,900,000	$10,357
Total	3,981(1)	100.0%	$9,284,223	100.0%	$144,100,000(2)	$36,197

(1)	Includes 768 RV pads located across three of the Sun MHC Portfolio Properties (Snow to Sun, Casa del Valle and Kenwood). The foregoing three properties and Silver Star are age restricted to tenants at least 55 years of age. The portfolio has 702 community owned homes that were acquired by an affiliate of the sponsor, which total 17.6% of the 3,981 pads at the property. There is at least one community owned home at each property, with the largest concentrations at West Glen Village (186 homes), College Park Estates (160 homes) and Edwardsville (152 homes). The borrower does not receive income from the community owned homes and they are not collateral for the Sun MHC Portfolio Loan; however, the related loan documents prohibit the community homes from being sold and require that they remain in place at the Sun MHC Portfolio Properties. The related loan documents permit the affiliate which owns such homes to obtain a third party chattel loan secured by such homes in an amount not to exceed 80% of the aggregate fair market value of such homes.

(2)	The portfolio Appraised Value of $144.1 million reflects a discount attributed to the aggregate value of the Sun MHC Portfolio Properties as a whole. The sum of the value of each of the properties on an individual basis is $148,250,000.

Environmental Matters.    The Phase I environmental reports dated October 2015 recommended no further action at the Sun MHC Portfolio Properties other than that a Phase II be conducted at the Silver Star property to evaluate the potential impact of an underground storage tank and a suspected automotive maintenance building at the property as well as the implementation of the O&M plan. The Phase II, completed on November 11, 2015, determined that the tank was removed on October 31, 1991. However, the Orange County Environmental Protection Division could not issue a no further action letter due to the fact that the initial soil samples taken at the time of removal were not sufficiently deep. The tank was reportedly in good condition at the time of removal and there was no evidence of corrosion. In lieu of a no further action letter, the former underground storage tank is currently considered a recognized environmental condition. The suspected automotive maintenance building is likewise considered a recognized environmental condition due to the fact that the inspector was unable to find documentation of the decommissioning of the maintenance building.

The Market.  The Sun MHC Portfolio Properties are geographically diverse, located in 10 different cities across six states. The properties are located in Texas (28.4% by pads), Indiana (19.1%), Michigan (17.5%), Kansas (16.0%), Florida (10.2%) and New York (8.9%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

The subsequent table displays historical occupancies for each of the Sun MHC Portfolio Properties along with a comparison of average actual and market rent.

Historical Occupancy and Market Rent Summary
Property Name	City	State	Number of Pads(1)	2013 Occupancy(2)	2014 Occupancy(2)	T-12 10/1/2015 Occupancy(2)	Avg. Monthly Rent per Pad	Appraisal’s Concluded Occupancy(3)	Market Rent(3)
Silver Star	Orlando	FL	406	97.9%	98.3%	98.8%	$565	95.0%	$577
West Glen Village	Indianapolis	IN	552	76.9%	80.8%	78.4%	$450	82.6%	$450
Edwardsville	Edwardsville	KS	635	71.4%	75.8%	75.7%	$423	73.0%	$423
Sherman Oaks	Jackson	MI	366	73.3%	73.1%	74.0%	$467	74.0%	$468
College Park Estates	Canton	MI	230	79.9%	82.9%	93.0%	$468	92.0%	$468
Snow to Sun	Weslaco	TX	476	99.0%	97.2%	93.4%	$308	70.0%	$248
Casa Del Valle	Alamo	TX	376	96.8%	98.4%	93.4%	$330	72.0%	$300
Valley View Estates	Allegany	NY	197	NAP	86.3%	85.8%	$373	88.0%	$375
Colonial Village	Allegany	NY	156	NAP	87.5%	87.2%	$366	88.0%	$374
Village Trails	Howard City	MI	100	95.3%	91.6%	94.0%	$427	93.0%	$428
Maplewood	Indianapolis	IN	207	66.2%	64.3%	58.9%	$393	59.4%	$395
Kenwood	La Feria	TX	280	97.2%	95.1%	90.9%	$290	70.0%	$244
Total / Wtd. Avg.			3,981	81.0%	83.1%	82.8%	$436	78.2%	$398

(1)	Includes 768 RV pads located across three of the Sun MHC Portfolio Properties (Snow to Sun, Casa del Valle and Kenwood). The foregoing three properties and Silver Star are age restricted to tenants at least 55 years of age.

(2)	Occupancy figures and Avg. Monthly Rent per Pad are calculated net of the 768 RV pads.

(3)	Source: Appraisal.

The appraisal identified several recent portfolio sales that have occurred over the past 4-5 years considered to be comparable to the Sun MHC Portfolio which are summarized in the table below.

Sales Comparison(1)
Portfolio Name	Date of Sale	States	Price (millions)	Price/Pad	# of Pads	Avg. Occupancy
Sun MHC Portfolio Properties	Aug-15	FL, IN, KS, MI, NY, TX	137.9	$34,628	3,981(2)	82.8%
Hometown - ELS	May-11	AZ, CA, CT, ID, IN, MA, MD, MI, MN, ND, NJ, NV, NY, PA, VA, FL	1,413.0	$46,898	30,129	86.3%
Kentland - Sun	Jun-12	MI	142.3	$24,947	5,704	85.4%
Hometown - AMC	Dec-11	AZ, CO, TX, MI	330.0	$55,790	5,915	84.6%
ARC - UMH	Aug-12	PA, NY	28.3	$29,214	967	92.3%
ARC - Yes!	Aug-12	IA, IL, NC, ND, NE, OK, SC	294.0	$28,000	10,500	92.0%
Sun - Rudgate	Nov-12	MI	71.1	$12,465	5,704	85.4%
ARC - RHP	Apr-13	FL, KS, MO, NY, UT	865.0	$52,219	16,565	86.1%
UMH - Evergreen	Mar-14	OH	25.0	$22,538	1,107	87.0%
UMH - Stonewall	Jul-14	PA	12.2	$36,310	336	84.0%
Sun - GCP	Oct-14	AZ, CO, FL, IL, ME, MI, MT, NY, PA, WI	1,320.0	$67,992	19,434	90.3%

(1)	Source: Appraisal.

(2)	Includes 768 RV pads located across three of the Sun MHC Portfolio Properties (Snow to Sun, Casa del Valle and Kenwood). The foregoing three properties and Silver Star are age restricted to tenants at least 55 years of age.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 9/30/2015	U/W	U/W per Pad
Gross Potential Rent(1)	$12,251,081	$12,695,046	$13,294,805	$13,386,744	$16,358,485	$4,109
Other Income(2)	2,495,588	2,516,492	2,706,905	2,720,754	2,817,319	708
Less: Vacancy	0	0	0	0	(2,521,920)	(633)
Less: Bad Debt	(156,488)	(209,869)	(255,460)	(270,241)	(277,952)	(70)
Less: Concessions	(608,837)	(697,029)	(652,837)	(573,246)	(582,082)	(146)
Effective Gross Income	$13,981,344	$14,304,640	$15,093,413	$15,264,010	$15,793,850	$3,967
Total Operating Expenses	5,540,040	5,738,270	5,893,001	6,095,140	6,475,864	1,627
Net Operating Income	$8,441,304	$8,566,370	$9,200,412	$9,168,870	$9,317,986	$2,341
Capital Expenditures	0	0	0	0	33,763	8
Net Cash Flow	$8,441,304	$8,566,370	$9,200,412	$9,168,870	$9,284,223	$2,332

(1)	U/W Gross Potential Rent is based on the in-place rent roll.

(2)	Other Income consists of income from the RV pads as well as items such as late fees, month to month fees and storage income.

Property Management.    The Sun MHC Portfolio Properties are managed by Newbury Management Company, an affiliate of the borrowers.

Lockbox / Cash Management.    The Sun MHC Portfolio Loan is structured with a springing soft lockbox and springing cash management. During the continuance of a Cash Management Period (as defined below), all rents, revenues and receipts from the Sun MHC Portfolio Properties are required to be deposited by the borrower or manager into a lender controlled clearing account. During a Cash Management Period, amounts on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Cash Management Period” will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) the debt yield is less than 7.15% as of any calendar quarter and will end if, (a) with respect to (i) above, the event of default is cured and such cure is accepted by the lender (and no other event of default is continuing), (b) with respect to (ii) above, the debt yield is at least 7.15% for two consecutive calendar quarters. The borrower has the right to prepay the Sun MHC Portfolio Whole Loan together with the applicable yield maintenance premium in order to avoid a Cash Management Period caused by a decline in debt yield

Initial Reserves.    At closing, the borrowers deposited (i) $765,572 into a replacement reserve account and (ii) $134,428 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $123,269, into a tax reserve account, (ii) beginning on the payment date in December 2019 and on each payment date thereafter, $16,588 into a replacement reserve account and (iii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    At any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.56x, (iii) borrower pays to lender (a) 115% of the allocated loan amount for the released property or (b) with respect to the sale of any property to an RHP related transferee if at the time of the purchase and sale agreement or the time of sale, Ross H. Partrich owns 15% or more of the ownership interests, the greater of 125% of the allocated loan amount for the released property or 100% of the net sales proceeds from the released property and (iv) the borrower pays the applicable yield maintenance premium.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Various	Collateral Asset Summary – Loan No. 1 Sun MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 72.2% 1.51x 9.0%

CARTIFACT
MN
Minneapolis
SD
WI
MI
VT
NH
MA
CT
NY
Albany
Madison
Milwaukee
Lansing
Detroit
Allegany
IA
Des Moines
NE
Chicago
Joliet
Cleveland
PA
NJ
New York
Lincoln
IL
IN
OH
Columbus
Pittsburgh
Philadelphia
Kansas City
Springfield
Indianapolis
Cincinnati
Baltimore
MD
DE
Washington, D.C.
KS
MO
St. Louis
WV
Charleston
Louisville
KY
VA
Richmond
Norfolk
OK
Tulsa
Nashville
Knoxville
NC
Raleigh
Oklahoma City
Memphis
TN
Charlotte
Little Rock
AR
Atlanta
Columbia
SC
Atlantic Ocean
Birmingham
Fort Worth
Dallas
MS
AL
Montgomery
GA
Jackson
TX
LA
Austin
Baton Rouge
Tallahassee
Jacksonville
Houston
New Orleans
San Antonio
Orlando
Tampa
St. Petersburg
FL
Sarasota
Gulf of Mexico
La Feria
West Palm Beach
Fort Lauderdale
Miami
1
2
3
4
5
6
7
8
9
10
11
12

Sun MHC Portfolio

#	Property Name	Address	City/State	Zip Code
1	Silver Star	2350 North Hiawassee Road	Orlando, FL	32818
2	West Glen Village	1207 Rushmore Boulevard East	Indianapolis, IN	46234
3	Edwardsville	301 Beach Street	Edwardsville, KS	66113
4	Sherman Oaks	1144 Sherman Boulevard	Jackson, MI	49201
5	College Park Estates	51074 Mott Road	Canton, MI	48188
6	Snow to Sun	1701 North International Boulevard	Weslaco, TX	78596
7	Casa Del Valle	1048 North Alamo Road	Alamo, TX	78516
8	Valley View Estates	4115 Nine Mile Road South	Allegany, NY	14706
9	Colonial Village	3974 State Road 417	Allegany, NY	14706
10	Village Trails	518 Hickory Lane	Howard City, MI	49329
11	Maplewood	12451 Pendleton Pike	Indianapolis, IN	46236
12	Kenwood	1201 North Main Street	La Feria, TX	78559

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	Accesso Investment Properties V, LLLP
Borrower:	BRI 1870 North Point, LLC
Original Balance:	$61,950,000
Cut-off Date Balance:	$61,950,000
% by Initial UPB:	7.7%
Interest Rate:	4.9300%
Payment Date:	1st of each month
First Payment Date:	March 1, 2016
Maturity Date:	February 1, 2026
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt(1):	None
Call Protection:	L(25), YM1(89), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$315,993	$78,998
Insurance:	$0	Springing
Replacement:	$9,913	$9,913
TI/LC:	$565,336	$65,336
Rent Concessions:	$4,397,801	NAP
Outstanding TILC:	$3,354,106	NAP
Major Tenant:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$115
Balloon Balance / Sq. Ft.:	$106
Cut-off Date LTV(3):	67.3%
Balloon LTV(3):	62.0%
Underwritten NOI DSCR(4):	1.53x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.6%
Underwritten NCF Debt Yield at Balloon:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Alpharetta, GA
Year Built / Renovated:	1995-1999 / NAP
Total Sq. Ft.:	540,707
Property Management:	Accesso Services, LLC
Underwritten NOI:	$6,074,819
Underwritten NCF:	$5,146,800
“As-is” Appraised Value:	$86,900,000
“As-is” Appraisal Date:	November 2, 2015
“As Complete” Appraised Value(3):	$92,050,000
“As Complete” Appraisal Date:	November 2, 2015
“As Stabilized” Appraised Value(5):	$107,550,000
“As Stabilized” Appraisal Date(5):	Various

Historical NOI
Most Recent NOI:	$6,640,012 (T-12 October 31, 2015)
2014 NOI:	$6,293,558 (December 31, 2014)
2013 NOI:	$5,366,357 (December 31, 2013)
2012 NOI:	$4,877,595 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	87.3% (November 30, 2015)
2014 Occupancy:	95.9% (December 31, 2014)
2013 Occupancy:	91.9% (December 31, 2013)
2012 Occupancy:	91.5% (December 31, 2012)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Cut-off Date LTV and Balloon LTV are based on the “As-Complete” appraised value of $92.05 million. The “As Complete” Appraised Value takes into account planned tenant improvements at buildings 100, 200 and 333 at the North Point Center East Property. At closing, the borrower deposited approximately $2.9 million into tenant improvement reserves to cover the full cost of the planned tenant improvements. Based on the “As-is” Appraised Value of $86.9 million, the Cut-off Date LTV and Balloon LTV for the North Point Center East Loan are 71.3% and 65.7%, respectively.
(4)	Based on amortizing debt service payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.96x and 1.66x, respectively.
(5)	The “As Stabilized” Appraised Value assumes the MedAssets, IP Switch, Inc., and Robert W. Baird & Co. tenants are paying full unabated rent. At closing, the borrower deposited approximately $4.4 million into rent concession reserves equal to the entire amount of the free rent for these tenants. Based on the “As Stabilized” Appraised Value of $107.6 million, the Cut-off Date LTV and Balloon LTV for the North Point Center East Loan are 57.6% and 53.1%, respectively. The “As Stabilized” Appraised Values for buildings 200 and 555 are as of November 1, 2017, and the “As Stabilized” Appraised Values for buildings 100 and 333 are as of November 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

Tenant Summary
Tenant		Net Rentable Area (Sq. Ft.)	% of Net Rentable Area		% of Total U/W Base Rent	Lease Expiration
	Ratings (Fitch/Moody’s/S&P)(1)			U/W Base Rent PSF

MedAssets(2)(3)	NR/B3/B	107,984	20.0%	$21.50	25.0%	2/28/2031
SIS(4)	NR/NR/NR	46,001	8.5%	$21.52	10.6%	9/30/2020
Merrill Lynch(5)	A/Baa1/NR	35,949	6.6%	$12.25	4.7%	10/31/2019
Schweitzer-Mauduit International(6)	NR/NR/NR	30,406	5.6%	$11.59	3.8%	12/31/2017
Amplify Education, Inc.(7)	NR/NR/NR	22,443	4.2%	$21.42	5.2%	5/31/2020
Total Major Tenants		242,783	44.9%	$18.89	49.3%
Remaining Tenants		229,054	42.4%	$20.59	50.7%
Total Occupied Collateral		471,837	87.3%	$19.71	100.0%
Vacant		68,870	12.7%
Total		540,707	100%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The MedAssets lease contains two, five-year extension options with written notice to exercise an option delivered no later than 12 months prior to expiration.
(3)	MedAssets U/W Base Rent PSF reflects in-place rent beginning March 1, 2016.
(4)	The SIS lease contains one, five-year extension option with written notice to exercise the option delivered no later than 14 months prior to expiration.
(5)	Merrill Lynch reimburses expenses on a triple net basis. The Merrill Lynch lease contains two, five-year extension options with written notice to exercise the options delivered no later than 9 months prior to expiration. Merrill Lynch has the one-time right to terminate its lease effective June 30, 2017, provided the tenant has given landlord notice not later than September 30, 2016, in addition to paying a termination fee equal to (i) the unamortized portion of tenant improvements and leasing commissions paid by landlord, (ii) the unamortized amount of the rent abatement and (iii) the rent which would have been due for the months of July and August 2017.
(6)	Schweitzer-Mauduit International reimburses expenses on a triple net basis. The Schweitzer-Mauduit International lease contains one, five-year extension option with written notice to exercise the option delivered no sooner than January 1, 2017 and no later than March 31, 2017.
(7)	The Amplify Education, Inc. lease contains one, five-year extension option with written notice to exercise the option delivered no later than nine months prior to expiration.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	4	19,567	3.6%	19,567	3.6%	$21.52	4.5%	4.5%
2017	6	84,704	15.7%	104,271	19.3%	$17.87	16.3%	20.8%
2018	2	31,509	5.8%	135,780	25.1%	$20.88	7.1%	27.9%
2019	3	48,923	9.0%	184,703	34.2%	$14.55	7.7%	35.5%
2020	7	122,220	22.6%	306,923	56.8%	$21.78	28.6%	64.1%
2021	3	34,508	6.4%	341,431	63.1%	$22.03	8.2%	72.3%
2022	1	22,422	4.1%	363,853	67.3%	$11.32	2.7%	75.0%
2023	0	0	0.0%	363,853	67.3%	$0.00	0.0%	75.0%
2024	0	0	0.0%	363,853	67.3%	$0.00	0.0%	75.0%
2025	0	0	0.0%	363,853	67.3%	$0.00	0.0%	75.0%
2026	0	0	0.0%	363,853	67.3%	$0.00	0.0%	75.0%
Thereafter	1	107,984	20.0%	471,837	87.3%	$21.50	25.0%	100.0%
Vacant	NAP	68,870	12.7%	540,707	100.0%	NAP	NAP
Total / Wtd. Avg.	27	540,707	100.0%			$19.71	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

The Loan.    The North Point Center East loan (the “North Point Center East Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three six-story and one seven-story Class A office buildings consisting of 540,707 sq. ft. located at 100, 200, 333 and 555 North Point Center East in Alpharetta, Georgia (the “North Point Center East Property”), with an original balance and cut-off date balance of approximately $62.0 million. The North Point Center East Loan has a 10-year term and amortizes on a 30-year schedule following an initial 60-month interest only period. The North Point Center East Loan accrues interest at a fixed rate equal to 4.9300% per annum. Loan proceeds, along with approximately $39.7 million of sponsor equity, were used to acquire the North Point Center East Property for approximately $92.3 million, fund upfront reserves of approximately $8.6 million and pay approximately $0.7 million in closing costs. Based on the “As Complete” appraised value of approximately $92.1 million as of November 2, 2015, the cut-off date LTV is 67.3%, and based on the “As-is” appraised value of approximately $86.9 million as of November 2, 2015, the cut-off date LTV is 71.3%. The most recent prior financing of the North Point Center East Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$61,950,000	61.0%	Purchase Price	$92,250,000	90.8%
Sponsor Equity(1)	$39,668,315	39.0%	Reserves	$8,643,149	8.5%
			Closing Costs	$725,166	0.7%
Total Sources	$101,618,315	100.0%	Total Uses	$101,618,315	100.0%

(1) Sponsor Equity includes $7,838,253 in credits for outstanding tenant improvements and free rent paid by the seller at closing.

The Borrower / Sponsor. The borrower, BRI 1870 North Point, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Accesso Investment Properties V, LLLP, a real estate investment fund affiliated with Accesso Partners LLC. As of December 8, 2015, total equity invested in the Accesso Investment Properties V, LLLP fund was approximately $103.3 million.

Accesso Partners LLC (formerly Beacon Investment Properties) was founded in 2003 and is a full-service commercial real estate investment manager, owner and operator based in Hallandale Beach, Florida. Accesso Partners LLC total assets under management include 37 properties totaling over 11.5 million sq. ft. valued at approximately $2.2 billion.

The Property. The North Point Center East Property consists of three, six-story and one, seven-story Class A office buildings totaling 540,707 sq. ft., located on North Point Center East in Alpharetta, Georgia, approximately 24 miles north of the Atlanta CBD. The North Point Center East Property was built between 1995 and 1999. Amenities at the North Point Center East Property include free parking, security, a gym with locker rooms, and a conference room. There are 2,318 surface parking spaces at the North Point Center East Property which equates to a parking ratio of approximately 4.29 spaces per 1,000 sq. ft.

The North Point Center East Property is located in a growing area of Alpharetta that is approximately 3.5 miles south of the downtown area. The North Point Mall, a 1.37 million sq. ft. super-regional shopping mall anchored by Dillard’s, Macy’s, Von Maur, JC Penney, and Sears is located adjacent to the east of the North Point Center East Property. Extensive commercial property development has occurred in the area surrounding the mall, including office, numerous neighborhood and power shopping centers, hotels, banks, service stations, and restaurants. Metropolitan Atlanta Rapid Transit Authority (“MARTA”) provides public bus transportation to the area. Bus stops are scattered along major arteries including North Point Parkway, Mansell Road and Haynes Bridge Road. In addition, MARTA has plans to extend the rail line farther north along Georgia Highway 400 and create five new stations, one of which will be on Encore Parkway adjacent to the North Point Center East Property.

The North Point Center East Property is located along North Point Center East, south of Georgia Highway 400 and north of North Point Parkway. Access to Georgia Highway 400 is provided by two entrances located northeast and southwest of the North Point Center East Property along Haynes Bridge Road and Mansell Road, respectively. Georgia Highway 400 is the primary north to south traffic artery in the area which provides access to the Atlanta CBD to the south and access to North Carolina and Tennessee to the north.

As of November 30, 2015, the North Point Center East Property was 87.3% occupied by 27 tenants. From 2006 to 2015, average annual occupancy has ranged from 87.5% to 96.1% with the 10-year average equal to 93.1%. Currently 10 tenants comprising 46.3% of the NRA utilize the North Point Center East Property as their business headquarters.

Environmental Matters. The Phase I environmental report dated October 12, 2015 recommended no further action at the North Point Center East Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

Major Tenants.

MedAssets Net Revenue Sys., LLC (“MedAssets”) (107,984 sq. ft.; 20.0% of NRA; 25.0% of U/W Base Rent; B3/B by Moody’s/S&P) MedAssets is a healthcare performance improvement company headquartered at the North Point Center East Property in Alpharetta, Georgia. The company is focused on helping healthcare providers realize financial and operational gains through cost and clinical resource management; purchasing and revenue cycle solutions; change management consulting; embedded management and process improvement services; and data analytics tools. MedAssets serves 4,500 hospitals and 123,000 non-acute healthcare providers, as well as payers and healthcare information technology vendors, and manages on behalf of clients more than $59 billion in total spending and $450 billion in gross patient revenue. Founded in 1999, MedAssets has approximately 3,350 employees at 18 office locations and operates through two primary business segments: Spend and Clinical Resource Management (“SCM”) and Revenue Cycle Management (“RCM”). As of year-end 2014, MedAssets reported that it generated annual net revenue of $720.2 million, a 5.9% increase from approximately $680.4 million in 2013.

On January 27, 2016, Pamplona Capital Management (“Pamplona”), a London and New York-based specialist investment manager with over $10 billion in assets, acquired MedAssets for $31.35 per share. Pamplona has reported it will combine MedAssets’ RCM segment with Precyse, a Pamplona-owned health information management services, technology and education company, whereby MedAssets will continue to be headquartered at the North Point Center East Property. Pamplona plans to divest MedAssets’ SCM segment to Vizient, Inc. (formerly VHA-UHC Alliance NewCo, Inc.), which is expected to be completed in February 2016.

MedAssets has been a tenant at the North Point Center East Property since 2005. MedAssets currently leases 120,660 sq. ft. located in buildings 100 and 200. When the build out of their space in building 200 is completed, MedAssets will surrender their space in building 100 and lease a total of 107,984 sq. ft. in building 200. MedAssets recently executed a 15-year lease at the North Point Center East Property which expires February 28, 2031. The tenant has two five-year renewal options and does not have any termination options. MedAssets is in a 21-month free rent period with respect to all of its space.

The Market. The North Point Center East Property is located within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (“MSA”). The MSA is the 9th largest by population within the United States and contains the country’s third largest concentration of Fortune 500 companies. The Atlanta MSA has recorded over-the-year job growth each month for approximately five years.

The North Point Center East Property is located within the Atlanta office market and the North Fulton office submarket. The Atlanta office market consists of 15,746 buildings providing approximately 303.9 million sq. ft. of commercial office space. Year-to-date absorption of 4.4 million sq. ft. in the Atlanta market brought the Q3 2015 vacancy rate down to 12.7% from the year-end 2014 vacancy rate of 13.9%. Asking rents in the Atlanta market were $20.36 PSF at the end of 3Q 2015, up 2.2% from $19.92 PSF in the prior quarter. Class A vacancy in the Atlanta market was 12.6%, down 1.7% from the 14.3% vacancy rate in Q4 2014. Class A asking rents in the market were $24.95 PSF, up from $24.33 PSF in the prior quarter.

The North Fulton submarket consists of 1,777 buildings providing approximately 35.9 million sq. ft. of commercial office space. Year-to-date absorption in the submarket at the end of Q3 2015 was approximately 911.7 thousand sq. ft. The vacancy rate in the North Fulton submarket was 11.4% at the end of Q3 2015 which has decreased quarterly since the 15.0% vacancy rate reported in Q1 2014. In the North Fulton submarket, asking rents were $19.33 PSF at the end of 3Q 2015 and have increased quarterly since 1Q 2014 when asking rents were $17.87 PSF. The North Fulton Class A office submarket contains 115 properties comprised of 16.8 million sq. ft. Class A vacancy in the North Fulton office submarket was 10.9% with asking rent of $22.49 PSF as of 3Q 2015. The North Fulton office submarket has a total of 73,689 sq. ft. under construction with 43,689 sq. ft. preleased for a preleased occupancy of 59.3%. 17,689 sq. ft. of the new supply is Class A space.

The appraisal identified comparable office properties, five of which are detailed below.

Summary of Comparable Office Rentals(1)
Name	North Point Center East Property	Mansell Overlook	The Falls at Sanctuary Park	Northwinds	Windward Oaks II	Preston Ridge IV
Distance from subject (miles)	NAP	1.8	0.9	1.8	5.2	3.7
Building Sq. Ft.	540,707(2)	652,923	228,629	146,252	76,555	150,320
Year Built	Various	Various	2003	1997	1995	2000
Occupancy	87.3%(2)	84.0%	96.0%	100.0%	100.0%	94.6%
Rent PSF	$19.71(2)	$23.63	$25.50	$23.00	$20.50	$24.50
Expense Basis	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the rent roll dated November 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 10/31/2015	U/W	U/W PSF
Base Rent(1)	$7,822,796	$8,168,694	$9,257,662	$9,359,582	$9,301,651	$17.20
Value of Vacant Space	0	0	0	0	1,656,079	3.06
Gross Potential Rent	$7,822,796	$8,168,694	$9,257,662	$9,359,582	$10,957,730	$20.27
Total Recoveries	979,402	997,289	946,422	1,135,279	949,703	1.76
Total Other Income	344,491	291,245	311,444	314,950	314,950	0.58
Less: Vacancy(2)	(82,223)	(44,489)	(5,965)	(1,058)	(1,568,654)	(2.90)
Effective Gross Income	$9,064,466	$9,412,739	$10,509,563	$10,808,753	$10,653,729	$19.70
Total Operating Expenses	4,186,871	4,046,382	4,216,005	4,168,741	4,578,910	8.47
Net Operating Income	$4,877,595	$5,366,357	$6,293,558	$6,640,012	$6,074,819	$11.23
TI/LC(3)	0	0	0	0	809,063	1.50
Capital Expenditures	0	0	0	0	118,956	0.22
Net Cash Flow	$4,877,595	$5,366,357	$6,293,558	$6,640,012	$5,146,800	$9.52
(1)	Base Rent includes $198,346 in step rent through November 2016.
(2)	U/W Vacancy represents 12.8% of gross potential income. As of November 30, 2015, the property was 87.3% occupied.
(3)	U/W TI/LC includes $857,727 of TI/LC expenses less a credit in the amount of $48,664 due to the initial TI/LC deposit of $565,336.

Property Management.  The North Point Center East Property is managed by Accesso Services, LLC, a borrower affiliate.

Lockbox / Cash Management.     The North Point Center East Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily into the borrower’s operating account unless a Cash Sweep Event (as defined below) is continuing, in which event, funds are required to be swept into the cash management account and disbursed in accordance with the loan documents.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default, (ii) bankruptcy, insolvency, or similar action of the borrower or the property manager, (iii) the debt service coverage ratio falls below 1.10x based on the trailing-6 month period immediately preceding the date of such determination, (iv) bankruptcy, insolvency, or similar action of MedAssets (“Major Tenant Trigger Event – Bankruptcy”) or (v) any date on or after June 1, 2016, but prior to June 1, 2019, that MedAssets, for five consecutive business days, ceases to conduct its normal business operations in at least 80% of the MedAssets premises (“Major Tenant Trigger Event – Partial Vacation”).

Initial Reserves.    At origination, the borrower deposited (i) $4,106,632 into a free rent reserve account for the MedAssets tenant, (ii) $2,519,612 into a TI/LC reserve account for outstanding tenant improvements associated with the MedAssets tenant, (iii) $565,336 into a TI/LC reserve account, (iv) $500,000 into an initial reserve account for the MedAssets tenant until such time MedAssets provides a clean estoppel, (v) $315,993 into a tax reserve account, (vi) $334,494 into a TI/LC reserve account for outstanding tenant improvements associated with the IP Switch, Inc. tenant, (vii) $165,751 into a free rent reserve for the IP Switch, Inc. tenant, (viii) $125,418 into a free rent reserve account for the Robert W. Baird & Co. tenant and (ix) $9,913 into a replacement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $78,998, into a tax reserve account, (ii) $9,913 into a replacement reserve account, subject to a replacement reserve cap equal to $356,868 and (iii) $65,336 into a TI/LC reserve account, subject to a TI/LC reserve cap equal to $3,920,160. The borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place. In addition, upon a Major Tenant Trigger Event – Bankruptcy or a Major Tenant Trigger Event – Partial Vacation, all excess cash flow will be deposited in the major tenant reserve to fund tenant improvements and leasing commissions for the MedAssets premises, subject to a major tenant reserve cap equal to (i) $2,321,656, so long as a Major Tenant Trigger Event – Bankruptcy is continuing, or (ii) $21.50 multiplied by 80% of the square footage of the MedAssets premises minus the square footage of the MedAssets premises being utilized by MedAssets, so long as a Major Tenant Trigger Event – Partial Vacation is continuing.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the North Point Center East Loan by a lender-approved borrower provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined LTV does not exceed 70.0% and (iii) the DSCR including the mezzanine loan and assuming a 30-year amortization is no less than the greater of (a) 1.30x or (b) the combined DSCR immediately prior to the closing of the assumption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

100, 200, 333 & 555 North Point Center East Alpharetta, GA 30022	Collateral Asset Summary – Loan No. 2 North Point Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,950,000 67.3% 1.30x 9.8%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
North Point Center East
100, 200, 333 & 555 North Point Center East
Alpharetta, GA 30022
Alpharetta
Johns Creek
Roswell
Dunwoody
Norcross
Sandy Springs
Doraville
Chamblee
Atlanta
PERIMETER CENTER
North Point Mall/ Encore Pkwy
North Point Mall
Mansell Crossing Alpharetta
Roswell Town Center
North Fulton Hospital
Verizon Wireless Amphitheatre at Encore Park
Verizon
ADP
ETRADE
Mckesson
at&t
HP
Windward Pkwy
Old Milton Pkwy
GM
Blackberry
Siemens
Holcomb Bridge
Northridge
North Springs
Sandy Springs
Dunwoody
Doraville
MARTA 400 CORRIDOR EXPANSION
River Shopping Center
Dunwoody Place
Holcomb Center
The Forum At Peachtree Parkway
Dunwoody Village
Georgia Perimeter College-Dunwoody
Perimeter Pointe
Perimeter Village
Perimeter Mall
City Walk Sandy Springs
The Prado Shopping Center
Saint Joseph Hospital of Atlanta
Atlanta Silverbacks Park
Alpharetta Athletic Club-East
Alpharetta North Park
Golf Club of Georgia
Wills Park
Webb Bridge Park
Roswell Area Park
Country Club of Roswell
Newtown Park
Chattahoochee River Nat'l Rec Area
Country Club of The South
Riverpines Golf
River Park
Cherokee Town & Country Club
Rivermont Golf and Country Club
Horseshoe Bend Country Club
Steel Canyon Golf Club
Dunwoody Country Club
Best Friend Park
400
285
85
Atlanta
Alpharetta
Mountain Park
Acworth
Kennesaw
Suwanee
Roswell
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Chamblee
Lilburn
Smyrna
Clarkston
Austell
Stone Mountain
Decatur
Pine Lake
Sweetwater Creek State Park
Avondale Estates
Lithonia
College Park
Union City
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT (ATL)
Forest Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

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37

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Simon Property Group, L.P.
Borrowers:	Williamsburg Outlets, L.L.C.; Williamsburg Mazel, LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	6.2%
Interest Rate:	4.2290%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(2):	$135,000,000 Pari Passu Debt
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$354
Balloon Balance / Sq. Ft.:	$354
Cut-off Date LTV:	54.8%
Balloon LTV:	54.8%
Underwritten NOI DSCR:	2.66x
Underwritten NCF DSCR:	2.52x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	11.4%
Underwritten NCF Debt Yield at Balloon:	10.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Williamsburg, VA
Year Built / Renovated:	1987 / 2005
Total Sq. Ft.:	522,133
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$21,124,575
Underwritten NCF:	$19,976,379
Appraised Value:	$337,800,000
Appraisal Date:	December 3, 2015

Historical NOI
Most Recent NOI:	$21,160,875 (T-12 July 31, 2015)
2014 NOI:	$20,711,911 (December 31, 2014)
2013 NOI:	$19,642,834 (December 31, 2013)
2012 NOI:	$18,424,756 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(6):	95.2% (December 10, 2015)
2014 Occupancy:	96.9% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
2012 Occupancy:	96.7% (December 31, 2012)
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Birch Run Premium Outlets, which has a Cut-off Date Balance of $20.0 million.

(2)	The Williamsburg Premium Outlets Whole Loan is evidenced by six pari passu notes in the aggregate original principal amount of $185.0 million. The non-controlling Notes A-3 and A-4, with an original aggregate principal balance of $50.0 million, will be included in the COMM 2016-DC2 mortgage trust. The controlling Note A-1 and the non-controlling Notes A-2, A-5 and A-6, with an aggregate original principal balance of $135.0 million, will not be included in the trust and are expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $185.0 million Williamsburg Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 25 payments is based on the expected COMM 2016-DC2 securitization closing date in March 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Williamsburg Premium Outlets Whole Loan.

(6)	Most Recent Occupancy includes 6,450 sq. ft. (1.2% of NRA) recently leased to Bon Worth (2,978 sq. ft.), Swarovski (1,800 sq. ft), and Pandora Outlet (1,672 sq. ft.). The tenants are expected to begin paying rent before May 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Anchor / Grocery Tenant
Food Lion	NR/Baa3/BBB	29,000	5.6%	4/20/2020	$6.50	$10,652	$367	1.8%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	NR/A1/AA-	13,852	2.7%	9/30/2020	$20.00	$11,850	$855	3.5%
Polo Ralph Lauren	NR/A2/A	12,538	2.4%	8/31/2018	$25.35	$9,500	$758	3.4%
Coach	BBB/Baa2/BBB-	10,000	1.9%	1/31/2024	$85.00	$7,561	$756	13.2%
Major Tenants Subtotal / Wtd. Avg.		36,390	7.0%		$39.71	$28,911	$794	6.0%

In-line Tenants (<10,000 sq. ft.)		424,319	81.3%		$39.93	$179,034	$485	11.2%
Restaurants		7,313	1.4%		$44.60	$2,126	$317	20.8%
Total Occupied Collateral		497,022	95.2%		$38.03	$220,723	$500	10.2%
Vacant		25,111	4.8%
Total / Wtd. Avg.		522,133	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent the trailing 12 months ended July 2015 for tenants that reported sales.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	2,700	0.5%	2,700	0.5%	$32.64	0.5%	0.5%
2016	12	35,619	6.8%	38,319	7.3%	$34.82	6.6%	7.0%
2017	11	39,833	7.6%	78,152	15.0%	$37.20	7.8%	14.9%
2018	32	100,145	19.2%	178,297	34.1%	$43.81	23.2%	38.1%
2019	19	72,785	13.9%	251,082	48.1%	$36.94	14.2%	52.3%
2020	14	86,536	16.6%	337,618	64.7%	$23.96	11.0%	63.3%
2021	8	36,340	7.0%	373,958	71.6%	$33.96	6.5%	69.8%
2022	6	25,647	4.9%	399,605	76.5%	$31.74	4.3%	74.1%
2023	4	16,600	3.2%	416,205	79.7%	$44.57	3.9%	78.0%
2024	6	29,299	5.6%	445,504	85.3%	$52.98	8.2%	86.2%
2025	9	37,583	7.2%	483,087	92.5%	$49.21	9.8%	96.0%
2026	3	12,263	2.3%	495,350	94.9%	$49.37	3.2%	99.2%
Thereafter	1	1,672	0.3%	497,022	95.2%	$88.70	0.8%	100.0%
Vacant	NAP	25,111	4.8%	522,133	100.0%	NAP	NAP
Total / Wtd. Avg.	126	522,133	100.0%			$38.03	100.0%

(1)	A number of tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

The Loan. The Williamsburg Premium Outlets loan (the “Williamsburg Premium Outlets Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 522,133 sq. ft., outlet center located in Williamsburg, Virginia (the “Williamsburg Premium Outlets Property”) with an original and cut-off date principal balance of $50.0 million. The Williamsburg Premium Outlets Loan is evidenced by the non-controlling Notes A-3 and A-4 with an original aggregate principal balance of $50.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu controlling Note A-1, and the non-controlling Notes A-2, A-5 and A-6, with an aggregate original principal balance of $135.0 million (and, together with the Williamsburg Premium Outlets Loan, the “Williamsburg Premium Outlets Whole Loan”), will not be included in the trust and are expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Williamsburg Premium Outlets Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	GACC	Yes
Note A-2	$40,000,000	$40,000,000	GACC	No
Note A-3 & Note A-4	$50,000,000	$50,000,000	COMM 2016-DC2	No
Note A-5	$25,000,000	$25,000,000	GACC	No
Note A-6	$30,000,000	$30,000,000	GACC	No
Total	$185,000,000	$185,000,000

The Williamsburg Premium Outlets Whole Loan has a 10-year term and pays interest only for the term of the loan. The Williamsburg Premium Outlets Whole Loan accrues interest at a fixed rate equal to 4.2290%. Loan proceeds were used to retire existing debt of approximately $98.0 million, pay closing costs of approximately $1.3 million and return approximately $85.7 million of equity to the sponsor. Based on the “As-is” appraised value of $337.8 million as of December 3, 2015, the cut-off date LTV is 54.8%. The most recent prior financing of the Williamsburg Premium Outlets Property was included in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$185,000,000	100.0%	Loan Payoff	$98,018,872	53.0%
			Closing Costs	$1,295,278	0.7%
			Return of Equity	$85,685,850	46.3%
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%

The Borrower / Sponsor. The borrowers are Williamsburg Outlets, L.L.C. and Williamsburg Mazel, LLC, each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Simon Property Group, L.P., which is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon (rated A/A3/A by Fitch/Moody’s/S&P) is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of September 30, 2015, Simon operated 208 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 14 mills, three community centers, and 13 other retail properties located in 37 states and Puerto Rico. As of September 2015, Simon had approximately $30.6 billion in assets, which is up 3.8% from approximately $29.5 billion in December 2014. Consolidated net income for the nine months ended September 30, 2015 was approximately $1.5 billion, which is up 25.3% from approximately $1.2 billion for the nine months ended September 30, 2014.

The Williamsburg Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $37.0 million in the aggregate (20.0% of loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Williamsburg Premium Outlets Property consists of a 522,133 sq. ft. open-air outlet center situated on a 57.1 acre site located approximately 45 miles southeast of Richmond, Virginia and 4 miles north of William and Mary University. The Williamsburg Premium Outlets Property was developed in phases starting in 1987 and renovated in 2005. In 2010, the property was acquired by its current sponsor, Simon Property Group, L.P., for approximately $211.9 million ($406 PSF) on an allocated cost basis, as a part of its acquisition of Prime Outlets. Over the course of the ownership, the sponsor invested approximately $38.9 million ($74 PSF) in the property, mainly for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

As of December 10, 2015, the Williamsburg Premium Outlets Property was 95.2% leased to a broad mix of approximately 126 national and international brand-name retailers including Nike Factory Store, Polo Ralph Lauren, Coach, Banana Republic Factory, Ann Taylor Factory Store, Nautica Factory Store, J. Crew Factory Store and Michael Kors. The center also includes a 29,000 sq. ft. Food Lion grocer and a Rite Aid pharmacy, which create an additional draw to the center. The Williamsburg Premium Outlets Property features approximately 2,961 surface parking spaces, which equates to a ratio of 5.68 spaces per 1,000 sq. ft.

For the trailing twelve month period ended July 2015, tenants at the Williamsburg Premium Outlets Property report sales and occupancy cost of approximately $500 PSF and 10.2%, respectively, with sales and occupancy cost for In-line tenants with less than 10,000 sq. ft. reported to be $485 PSF and 11.2%.

The below table presents historical sales at the Williamsburg Premium Outlets Property.

Historical Sales PSF(1)
	2011	2012	2013	2014	Trailing 12 Month(2)

Anchor / Grocery
Food Lion	$381	$376	$357	$361	$367

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	$619	$711	$771	$841	$855
Polo Ralph Lauren	$867	$902	$847	$760	$758
Coach	NAP	NAP	$909	$923	$756
Major Tenants Subtotal / Wtd. Avg.	$736	$802	$835	$835	$794

In-line Tenants (<10,000 sq. ft.)	$449	$459	$471	$481	$485
Restaurants	$486	$526	$356	$334	$317
Total/Wtd. Avg.	$464	$476	$492	$500	$500
(1)	Sales figures were provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.

(2)	The trailing 12 months represent sales through July 2015.

Environmental Matters. The Phase I environmental report dated December 11, 2015 recommended no further action at the Williamsburg Premium Outlets Property.

The Market. The Williamsburg Premium Outlets Property is located within the Hampton Roads market (Virginia Beach-Norfolk-Newport News MSA), along the west side of Route 60 (Richmond Road) and just south of the interchange with Route 199 (Humelsine Parkway) in Williamsburg. The outdoor shopping destination serves the nearby areas of Williamsburg, Virginia Beach, Norfolk and Richmond. There are also several attractions within a 15 mile radius that provide additional draws to the area, including Great Wolf Lodge, a water park resort, William and Mary University, which has approximately 8,500 students, and Colonial Williamsburg, a living-history museum, as well as Busch Gardens Theme Park.

The Williamsburg Premium Outlets Property is the only premium outlet center within a 70 mile radius. The primary trade area of the Williamsburg Premium Outlets Property is an approximately one to 15 mile radius. Within a 15-mile radius of the Williamsburg Premium Outlets Property, the 2014 average household income is $91,415 with a population of 157,271. The population is projected to increase 1.4% annually from 2015 to 2020 according to the appraisal.

According to the appraisal, as of Q3 2015, the Hampton Roads retail market had approximately 102.3 million sq. ft. of retail space with a vacancy rate of approximately 6.1%. In addition, the Williamsburg Premium Outlets Property is located in the Williamsburg Submarket and the area is also influenced by trends in the nearby Lightfoot Retail submarket. The Williamsburg and Lightfoot Retail submarkets had a Q3 2015 retail supply of approximately 5.5 million sq. ft. and 2.5 million sq. ft., respectively, with an average vacancy rate of 6.8% and 4.6%, respectively. For the Williamsburg submarket, the current average asking rent is $17.66 PSF, which is higher than the Hampton Roads market. For the Lightfoot submarket, the current average asking rent is $11.67 PSF, which is lower than the Hampton Roads market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

The table below summarizes the Williamsburg Premium Outlets Property’s competitive set.

Competitive Set(1)
Name (Competition Type)	Williamsburg Premium Outlets Property (Subject)	New Town Shops on Main (Primary)	Patrick Henry Mall (Secondary)	City Center at Oyster Point (Secondary)	Peninsula Town Center (Secondary)
Distance from Subject	NAP	2.0 miles south	25.0 miles southeast	28.0 miles southeast	33.0 miles southeast
Property Type	Outlet Center	Lifestyle Center	Regional Center	Lifestyle Center	Regional Center
Year Built / Renovated	1987 / 2005	2001	1987 / 2005	2004	1977
Occupancy	95.2%(2)	100.0%	90.0%	95.0%	75.0%
Size (Sq. Ft.)	522,133(2)	253,000	715,000	215,000	865,000
Anchors / Major Tenants	Food Lion, Nike Factory Store, Polo Ralph Lauren, Coach(2)	Regal Cinemas, Barnes & Noble	Dick’s Sporting Goods, Dillard’s, JC Penney, Macy’s	Paragon City Center 12	JC Penney, Macy’s, Target
(1)	Source: Appraisal.

(2)	Based on the December 10, 2015 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent(1)	$17,682,876	$18,632,394	$18,910,964	$18,796,944	$19,719,545	$37.77
Value of Vacant Space	0	0	0	0	1,008,526	1.93
Gross Potential Rent	$17,682,876	$18,632,394	$18,910,964	$18,796,944	$20,728,072	$39.70
Total Recoveries	4,841,371	5,264,085	6,448,250	6,710,132	6,759,030	12.95
Total Other Income	891,146	912,843	1,233,984	1,275,677	1,039,556	1.99
Less: Vacancy & Credit Loss	69,873(2)	(7,076)	(32,796)	(26,476)	(1,524,664)(3)	(2.92)
Effective Gross Income	$23,485,266	$24,802,246	$26,560,402	$26,756,277	$27,001,994	$51.72
Total Operating Expenses	5,060,510	5,159,412	5,848,491	5,595,402	5,877,418	11.26
Net Operating Income	$18,424,756	$19,642,834	$20,711,911	$21,160,875	$21,124,575	$40.46
TI/LC	0	0	0	0	991,557	1.90
Capital Expenditures	0	0	0	0	156,640	0.30
Net Cash Flow	$18,424,756	$19,642,834	$20,711,911	$21,160,875	$19,976,379	$38.26

(1)	U/W Base Rent includes $457,175 in contractual step rent through December 31, 2016.

(2)	The 2012 Credit Loss number includes an $81,797 bad debt recovery relating to a write-off that occurred prior to Simon acquisition of the property in 2010. The recovery is netted against the bad debt expenses for a net recovery of $69,873 in 2012.

(3)	The U/W Vacancy (exclusive of Credit Loss) represents 6.8% of gross potential rent plus total other income and is based on the submarket vacancy rate as of Q3 2015 of 6.8%. Credit Loss accounts for 0.2% of gross potential rent plus total other income and is based on the expected bad debt.

Property Management. The Williamsburg Premium Outlets Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management. The Williamsburg Premium Outlets Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined herein) exists, all funds in the lockbox account are swept weekly (or more frequently if required by borrower) to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Event, amounts on deposit in the lockbox account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Williamsburg Premium Outlets Loan documents.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default or the bankruptcy of the property manager (ii) the DSCR based on a trailing four quarter basis falling below 1.10x for two consecutive calendar quarters and will end upon (a) with respect to clause (i), such event of default is cured and (b) with respect to clause (ii), the DSCR on a trailing four quarter basis is at least 1.10x for two consecutive quarters.

Initial Reserves. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

Ongoing Reserves. During the continuance of a DSCR Reserve Trigger Event (as defined herein) or an event of default, the borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account provided that there is a failure to pay taxes before they are due or the failure to provide evidence that taxes have been paid, (ii) $13,053 into a replacement reserve account, subject to a cap of $313,280 and (iii) $82,630 into a TI/LC reserve account, subject to a cap of $1,983,114. In addition, during an event of default, or if borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR based on a trailing four quarter basis falling below 1.20x for two consecutive quarters and will end upon the DSCR being at least 1.20x for two consecutive quarters, provided no event of default has occurred and is continuing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 3 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.8% 2.52x 11.4%

CARTIFACT
Williamsburg Premium Outlets
5715-62A Richmond Road
Williamsburg, VA 23188
Williamsburg
Little Creek Reservoir
York River State Park
CAMP PEARY NAVAL RESERVATION
York River
Olde Towne Shopping Center
Monticello Shopping Center
Williamsburg Shopping Center
Williamsburg Amtrak Station
College of William & Mary
Windsor Meade Shopping Center
Governors Green Shopping Center
Colony Square Shopping Center
WILLIAMSBURG-JAMESTOWN
Water Country Water Park
YORKTOWN NAVAL WEAPONS STATION
Bush Gardens Williamsburg
James River
Hog Island State Wildlife Management Area
Chippokes Plant State Park
FELKER AAF
FORT EUSTIS MILITARY RES
RICHMOND RD
JOHN TYLER HWY
JAMESTOWN RD
MONTICELLO AVE
AIRPORT RD
COLONIAL NATIONAL HISTORIC PKWY
MARYLAND
NEW JERSEY
DELAWARE
Baltimore
Washington, D.C.
VIRGINIA
Salisbury
Atlantic Ocean
Richmond
Williamsburg
Virginia Beach
Norfolk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

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47

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	TH Investment Holdings II, LLC
Borrower:	TPG KC MO I, LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	5.6%
Interest Rate:	4.7100%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$30,140,000 Pari Passu Debt
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$145,115	$72,557
Insurance:	$0	Springing
FF&E:	$0	At least 4% of prior month’s gross rent
PIP:	$15,898,677	Springing

Financial Information(4)
Cut-off Date Balance / Room:	$205,301
Balloon Balance / Room:	$176,296
Cut-off Date LTV(5):	65.1%
Balloon LTV(5):	56.6%
Underwritten NOI DSCR(6):	1.93x
Underwritten NCF DSCR(6):	1.70x
Underwritten NOI Debt Yield:	12.0%
Underwritten NCF Debt Yield:	10.6%
Underwritten NOI Debt Yield at Balloon:	14.0%
Underwritten NCF Debt Yield at Balloon:	12.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Kansas City, MO
Year Built / Renovated:	1972 / 2006, 2009, 2011
Total Rooms:	366
Property Management:	TPG KC Hotel Manager, LLC
Underwritten NOI:	$9,045,392
Underwritten NCF:	$7,945,765
“As-is” Appraised Value:	$91,000,000
“As-is” Appraisal Date:	December 3, 2015
“As Complete” Appraised Value(7):	$110,000,000
“As Complete” Appraisal Date(7):	January 1, 2017
“As Stabilized” Appraised Value(7):	$114,000,000
“As Stabilized” Appraisal Date(7):	January 1, 2018

Historical NOI
Most Recent NOI:	$9,033,891 (T-12 October 31, 2015)
2014 NOI:	$8,466,522 (December 31, 2014)
2013 NOI:	$8,096,470 (December 31, 2013)
2012 NOI:	$8,482,011 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	68.1% (October 31, 2015)
2014 Occupancy:	67.9% (December 31, 2014)
2013 Occupancy:	65.4% (December 31, 2013)
2012 Occupancy:	68.2% (December 31, 2012)

(1)	The Intercontinental Kansas City Hotel Whole Loan is evidenced by two pari passu notes in the aggregate original principal balance of $75.14 million. The controlling Note A-1, with an original principal balance of $45.0 million, will be included in the COMM 2016-DC2 mortgage trust. The non-controlling Note A-2 with an original principal balance of $30.14 million will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loan, see “The Loan” herein.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $75.14 million Intercontinental Kansas City Hotel Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 11, 2019. The assumed lockout period of 25 payments is based on the expected COMM 2016-DC2 securitization closing date in March 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Intercontinental Kansas City Hotel Whole Loan.

(5)	Cut-off Date LTV is based on the “As-is” Appraised Value and is calculated net of the approximately $15.9 million PIP upfront reserve. Based on the full $75.14 million loan amount, Cut-off Date LTV is 82.6%. Balloon LTV is calculated based on the “As Stabilized” Appraised Value.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.52x and 2.21x, respectively.

(7)	The “As Complete” Appraised Value assumes the completion of the PIP renovation to the Intercontinental Kansas City Hotel Property in 2016. Based on the “As Complete” Value, the Intercontinental Kansas City Hotel Property has an “As Complete” LTV of 68.3%. The “As Stabilized” Appraised Value assumes that the Intercontinental Kansas City Hotel Property achieves occupancy, ADR and RevPAR of 75.0%, $197.76 and $147.81, respectively, by January 1, 2018. Based on the “As Stabilized” Value, the Intercontinental Kansas City Hotel Property has an “As Stabilized” LTV of 65.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

Historical Occupancy, ADR, RevPAR(1)(2)
	Intercontinental Kansas City Hotel Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	65.4%	$177.73	$116.23	74.6%	$143.80	$107.23	87.7%	123.6%	108.4%
2014	67.9%	$178.73	$121.42	64.0%	$136.58	$87.43	106.1%	130.9%	138.9%
T-12 Oct 2015	68.1%	$182.60	$124.28	76.9%	$153.01	$117.59	88.6%	119.3%	105.7%

(1)	Source: Hospitality research report.

(2)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Intercontinental Kansas City Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The Intercontinental Kansas City Hotel loan (the “Intercontinental Kansas City Hotel Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 366-room full service hotel located at 401 Ward Parkway in Kansas City, Missouri (the “Intercontinental Kansas City Hotel Property”), with an original and cut-off date principal balance of $45.0 million. The Intercontinental Kansas City Hotel Loan is evidenced by the controlling Note A-1 with an original principal balance of $45.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $30.14 million (and, together with the Intercontinental Kansas City Hotel Loan, the “The Intercontinental Kansas City Hotel Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Intercontinental Kansas City Hotel Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Intercontinental Kansas City Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	COMM 2016-DC2	Yes
Note A-2	$30,140,000	$30,140,000	GACC	No
Total	$75,140,000	$75,140,000

The Intercontinental Kansas City Hotel Whole Loan has a 10-year term and, after an initial 24-month interest only period, amortizes on a 30-year schedule. The Intercontinental Kansas City Hotel Whole Loan accrues interest at a fixed rate equal to 4.7100%. Loan proceeds, along with approximately $32.0 million in sponsor equity, were used to purchase the property for approximately $90.5 million, fund reserves and pay closing costs of approximately $0.5 million. Based on the “As-is” appraised value of $91.0 million as of December 3, 2015, the cut-off date LTV (calculated net of the approximately $15.9 million PIP upfront reserve) is 65.1%. Based on the “As Complete” appraised value of $110.0 million, the cut-off date LTV is 68.3%. Based on the “As Stabilized” appraised value of $114.0 million, the cut-off date LTV is 65.9%. The most recent prior financing of the Intercontinental Kansas City Hotel Property was included in the WBCMT 2006-C23 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$75,140,000	70.2%	Purchase Price(1)	$90,520,000	84.5%
Sponsor Equity	$31,969,240	29.8%	PIP	$15,898,677	14.8%
			Reserves	$145,115	0.1%
			Closing Costs	$545,448	0.5%
Total Sources	$107,109,240	100.0%	Total Uses	$107,109,240	100.0%

(1)	The purchase price is calculated net a $980,000 reserve credit that the sponsor received at loan origination. Additionally, the purchase price includes a $1.25 million key money obligation that the sponsor assumed from the prior sponsor (the “Key Money Loan”). Interest payments on the Key Money Loan are waived and it amortizes to zero due to deemed principal repayments as long as the franchise agreement isn’t terminated or in default.

The Borrower / Sponsor.    The borrower, TPG KC MO I, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is TH Investment Holdings II, LLC. TH Investment Holdings II, LLC is an entity created and controlled by members of The Procaccianti Group.

The Procaccianti Group, founded in 1964, is a second generation, privately-held real estate investment and management company with a national platform that spans all sectors of real estate. Over five decades, The Procaccianti Group has owned or managed hundreds of real estate assets in 28 states surpassing 50 million sq. ft. with a value of over $5.0 billion. The Procaccianti Group has a 25 year history in hospitality management, having managed over 100 hotels and over 20,000 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

The Property. The Intercontinental Kansas City Hotel Property is a 366-room full service hotel located in Kansas City, Missouri. The Intercontinental Kansas City Hotel Property, built in 1972 and renovated most recently in 2011, consists of a ten-story main tower and a six-story wing tower. The hotel is located in the Country Club Plaza District of Kansas City and is situated directly across Ward Parkway from the main Country Club Plaza area. There is an adjacent parking garage with 514 parking spaces at the property which equates to 1.40 spaces per room.

The hotel was originally opened in 1972 as the Alameda Plaza, an independent luxury hotel and subsequently rebranded as the Ritz Carlton Kansas City in 1989. Approximately ten years later, the hotel was rebranded again into the Kansas City Fairmont Hotel. In 2006, the Intercontinental Kansas City Hotel Property was purchased by the current seller, extensively renovated and rebranded under the Intercontinental Hotel flag. The current franchise agreement, which grants a continuing right of first offer to the franchisor with respect to the sale or other transfer of all right, title and interest in the property to a bona fide third party, expires on December 9, 2025.

Amenities at the Intercontinental Kansas City Hotel Property include 29,000 sq. ft. of meeting and event space, a rooftop ballroom, an outdoor pool area, a full service bar/restaurant called The Oak Room, on-site florist, fitness center and 24-hour complimentary business center. The Intercontinental Kansas City Hotel Property’s 29,000 sq. ft. of meeting and event space features 18 distinct meeting rooms including an approximately 5,000 sq. ft. ground floor ballroom and approximately 6,600 sq. ft. of rooftop ballroom and pre-function/bar space located on the top floor of the hotel. Guestrooms are furnished with a king-sized bed (273 rooms), or two queen-sized beds (73 rooms) along with nightstands, overhead lighting, a desk with work chair and a flat screen TV. There are also 20 suites that include a small sitting area with a fold-out couch and armchair. Rooms offer high-speed wireless internet access, a mini refrigerator, coffee maker and small safe. Additionally, nearly all rooms have private balconies facing the main Country Club Plaza.

The sponsor has planned an approximately $15.9 million ($43,439 per room) renovation that is scheduled to commence within the first 12 months following the acquisition of the Intercontinental Kansas City Hotel Property. The renovation budget includes approximately $9.8 million ($26,769 per room) of PIP work required under the franchise agreement as well as approximately $6.1 million ($16,670 per room) of additional discretionary renovations. The renovation will address all areas of the hotel while also leasing The Oak Room restaurant and poolside area to a third party operator. A breakout of the planned capital expenditures can be found in the table below.

Capital Expenditures
Description	Amount	Per Room
Guestroom/Bathrooms	$6,407,820	$17,508
Scope Modifications	3,552,059	9,705
Soft Costs/General Contingency/Other	2,595,848	7,092
Exterior/Parking	1,049,377	2,867
General/Accessibility/Fire Safety	1,046,517	2,859
Back of the House/Circulation Areas	700,114	1,913
Restaurant/Bar/Ballroom	347,210	949
Meeting Space/Business Center/Recreational Areas	199,722	546
Total	$15,898,677	$43,439

Environmental Matters.    The Phase I environmental report dated December 9, 2015 recommended no further action at the Intercontinental Kansas City Hotel Property.

The Market. The Intercontinental Kansas City Hotel Property is located in the Country Club Plaza neighborhood of the Kansas City metropolitan area. Country Club Plaza is an upscale shopping, eating, commercial and residential neighborhood in Kansas City, located about four miles from downtown Kansas City. The Kansas City metropolitan statistical area (the “Kansas City MSA”) had a 2014 population of approximately 2.0 million people and an unemployment rate of 5.2%, compared to 5.6% for the state of Missouri and 5.3% for the United States over the same time period. Top employment sectors include retail trade, professional and tech services, health care and social assistance, and state and local government.

Kansas City is home to over 115 million sq. ft. of office space and houses companies such as Great Plains Energy, H&R block, Sprint Corporation, AT&T, Husch and Blackwell and Bank of the Midwest, among others. Further, the Country Club Plaza submarket is home to approximately 5.1 million sq. ft. of office space. Kansas City is home to three professional sports franchises including the Kansas City Royals, the Kansas City Chiefs and Sporting KC. Other demand generators include the Kansas City Convention Center, the Sprint Center, the Kauffman Center for the Performing Arts and Kansas City Union Station.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

The primary competitive set for the Intercontinental Kansas City Hotel Property consists of five hotels, which range in size from 123 to 295 rooms and contain an aggregate of 1,067 rooms as illustrated in the table below. The appraisal determined that there are approximately 521 new rooms expected to come online in the Kansas City MSA by year end 2016. According to the appraisal, all of the new supply is limited service hotels that are not expected to compete with the Intercontinental Kansas City Hotel Property. One additional proposed development to note is a planned 800 room Hyatt Regency Hotel that has been in discussion since the early 1990’s. The project has not yet broken ground and there is no announced timeline for its development.

Primary Competitive Set(1)
Property	Rooms	Year Opened	YE 2015 Occupancy(2)	YE 2015 ADR(2)	YE 2015 RevPAR(2)
Intercontinental Kansas City Hotel Property	366	1972	68%	$182	$123
Autograph Collection The Raphael Hotel	126	1973	84%	193	163
Embassy Suites Kansas City Plaza	266	1977	80%	147	118
Marriott Kansas City Country Club Plaza	295	1987	76%	142	108
Sheraton Suites Country Club Plaza	257	1991	73%	139	101
Courtyard Kansas City Country Club Plaza	123	2006	74%	158	117
Total / Wtd. Avg.(3)	1,067		77%	$150	$116

(1)	Source: Appraisal.

(2)	YE 2015 Occupancy, YE 2015 ADR and YE 2015 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Intercontinental Kansas City Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Total / Wtd. Avg. does not include the Intercontinental Kansas City Hotel Property.

The appraisal determined demand segmentation of 45% meeting and group, 30% commercial and 25% leisure for the Intercontinental Kansas City Hotel Property. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Intercontinental Kansas City Hotel Property	366	30%	45%	25%
Autograph Collection The Raphael Hotel	126	55%	35%	10%
Embassy Suites Kansas City Plaza	266	40%	30%	30%
Marriott Kansas City Country Club Plaza	295	35%	30%	35%
Sheraton Suites Country Club Plaza	257	35%	35%	30%
Courtyard Kansas City Country Club Plaza	123	50%	30%	20%
Total / Wtd. Avg.(2)	1,067	40%	32%	28%

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. does not include the Intercontinental Kansas City Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 10/31/2015	U/W	U/W per Room
Occupancy	65.4%	67.9%	68.1%	68.1%
ADR	$177.73	$178.79	$182.62	$182.62
RevPAR	$116.23	$121.46	$124.29	$124.29

Room Revenue	$15,527,186	$16,225,512	$16,604,044	$16,604,044	$45,366
F&B Revenue	9,447,417	9,319,802	9,890,569	9,890,569	27,023
Other Revenue	1,145,649	962,971	996,064	996,064	2,721
Total Revenue	$26,120,252	$26,508,285	$27,490,677	$27,490,677	$75,111
Operating Expenses	9,242,124	8,932,380	9,176,447	9,176,447	25,072
Undistributed Expenses	6,868,013	7,163,655	7,307,179	7,307,179	19,965
Gross Operating Profit	$10,010,115	$10,412,250	$11,007,051	$11,007,051	$30,074
Management Fee(1)	776,308	797,456	836,221	824,720	2,253
Total Fixed Charges	1,137,337	1,148,272	1,136,939	1,136,939	3,106
Net Operating Income	$8,096,470	$8,466,522	$9,033,891	$9,045,392	$24,714
FF&E(2)	1,044,810	1,060,331	1,099,627	1,099,627	3,004
Net Cash Flow	$7,051,660	$7,406,191	$7,934,264	$7,945,765	$21,710

(1)	U/W Management Fee is 3.0% of gross revenues.

(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management.    The Intercontinental Kansas City Hotel Property is managed by TPG KC Hotel Manager, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Intercontinental Kansas City Hotel Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied to pay all monthly amounts due under the loan documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) during a Low Debt Service Period (as defined herein), (iii) a PIP (other than the current PIP as described above) is required by the franchisor or (iv) 12 months prior to expiration of the term of the franchise agreement or if the franchise agreement has terminated, and will end if, as applicable, (i) the event of default has been cured, (ii) the Low Debt Service Period has ended by its terms, (iii) the PIP Deposit Amount (as defined below) has been deposited or (iv) (a) borrower delivers an amended or replacement franchise agreement expiring no earlier than April 1, 2033 and satisfying the requirements of the loan documents, including either rating agency confirmation or the franchisor is Hilton Hotels & Resorts, Marriott International, Starwood Hotels & Resorts, Hyatt Hotels & Resorts, InterContinental Hotels Group or Fairmont Hotels & Resorts and (b) the PIP Deposit Amount is on deposit.

A “Low Debt Service Period” will occur if the debt service coverage ratio is less than 1.20x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.25x for two consecutive quarters. In order to avoid the commencement of, or otherwise terminate, a Low Debt Service Period, the borrower may, no more than four times during the term of the loan, deposit with the lender cash (such amount, the “Low Debt Service Cure Deposit”) that, if applied to reduce the then outstanding principal balance of the loan would be sufficient to increase the debt service coverage ratio to an amount equal to or greater than 1.25x. In lieu of making the Low Debt Service Cure Deposit in cash, the borrower may deliver a letter of credit with a face amount equal to the Low Debt Service Cure Deposit.

Initial Reserves. At closing, the borrower deposited (i) $145,115 into a tax reserve account and (ii) $15,898,677 into a PIP reserve account for planned capital expenditures at the Intercontinental Kansas City Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $72,557, into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place and (iii) the greater of (a) 4.0% of the property’s prior month’s rent, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work. Additionally, the borrower will be required to deposit into the PIP reserve account (i) (a) 125% of the estimated costs for any PIP (the “PIP Deposit Amount”) if the franchisor requires the borrower to implement a PIP (other than the current PIP) at the Intercontinental Kansas City Hotel Property and (b) all available cash if the borrower does not deposit with lender the PIP Deposit Amount within five business days of such PIP being required, until an amount equal to the PIP Deposit Amount is then on deposit in the PIP reserve account, (ii) all available cash, if, as of any monthly payment date, the franchise agreement has less than twelve calendar months of term remaining or has terminated, until an amended or replacement franchise agreement is entered into as described above under “Trigger Period” and (iii) any amounts associated with the borrower entering into certain leases that are not otherwise contemplated in the budget.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 4 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 65.1% 1.70x 12.0%

CARTIFACT
Kansas City
Birmingham
KANSAS
MISSOURI
Shawnee
Prairie Village
Raytown
Lenexa
Overland Park
Leawood
Unity Village
E 39TH ST
BROADWAY RD
MAIN ST
LOCUST ST
W 43RD ST
E 43RD ST
Hyde Park
GILLHAM RD
OLD WESTPORT
Saint Luke's Hospital of Kansas City
Mill Creek Park
Kemper Museum of Contemporary Art
Kansas City Art Institute
BELLEVIEW AVE
American Century Towers
Kansas City
The Nelson-Atkins Museum of Art
Plaza West
J C NICHOLS PKY
W 46TH ST
Park Side Plaza
Southmoreland Park
ROCKHILL RD
Plaza Corp. Center
Plaza Steppes
SOUTHMORELAND
Donald J. Hall Sculpture Park
W 47TH ST
EMANUEL CLEAVER II BLVD
Park Plaza
Country Club Plaza
BROOKSIDE BLVD
Park Central Plaza I
ROANOKE PKY
WEST PLAZA
Plaza Vista
Frank A Theis Park
Kauffman Legacy Park
WARD PKY
Kansas City Public Library: Plaza Branch
Plaza Colonnade
W 49TH ST
VOLKER BLVD
Board of Trade II
SOUTH PLAZA
Intercontinental Kansas City Hotel
401 Ward Parkway
Kansas City, MO 64112
W 50TH ST
W 51ST ST
University of Missouri Kansas City
WORNALL RD
Loose Park
W CONCORD AVE
W 53RD ST
Land Use
Retail
Office
Cultural & Entertainment
Educational
Medical
W 54TH ST
W 55TH ST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Wealth Management Capital Holding GMBH
Borrower:	Wealthcap Los Gatos 131 Albright Way, L.P.
Original Balance:	$42,190,000
Cut-off Date Balance:	$42,190,000
% by Initial UPB:	5.2%
Interest Rate:	4.2850%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(29), D(84), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$504,402	Springing
Insurance:	$161,710	Springing
Replacement:	$0	Springing
TI/LC:	$5,676,000	Springing
Free Rent:	$2,028,224	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$372
Balloon Balance / Sq. Ft.:	$339
Cut-off Date LTV(2):	49.1%
Balloon LTV(2):	44.7%
Underwritten NOI DSCR(3):	1.75x
Underwritten NCF DSCR(3):	1.65x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.8%
Underwritten NOI Debt Yield at Balloon:	11.3%
Underwritten NCF Debt Yield at Balloon:	10.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Gatos, CA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	113,520
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$4,364,619
Underwritten NCF:	$4,114,742
Appraised Value(2):	$86,000,000
Appraisal Date:	August 25, 2015

Historical NOI(4)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (March 6, 2016)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	Represents the “As-is” Appraised Value. The appraisal concluded a “Go Dark” Appraised Value of $79,040,000, which results in a Cut-off Date LTV of 53.4%.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.38x and 2.24x, respectively.

(4)	The Netflix HQ 1 Property is a newly constructed property purchased by the sponsor in 2015. As such, Historical NOI and Historical Occupancy are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Netflix	NR/B1/B+	113,520	100.0%	$40.20	100.0%	11/30/2025(2)
Total Occupied Collateral		113,520	100.0%	$40.20	100.0%
Vacant		0	0.0%
Total		113,520	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Netflix has two, five-year extension options and no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	113,520	100.0%	113,520	100.0%	$40.20	100.0%	100.0%
2026	0	0	0.0%	113,520	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	113,520	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	113,520	100.0%	NAP	NAP
Total / Wtd. Avg.	1	113,520	100.0%			$40.20	100.0%

The Loan.    The Netflix HQ 1 loan (the “Netflix HQ 1 Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 113,520 sq. ft., Class A suburban office property located at 131 Albright Way in Los Gatos, California (the “Netflix HQ 1 Property”) , with an original and cut-off date principal balance of approximately $42.2 million. The Netflix HQ 1 Loan has a 10-year term and amortizes on a 30-year schedule following an initial 60-month interest only period. The Netflix HQ 1 Loan accrues interest at a fixed rate of 4.2850%. Loan proceeds, along with approximately $43.6 million of sponsor equity, were used to acquire the property for approximately $76.3 million, fund upfront reserves of approximately $8.4 million and pay closing costs of approximately $1.1 million. Based on the appraised value of $86.0 million as of August, 25, 2015, the cut-off date LTV is 49.1%. In addition, the appraisal concluded a “Go Dark” value of approximately $79.0 million, which results in a cut-off date LTV of 53.4%. The most recent prior financing of the Netflix HQ 1 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,190,000	49.2%	Purchase Price(1)	$76,289,936	88.9%
Sponsor Equity	$43,608,747	50.8%	Reserves	$8,370,336	9.8%
			Closing Costs	$1,138,475	1.3%
Total Sources	$85,798,747	100.0%	Total Uses	$85,798,747	100.0%
(1)	The purchase price was calculated net of a credit the sponsor received for the approximately $5.7 million TI/LC reserve and the approximately $2.0 million Free Rent Reserve, both of which were fully reserved at loan origination.

The Borrower / Sponsor.    The borrower, Wealthcap Los Gatos 131 Albright Way, L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Wealth Management Capital Holding GMBH (“WealthCap”). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Netflix HQ 1 Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

WealthCap is one of Germany’s largest close-ended fund companies with a total investment volume of €11.6 billion and more than 100 fund companies in various asset fields. WealthCap has 30 years of investment expertise and is a wholly-owned subsidiary of UniCredit Bank AG. WealthCap has over 250 employees in offices in the U.S., Germany, and Canada. WealthCap was advised in the acquisition by CBRE Global Investors, a global real estate investment management firm with approximately $88.4 billion in assets under management as of June 30, 2015.

The equity in borrower was capitalized by WealthCap pursuant to an unsecured bridge loan, which is non-transferable by WealthCap and has been fully subordinated to the Netflix HQ 1 Loan pursuant to a subordination and standstill agreement. It is anticipated that WealthCap will syndicate or otherwise transfer the limited partnership interests in the borrower pursuant to the permitted transfer provisions of the Netflix HQ 1 Loan documents and the bridge loan capitalization will be paid as the interests are syndicated or otherwise so transferred.

The Property. The Netflix HQ 1 Property is a newly constructed, four-story, 113,520 sq. ft. Class A office building located in Los Gatos, California. The building features a modern steel and glass design, floor to ceiling windows, large floor plates and high ceilings. The Netflix HQ 1 Property is 100.0% occupied by Netflix.

The Netflix HQ 1 Property is situated in phase I (“Phase I”) of the greater grove campus (“Grove Campus”). The Grove Campus serves as Netflix’s corporate headquarters and contains four buildings in total. Phase I of the Grove Campus consists of the Netflix HQ 1 Property and the adjacent 147,459 sq. ft. Netflix HQ 2 building (the “Netflix HQ 2 Building”), which is connected to the Netflix HQ 1 building by an elevated walkway. Phase II of the Grove Campus, once completed, will contain 220,000 sq. ft. of proposed office space that Netflix is also expected to occupy. The sponsor purchased the two buildings that make up Phase I for a total purchase price of $193.1 million ($740 PSF) in 2015.

The building layout consists of a central elevator core with cubicle areas, perimeter offices, meeting areas and conference rooms on the top two floors and meeting areas, conference rooms and cafeterias on the ground floor. Amenities include extensive landscaping, a basketball court, indoor theater, café/bar and an outdoor amphitheater. The property is targeting LEED silver certification and offers sustainable features such as electronic vehicle charging stations and 780 solar panels that are expected to produce approximately 350 kWh. Parking at the Netflix HQ 1 Property is provided by an adjacent three-story parking structure containing 913 parking spaces which are owned via interest in the common area association and equate to a parking ratio of approximately 3.5 spaces per 1,000 sq. ft. across both buildings that make up Phase I of the Grove Campus. The parking structure, along with the other common areas of the Grove Campus, is owned by LG Business Park Association, a California nonprofit mutual benefit corporation (the “Association”). The borrower, along with the owner of the Netflix HQ 2 Building, is a member of the Association. Once Phase II is completed, it is expected that the owners of the two office buildings on Phase II will become members of the Association and that the common areas of Phase II will be annexed to the common areas of Phase I. The common areas are for the shared and non-exclusive use of the Association members and their tenants and the common areas are governed by a declaration of covenants, restrictions and easements. Membership in the Association runs with the land and the owner of a building on the Grove Campus is automatically admitted as an Association member. The Association is obligated to maintain insurance coverage over the common areas. The common areas are not assessed for tax purposes.

The Netflix HQ 1 Property, along with the nearby Netflix HQ 2 building, is 100.0% occupied by Netflix. Additionally, Netflix has exercised its right of first refusal to lease the two proposed office buildings adjacent to Phase I of Grove Campus (“Phase II”).

Environmental Matters. The Phase I environmental report dated July 14, 2015 recommended no further action at the Netflix HQ 1 Property.

Major Tenants.

Netflix (113,520 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; B1/B+ by Moody’s/S&P) Netflix is a global internet TV network that offers viewers a variety of commercial-free movies and TV series, with unlimited viewing on any internet connected screen at an affordable no-commitment monthly rate. Netflix has over 57 million streaming members in over 50 countries. Members can watch more than two billion hours of television shows and movies per month, including original series, documentaries and feature films. The company has three operating segments: domestic streaming, international streaming and domestic DVD. As of November 24, 2015, Netflix has a market capitalization of $52.7 billion. Netflix signed a 10-year lease at the Netflix HQ 1 Property which commenced on August 1, 2015 at $40.20 PSF with 3.0% annual increases. Netflix has two, five-year extension options and no termination options. Netflix is in a free rent period through April 2016.

The Market. The Netflix HQ 1 Property is located in Los Gatos, California within the San Jose-Sunnyvale-Santa Clara metropolitan statistical area and is part of the larger Silicon Valley Region. Silicon Valley encompasses 1,740 square miles situated at the southern end of the San Francisco Bay. Silicon Valley is known for its high concentration of technology and start-up companies and has benefited from the growth in those industries over the last several years. As of the first quarter of 2015, real wages in the region were growing at 9.0% year-over-year and the unemployment rate has fallen from 6.1% at the start of 2015 to 5.5% in June 2015. In addition to the high-tech industry, healthcare and professional services are the largest sectors in terms of employment in the area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

The town of Los Gatos is located in the southern portion of Silicon Valley in what is known as the West Valley area. It is bordered by Saratoga to the west, Monte Sereno to the north and west and San Jose to the north and east. The neighborhood surrounding the Netflix HQ 1 Property is primarily residential, with development in the area containing a mixture of single family residences and multi-family housing as well as some office, R&D and retail developments. The area is accessible via Highway 85, which runs directly north of the Netflix HQ 1 Property and serves as a connector route throughout Silicon Valley, as well as Highway 17, located about half a mile from the Netflix HQ 1 Property, which connects Silicon Valley to the Santa Cruz area.

The West Valley office market contained 11,800,748 sq. ft. as of August 1, 2015, had a vacancy rate of 3.3% and weighted average asking rents of $50.16 PSF for Class A office space, up from $48.24 PSF a year earlier. The local Los Gatos office market accounts for 1,594,117 sq. ft. of the greater West Valley market and has a vacancy rate of 2.4%. According to the appraisal, vacancy in the Los Gatos market is currently at its lowest point in the past 15 quarters. Weighted average asking rents for the Los Gatos Market are $42.72 PSF. Over the past six quarters, the Los Gatos office market has added nearly 660,000 sq. ft. of office space, or approximately 110,000 sq. ft. per quarter. According to the appraisal, the majority of these spaces are smaller Class A buildings tailored to professional tenants.

The appraisal identified eight comparable office and flex properties in the submarket with an average monthly base rent range of $33.00 PSF to $43.20 PSF. The appraiser concluded a current market rent of $45.00 PSF on a triple net basis. This rental rate assumes the landlord would provide a prospective tenant with a $25.00 PSF tenant improvement allowance and no free rent. Based on these conclusions, Netflix’s current rent at the property is 10.7% below market.

The table below summarizes the comparable office leases as determined by the appraisal.

Summary of Comparable Leases(1)
Property	Tenant	Net Rentable Area	Date Signed	Base Rent	Expense Basis	TI PSF (New/Existing)	Lease Term (months)
Netflix HQ 1 Property	Netflix	113,520(2)	8/8/2013	$40.20(2)	NNN	$50.00 (New)	124
Santa Clara Square	Ericsson	230,930	5/30/2014	$39.00	NNN	$50.00 (New)	120
Silicon Valley Center	Google	287,644	6/5/2014	$37.20	NNN	NAV	120
Mission Corporate Center	EMC[2] Corporation	300,000	8/4/2014	$33.00	NNN	$50.00 (Existing)	84
Oakmead Tower	Blue Coat Systems	104,470	2/12/2015	$33.60	NNN	$65.00 (New)	120
3333 Scott	Aruba Networks	204,873	4/17/2015	$34.80	NNN	$65.00 (New)	132
3315-3355 Scott Blvd, Suite Bldg. C & D COMBO	Aruba Networks	239,994	4/17/2015	$34.80	NNN	$65.00 (New)	132
3333 Scott	Palo Alto Networks	300,000	6/29/2015	$36.24	NNN	$60.00 (New)	132
410-430 Mary	Apple, Inc.	152,880	6/30/2015	$43.20	NNN	NAV	NAV
Total / Wtd. Avg.(3):		1,820,791		$36.29
(1)	Source: Appraisal.

(2)	Based on the March 6, 2016 rent roll.

(3)	Total / Wtd. Avg. excludes the Netflix HQ 1 Property.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$4,563,504	$40.20
Gross Potential Rent	$4,563,504	$40.20
Total Recoveries	1,972,260	17.37
Total Other Income	162,065	1.43
Less: Vacancy (1)	(334,891)	(2.95)
Effective Gross Income	$6,362,938	$56.05
Total Operating Expenses	1,998,318	17.60
Net Operating Income	$4,364,619	$38.45
TI/LC	227,173	2.00
Capital Expenditures	22,704	0.20
Net Cash Flow	$4,114,742	$36.25
(1)	Vacancy is underwritten to 5.0%, compared to 3.3% market vacancy and 0.0% in place vacancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

Property Management.    The Netflix HQ 1 Property is managed by Jones Lang LaSalle Americas, Inc. Jones Lang LaSalle Americas, Inc. is a Chicago based company that provides real estate management and brokerage services.

Lockbox / Cash Management.     The Netflix HQ 1 Property is structured with a hard lockbox and springing cash management. At origination, the borrower delivered tenant direction letters requiring all rents to be deposited directly by tenants into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into a deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will occur upon (i) an event of default, (ii) if Netflix no longer leases 100% of the property and the debt service coverage ratio falls below 1.40x as of the last day of any calendar quarter or (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is at least 1.45x for two consecutive quarters.

A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 15 months prior to the maturity date of the Netflix lease and (b) the date that Netflix is required under its lease to give notice of its exercise of a renewal option (and such renewal is not exercised), (ii) the date that the Netflix lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from Netflix that it intends to surrender, cancel or terminate its lease, (iii) the date that Netflix discontinues its business at 50% of its space for a period of more than 90 days (unless the then lease sweep tenant is an investment grade entity), (iv) a monetary or material non-monetary default under the Netflix lease that continues beyond any applicable notice or cure period, (v) a bankruptcy or insolvency proceeding of Netflix or (vi) a decline in the credit rating of Netflix below “CCC+” by S&P, “Caa1” by Moody’s or, if rated by Fitch, a “CCC” rating by Fitch.

Initial Reserves.    At origination, the borrower deposited (i) $504,402 into a tax reserve account, (ii) $161,710 into an insurance reserve account, (iii) $5,676,000 into a TI/LC reserve for outstanding approved leasing expenses with respect to the Netflix lease and (iv) $2,028,224 into a free rent reserve for free rent under the Netflix lease.

Ongoing Reserves.    On a monthly basis, during the continuance of a Reserve Period (as defined below), the borrower is required to deposit reserves of (i) $1,892 into a replacement reserve account and (ii) $23,650 into a TI/LC reserve account. If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account. On each payment date, the borrower will be required to deposit 1/12 of the estimated annual real estate taxes into a tax reserve account if (i) a Trigger Period is continuing, (ii) Netflix is no longer required to pay all taxes directly under its lease, (iii) Netflix is no longer paying all taxes directly or (iv) the borrower fails to furnish to lender receipts for the payment of all taxes. Additionally, during the continuance of a Lease Sweep Period, all available cash will be transferred into a lease sweep account.

A “Reserve Period” will commence at any time that (i) the Netflix lease is not in effect or (ii) a Lease Sweep Period is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

131 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 5 Netflix HQ 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,190,000 49.1% 1.65x 10.3%

Netflix HQ 1
131 Albright Way
Los Gatos, CA 95032
Sunnyvale
Santa Clara
San Jose
Cupertino
Campbell
Saratoga
Los Gatos
DOWNTOWN SAN JOSE
WEST SAN JOSE
WILLOW GLEN
ROSE GARDEN
BURBANK
KOREATOWN
SAN JOSE INTERNATIONAL AIRPORT (SJC)
Intel
Nvidia
Atmel
Paypal
Ebay
Adobe
PWC
SJSU
Cryptic
SAP Center
Apple Campus Future
Kaiser Permanente -Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Westfield Valley Fair
Santana Row
O'Connor Hospital
Santa Clara Valley Medical Center
Westgate Mall
The Pruneyard
El Camino Hospital
Good Samaritan Hospital -San Jose
West Valley College
Buck Shaw Stadium
Santa Clara University
Stephen Schott Stadium
CALTRAIN
VTA LIGHT RAIL
BAYSHORE FREEWAY
JUNIPERO SERRA FREEWAY
STEVENS CREEK FREEWAY
CENTRAL EXPY
EL CAMINO REAL
E HOMESTEAD RD
WILLIAMS RD
PROSPECT RD
W CAMPBELL AVE
COX AVE
SARATOGA AVE
S WINCHESTER BLVD
CAMDEN AVE
UNION AVE
MERIDIAN AVE
CURTNER AVE
FOXWORTHY AVE
HILLSDALE AVE
SARATOGA LOS GATOS RD
LOS GATOS BLVD
QUITO RD
Oakland
San Francisco
Daly City
Alameda
San Leandro
Hayward
Dublin
Pleasanton
Danville
Alamo
Union City
Fremont
Newark
San Mateo
Redwood City
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
Milpitas
Half Moon Bay
Pacifica
Montara
Millbrae
Belmont
San Gregorio
Pescadero
San Francisco Bay
Pacific Ocean
San Jose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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63

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	AVR CPC Associates, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	5.0%
Interest Rate:	4.7400%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for the first 24 months, 360 months thereafter
Additional Debt(1):	$30,500,000 Pari Passu Debt
Call Protection(2):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$95,633	$47,816
Insurance:	$0	Springing
Replacement:	$0	$10,634
TI/LC:	$0	$26,585
Ground Rent:	$58,590	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$111
Balloon Balance / Sq. Ft.:	$95
Cut-off Date LTV:	75.0%
Balloon LTV:	64.5%
Underwritten NOI DSCR(5):	1.34x
Underwritten NCF DSCR(5):	1.22x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	7.6%
Underwritten NOI Debt Yield at Balloon:	9.7%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple/Leasehold
Location:	Columbus, GA
Year Built / Renovated:	2003 / 2014-2015
Total Sq. Ft.:	638,028
Property Management:	Genesis Real Estate Advisers, LLC
Underwritten NOI:	$5,903,883
Underwritten NCF:	$5,376,761
Appraised Value:	$94,000,000
Appraisal Date:	July 29, 2015

Historical NOI
Most Recent NOI:	$6,638,887 (T-12 October 31, 2015)
2014 NOI:	$6,465,696 (December 31, 2014)
2013 NOI:	$6,448,786 (December 31, 2013)
2012 NOI:	$6,204,142 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (November 9, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	99.7% (December 31, 2013)
2012 Occupancy:	99.4% (December 31, 2012)
(1)	The Columbus Park Crossing Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $70.5 million. The controlling Note A-1, with an original principal balance of $40.0 million, will be included in the COMM 2016-DC2 mortgage trust. The non-controlling Note A-2 with an original principal balance of $30.5 million, will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of January 1, 2016. Defeasance of the full $70.5 million Columbus Park Crossing Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 13, 2018. The assumed lockout period of 27 payments is based on the expected COMM 2016-DC2 securitization closing date in March 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Columbus Park Crossing Whole Loan.

(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.74x and 1.59x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Anchor Tenants
Sears (Ground Lease)	C/Caa3/CCC+	141,333	22.2%	4/30/2018	$1.71	12,608	$89	5.1%
Subtotal / Wtd. Avg.		141,333	22.2%		$1.71

Major Tenants (>10,000 sq. ft.)
Carmike Cinemas (Ground Lease)(3)	NR/B2/B+	84,156	13.2%	9/30/2023	$6.47	$8,284	$552,245	9.4%
Toys-R-Us (Ground Lease)	CC/Caa2/B-	49,000	7.7%	1/31/2018	$3.59	NAV	NAV	NAV
Haverty’s(4)	NR/NR/NR	32,899	5.2%	9/30/2020	$9.00	$5,112	$155	7.7%
Ross Dress for Less	NR/A3/A-	30,125	4.7%	1/31/2018	$12.50	NAV	NAV	NAV
Marshall’s	NR/A2/A+	30,000	4.7%	1/31/2018	$8.75	$6,394	$213	5.5%
Bed Bath & Beyond	NR/Baa1/BBB+	25,000	3.9%	1/31/2018	$10.72	NAV	NAV	NAV
Barnes & Noble	NR/NR/NR	23,959	3.8%	8/31/2017	$15.50	$5,028	$210	8.9%
Staples	BBB-/Baa2/BBB-	23,942	3.8%	8/31/2017	$10.05	NAV	NAV	NAV
Joann’s Arts & Crafts	NR/B3/B	21,000	3.3%	7/31/2018	$14.00	$2,004	$95	18.1%
Old Navy	BBB-/Baa2/BBB-	16,000	2.5%	6/30/2018	$13.21	$5,342	$334	4.9%
Party City	NR/NR/NR	12,000	1.9%	8/31/2017	$17.25	$2,517	$210	9.8%
Lifeway Christian Books	NR/NR/NR	10,000	1.6%	8/31/2018	$18.15	$1,826	$183	11.8%
Pier One Imports	NR/NR/B+	10,000	1.6%	8/31/2017	$18.00	NAV	NAV	NAV
The Shoe Department	NR/NR/NR	10,000	1.6%	8/31/2021	$18.43	$1,408	$141	15.3%
Major Tenants Subtotal / Wtd. Avg.		378,081	59.3%		$10.03	$37,915	$158	9.5%

In-line Tenants (<10,000 sq. ft.)		67,856	10.6%		$21.71	$23,557	$358	7.2%
Restaurant		26,958	4.2%		$13.14	$0	NAP	NAP
Outparcel		23,800	3.7%		$25.77	$7,209	$465	9.6%
Total Occupied Collateral		638,028	100.0%		$10.15	$81,289	$176	5.7%
Vacant		0	0.0%
Total / Wtd. Avg.		638,028	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.

(3)	Carmike Cinemas (Ground Lease) sales represent T-12 June 2015 sales based on 15 screens. Carmike Cinemas (Ground Lease) sales equal $98 PSF.

(4)	Haverty’s has the right to terminate its lease if gross sales do not exceed $5.5 million for the preceding twelve months.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	14	103,099	16.2%	103,099	16.2%	$16.05	25.6%	25.6%
2018	18	360,725	56.5%	463,824	72.7%	$7.60	42.4%	67.9%
2019	5	18,849	3.0%	482,673	75.7%	$20.15	5.9%	73.8%
2020	5	39,699	6.2%	522,372	81.9%	$11.33	6.9%	80.7%
2021	1	10,000	1.6%	532,372	83.4%	$18.43	2.8%	83.6%
2022	0	0	0.0%	532,372	83.4%	$0.00	0.0%	83.6%
2023	3	96,956	15.2%	629,328	98.6%	$8.89	13.3%	96.9%
2024	1	2,700	0.4%	632,028	99.1%	$27.72	1.2%	98.0%
2025	1	6,000	0.9%	638,028	100.0%	$21.25	2.0%	100.0%
2026	0	0	0.0%	638,028	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	638,028	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	638,028	100.0%	NAP	NAP
Total / Wtd. Avg.	48	638,028	100.0%			$10.15	100.0%
(1)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

The Loan. The Columbus Park Crossing loan (the “Columbus Park Crossing Loan”) is a fixed rate loan secured by the borrower’s leasehold and subleasehold interest in a 638,028 sq. ft. Class A, anchored retail center located at 5555 Whittlesey Boulevard in Columbus, Georgia (the “Columbus Park Crossing Property”), with an original and cut-off date principal balance of $40.0 million. In addition, the Development Authority of Columbus, Georgia (the “Development Authority”) joined in the mortgage loan granted to lender encumbering its fee and leasehold interests in the Columbus Park Crossing Property. See “Authority Lease and Tax Benefit Summary” herein. The Columbus Park Crossing Loan is evidenced by the controlling Note A-1 with an original principal balance of $40.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $30.5 million (and, together with the Columbus Park Crossing Loan, the “Columbus Park Crossing Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Columbus Park Crossing Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Columbus Park Crossing Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	COMM 2016-DC2	Yes
Note A-2	$30,500,000	$30,500,000	GACC	No
Total	$70,500,000	$70,500,000

The Columbus Park Crossing Whole Loan has a 10-year term and amortizes on a 30-year schedule following an initial 24-month interest only period. The Columbus Park Crossing Whole Loan accrues interest at a fixed rate equal to 4.7400%. Loan proceeds were used to retire existing debt of approximately $71.2 million, fund upfront reserves of approximately $0.2 million and pay closing costs of approximately $1.1 million. Based on the “As-is” appraised value of $94.0 million as of July 29, 2015, the cut-off date LTV is 75.0%. The most recent prior financing of the Columbus Park Crossing Property was included in the BACM 2007-4 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$70,500,000	97.3%	Loan Payoff	$71,177,584	98.2%
Sponsor Equity	$1,980,327	2.7%	Reserves	$154,223	0.2%
			Closing Costs	$1,148,521	1.6%
Total Sources	$72,480,327	100.0%	Total Uses	$72,480,327	100.0%

The Borrower / Sponsor.    The borrower, AVR CPC Associates, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Allan V. Rose.

Allan V. Rose is the owner and chief executive officer of AVR Realty, a privately held real estate development and management company. Mr. Rose founded AVR Realty over 45 years ago and has since built, acquired and developed more than 30 million sq. ft. of commercial and residential space. AVR Realty’s portfolio currently includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Columbus Park Crossing Property consists of a 638,028 sq. ft. Class A, open air anchored retail center which includes a mix of big box anchors, retail strips and outparcel buildings located approximately five miles north of the Columbus central business district. The Columbus Park Crossing Property was developed in 2003 and acquired by the sponsor in 2007. The Columbus Park Crossing Property is anchored by Sears, contains a movie theater - Carmike Cinemas, and major tenants Toys-R-Us, Haverty’s, Ross Dress for Less and Marshalls. The property also benefits from the surrounding phases of the Columbus Park Crossing development, which includes other big box, retail strip centers and anchors such as Lowe’s Home Improvement, Walmart, Kohl’s, Dick’s Sporting Goods and Ulta Beauty.

As of November 9, 2015, the Columbus Park Crossing Property is 100.0% leased to a broad mix of approximately 48 national and local tenants, including Old Navy, Party City, Pier One Imports, Bed Bath & Beyond and Lifeway Christian Books, among others. In addition, the Columbus Park Crossing Property includes 50,758 sq. ft. of restaurant and outparcel space, all of which is part of the collateral. On a weighted average basis, the current tenants have been at the property for 12.0 years. The Columbus Park Crossing Property also features a total of 4,196 surface parking spaces, which equates to a ratio of 6.58 spaces per 1,000 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

Historical Occupancy(1)
2007	2008	2009	2010	2011	2012	2013	2014	Most Recent Occupancy
99.6%	99.2%	91.6%	99.4%	99.4%	99.4%	99.1%	99.9%	100.0%
(1)	Source: Sponsor.

The below table presents historical sales at the Columbus Park Crossing Property.

Historical Sales PSF(1)
	2007	2008	2009	2010	2011	2012	2013	2014	Trailing 12 Month

Anchor / Movie Theater
Sears (Ground Lease)(2)	$153.01	$119.58	$113.98	$110.63	$104.92	$105.49	$104.06	$96.96	$89.21

Carmike Cinemas (Ground Lease)(3)	$428,649	$402,575	$524,890	$528,933	$525,624	$552,475	$496,886	$543,165	$552,245

Major Tenant Sales PSF (>10,000 sq. ft)	$211.58	$186.47	$199.17	$212.31	$198.90	$202.19	$194.35	$191.89	$190.11

In-Line Tenant Sales PSF (<10,000 sq. ft.)	$345.83	$352.28	$352.27	$358.73	$381.78	$380.48	$392.51	$381.52	$378.16
Total/Wtd. Avg.	$181.60	$164.76	$171.11	$176.78	$177.83	$179.84	$176.68	$177.80	$175.68

(1)	Sales figures were provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.

(2)	The Sears (Ground Lease) trailing 12 month sales represent sales through May 2015.

(3)	Carmike Cinemas (Ground Lease) sales figures represent sales per screen and are based on 15 total screens. The trailing 12 month sales represent sales through June 2015.

Environmental Matters. The Phase I environmental report dated July 31, 2015 recommended no further action at the Columbus Park Crossing Property.

The Market.     The Columbus Park Crossing Property is located within the Columbus metropolitan statistical area in Muscogee County, located approximately 115 miles southwest of Atlanta, Georgia and 90 miles east of Montgomery, Alabama. The property sits approximately five miles north of the Columbus central business district, just east of Interstate 185 which connects Columbus to Interstate 85. Primary roads providing access through the neighborhood include U.S. Highway 27 and U.S. Highway 80 along with several secondary roadways.

Development immediately surrounding the Columbus Park Crossing Property is primarily commercial. The Columbus Park Crossing development encompasses the Columbus Park Crossing Property, as well as additional surrounding phases and includes other big box and strip retail centers and anchors such as Lowe’s Home Improvement, Walmart, Kohl’s, Dick’s Sporting Goods and Ulta Beauty. Additional types of commercial uses include various retail and small office uses, service stations, restaurants, and convenient stores. The neighborhood has a good level of industrial development due to the Columbus Metropolitan Airport being located in the southern portion of the neighborhood. Bradley Industrial Park and Corporate Ridge Industrial Park include numerous trucking distribution facilities, as well as light and heavy manufacturing. Single-family homes oriented toward middle-income families comprise the remaining bulk of development. According to market data, about 65% of residents within a one-mile radius are home-owners. The neighborhood also has a good level of supportive developments, including schools, parks and houses of worship. One of the most significant developments in the region is Fort Benning Military Reservation, located in the southeast portion of the neighborhood. Fort Benning Military Reservation, known as the “Home of the Infantry,” houses the campus of the U.S. Army Infantry School and has an annual active-retired military and civilian employee payroll of more than $1.1 billion per year and an impact of more than $1.9 billion per year on the local economy.

The primary trade area of the Columbus Park Crossing Property is an approximately three to ten mile radius. Within a one-, three- and five-mile radius of the Columbus Park Crossing Property, the 2015 median income is $57,208, $57,852 and $51,512, respectively, with a population of 5,388, 55,566 and 119,936, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

As of Q2 2015, the Columbus retail market had approximately 26.1 million sq. ft. of retail with an average occupancy rate of approximately 93.8%. Additionally, the Columbus Park Crossing Property is located in the Greater Columbus submarket, which had a Q2 2015 retail supply of approximately 12.1 million sq. ft. and an average occupancy rate of 92.8%. The Greater Columbus submarket vacancy has trended downward from its Q1 2013 vacancy of 10.4%. Vacancy for year-end 2013, 2014 and Q1 2015 was 9.6%, 7.9% and 7.3%, respectively. During the second quarter 2015, no new retail space was completed in the Greater Columbus submarket, and over the past four quarters ending Q2 2015, 29,840 sq. ft. of new retail space has been delivered to the market. Quoted rental rates PSF (NNN) for year-end 2013, 2014 and Q1 2015 within the Greater Columbus submarket were $10.18, $10.93 and $11.76, respectively. The Q2 2015 rental rate PSF (NNN) of $11.77 represents a 10.0% increase from four quarters ago.

The table below summarizes the Columbus Park Crossing Property’s competitive set.

Competitive Set(1)
Name	Columbus Park Crossing Property	Columbus Park Crossing South	The Highlands at Columbus Park Crossing	Columbus Park East	North Columbus Crossing	Bradley Park Square	Bradley Park Crossing
Distance from Subject	NAP	<1.0 miles	<1.0 miles	<1.0 miles	<1.0 miles	2.3 miles	2.3 miles
Property Type	Anchored Retail	Retail Power Center	Retail Strip Center	Retail Power Center	Retail Neighborhood Center	Retail Neighborhood Center	Retail Power Center
Year Built	2003	2006	2008	2004	2000	1994	1999
Occupancy	100.0%(2)	98.0%	100.0%	100.0%	100.0%	97.0%	99.0%
Size (Sq. Ft.)	638,028(2)	225,000	35,100	130,073	85,819	117,567	266,766
Anchors / Major Tenants	Sears, Carmike Cinemas, Toys-R-Us, Haverty’s, Ross Dress for Less(2)	Kohls, Dick’s Sporting Goods, T.J. Maxx, Petco	NAP	Hobby Lobby, Ashley Furniture, HHgregg	Winn-Dixie	Publix, Stein Mart	Target, Hibbett Sports, PetSmart, Michaels
(1)	Source: Appraisal.

(2)	Based on the November 9, 2015 rent roll.

 Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 10/31/2015	U/W	U/W PSF
Base Rent(1)	$5,951,906	$6,116,667	$6,380,893	$6,437,831	$6,493,559	$10.18
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$5,951,906	$6,116,667	$6,380,893	$6,437,831	$6,493,559	$10.18
Total Recoveries(2)	1,848,536	1,939,711	1,791,105	1,888,663	1,777,961	2.79
Total Other Income	204,284	243,061	166,832	241,495	141,843	0.22
Less: Vacancy & Credit Loss(3)	0	0	0	0	(420,668)	(0.66)
Effective Gross Income	$8,004,726	$8,299,438	$8,338,831	$8,567,990	$7,992,695	$12.53
Total Operating Expenses(4)	1,800,585	1,850,652	1,873,135	1,929,103	2,088,813	3.27
Net Operating Income	$6,204,142	$6,448,786	$6,465,696	$6,638,887	$5,903,883	$9.25
TI/LC	0	0	0	0	399,517	0.63
Capital Expenditures	0	0	0	0	127,606	0.20
Net Cash Flow	$6,204,142	$6,448,786	$6,465,696	$6,638,887	$5,376,761	$8.43

(1)	U/W Base Rent includes $12,758 in GAP Outlet credit tenant contractual step rent straight-lined through their June 30, 2023 expiration date and $5,203 in contractual step rent through September 2016.

(2)	Tenants reimburse real estate taxes based on the Columbus Park Crossing Property’s fair market value. Tenants at the property receive no benefit from the real estate tax abatement.
(3)	U/W Vacancy represents 5.0% of total gross income and is based on the current economic vacancy rate. The appraisal assumed a 3.7% vacancy rate.
(4)	Total Operating Expenses include the actual 2014 real estate tax bill, which reflects the abated tax amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

Property Management.    The Columbus Park Crossing Property is managed by Genesis Real Estate Advisers, LLC.

Genesis Real Estate Advisers, LLC (“Genesis”), founded in March 2012 and headquartered in Sandy Springs, Georgia, is a full-service commercial real estate company delivering leasing, property management, construction management, development and redevelopment, asset management and advisory services to institutional and private investment clients. Genesis, operating throughout the southeastern United States, north to Virginia, west to Tennessee, and south to central Florida, has over $500 million in assets under management in a portfolio totaling over two million sq. ft.

Lockbox / Cash Management.    The Columbus Park Crossing Loan is structured with a hard lockbox and springing cash management. At closing, a lockbox and clearing account controlled by lender was established into which all rents, revenues and receipts from the Columbus Park Crossing Property will be deposited directly by the tenants. Prior to a Trigger Period, all sums deposited into the clearing account are required to be transferred into borrower’s operating account. Following a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit are required to be transferred to an account controlled by lender to be applied to the payment of all monthly amounts due under the loan documents and approved operating expenses with any excess funds being held by lender.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the DSCR falling below 1.05x as of the last day of any calendar quarter and will end upon (a) with respect to clause (i), such event of default is cured and (b) with respect to clause (ii), the DSCR is at least 1.10x for two consecutive quarters.

Initial Reserves.    At closing, the borrowers deposited (i) $95,633 into a tax reserve account and (ii) $58,590 into a ground rent reserve account, which represents one-quarter of the annual ground rent.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $47,816, into a tax reserve account, (ii) $10,634 into a replacement reserve account and (iii) $26,585 into a TI/LC reserve account, subject to a TI/LC reserve cap of $1,250,000, subject to replenishment if drawn. In addition, the borrower will be required to deposit on a monthly basis (i) 1/12th of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place and (ii) an amount equal to the monthly ground rent into a ground rent reserve account if (a) an event of default has occurred, (b) the borrower fails to provide satisfactory evidence of payment of the ground rent, (c) the lender does not receive certification of the borrower’s current and timely payment of the ground rent or (d) the borrower fails to maintain the ground rent funds sufficient such that the balance of the ground rent reserve account funds is equal to one-quarter of the ground rent due under the ground lease for the ensuing twelve months.

Authority Lease and Tax Benefit Summary.    In order to obtain a real estate tax benefit (described below), the prior owner conveyed its interests in the Columbus Park Crossing Property (approximately 75.2 acres in total comprised of approximately 21.0 acres owned in fee and a leasehold interest in the remaining approximately 54.2 acres) to the Development Authority in 2001, and the Development Authority (i) issued its industrial development bonds (the “Development Bonds”) in the aggregate principal amount of $75,000,000 in exchange for the conveyance of such fee and leasehold interests and (ii) leased and subleased (as applicable) its interests in the Columbus Park Crossing Property to the prior owner (the “Authority Lease”). Under the Authority Lease, the borrower (as successor lessee) is responsible for (i) paying base rent semiannually each year in an amount equal to the then payable principal and interest due under the Development Bonds and (ii) operating, maintaining and paying all costs associated with the Columbus Park Crossing Property. The borrower is the owner of the Development Bonds and therefore pays itself (by offset of the Authority Lease payments against the Development Bonds payments). Upon the expiration (April 21, 2021) or earlier termination of the Authority Lease (i) the real estate tax benefit will expire and (ii) the Development Authority is required to sell, and the borrower is required to purchase, all of the Development Authority’s fee and leasehold interests in the Columbus Park Crossing Property for $100.00 and satisfaction of the other terms under the Authority Lease, and the Development Bonds are required to be cancelled. During the term of the Authority Lease the tax assessor is required to value the Columbus Park Crossing Property at 50% of the fair market value for real estate tax purposes and the assessment will remain fixed but may be subject to increases in millage rates. The Development Authority has joined in, and subjected its fee and leasehold Interests in the Columbus Park Crossing Property to, the Columbus Park Crossing Whole Loan. In addition, the Columbus Park Crossing Whole Loan is secured by the borrower’s interests under the Authority Lease and by any after-acquired interest of the borrower in the direct fee and leasehold interests currently held by the Development Authority.

The Development Authority granted a security deed (the “Bond Security Deed”) on its fee and leasehold interests in the Columbus Park Crossing Property to the trustee under the indenture for the Development Bonds as security for the Development Authority’s obligations under the Development Bonds. In addition, the borrower has guaranteed the principal and interest of the Development Bonds (owned by borrower) when the same becomes due and payable. Pursuant to a pledge agreement executed by the borrower and the Development Authority, the Development Bonds and the Bond Security Deed were (i) subordinated to the Columbus Park Crossing Whole Loan and related loan documents and (ii) pledged to the lender under the Columbus Park Crossing Whole Loan as additional security for the Columbus Park Crossing Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

Ground Lease. Approximately 54.3 acres of the Columbus Park Crossing Property is ground leased by the Development Authority from Geo. M. Adams Co., Inc. Upon the required purchase by the borrower of the Development Authority’s leasehold Interest in the Columbus Park Crossing Property upon the expiration of the Authority Lease, the borrower will become the ground lessee under the ground lease. The expiration date of the ground lease is June 17, 2036, subject to eight 5-year extension options. The base rent under the ground lease is $234,361 per annum (subject to 10% increases every five years as provided in the ground lease). The ground lease is structured with a purchase option in favor of the lessee thereunder which states that the lessee has the right to purchase the ground leased premises by giving written notice to the ground lessor during the period which begins on the date that is 180 days prior to the expiration of the 25th lease year (June 2026) and ends on the date that is 180 days prior to the expiration of the 30th lease year (June 2031) by giving the ground lessor 180 days’ prior written notice. The purchase price is derived by applying an 8.50% capitalization rate to the then in-place annual ground rent in effect during the 26th through 30th lease years.

Current Mezzanine or Subordinate Indebtedness. None. See “Authority Lease and Tax Benefit Summary” above.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release and Substitution.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 6 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 75.0% 1.22x 8.4%

CARTIFACT
Chattanooga
Huntsville
Atlanta
Birmingham
GEORGIA
ALABAMA
Macon
Montgomery
Columbus Park Crossing
5555 Whittlesey Boulevard
Columbus, GA 31909
Columbus
GEORGIA
ALABAMA
ALMOND RD
WOOLDRIDGE RD
HANCOCK RD
BLACKMON RD
SCHOMBURG RD
PIERCE CHAPEL RD
WILLIAMS RD
DOUBLE CHURCHES RD
Northside Park
Maple Ridge Golf Club
AUTUMNRIDGE
WHITTLESEY BLVD
MOON RD
VETERANS PKY
Main Street Village
WEEMS RD
Flat Rock Park
Green Island Country Club
RIVER RD
Lake Oliver
Bradley Park Crossing
Heath Park
WINDSOR PARK
W BRITT DAVID RD
Britt David Shopping Center
MILLER RD
Simon Terrace Shopping Center
54TH ST
AIRPORT THRUWAY
Pop Austin Recreation Center
The Landings
COLUMBUS METROPOLITAN AIRPORT
Cooper Creek Park
Peachtree Mall
RIVERCHASE DR
Jack Hughston Memorial Hospital
MANCHESTER EXPY
St Francis Hospital
Godwin Creek Golf Course
Bibb City
Rosemont Shopping Center
Columbus State University
Parkhill Cemetery
MACON RD
Woodruff Farm Rd Soccer Complex
WOODRUFF FARM RD
FOREST HILLS
FOREST RD
WARM SPRINGS RD
Country Club of Columbus
MILTON AVE
2ND AVE
WYNNTON GROVE
Cross Country Plaza
Carver Park
S RAILROAD ST
Medical Center
17TH ST
Wildwood Park
Weracoba Park
Edgewood Park
FLOYD RD
14TH ST
13TH ST
WYNNTON RD
RIGDON RD
BUENA VISTA RD
BROAD ST
VETERANS PKY
10TH AVE
AVONDALE
BROWN AVE
PARKWOOD
Shirley Winston Park
Golden Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Maxxam Enterprises, L.P.; 3D Investments III, L.P.
Borrower:	Promenade Gateway, L.P.
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$30,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.5320%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$60,000,000 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$120,000	$53,200
Insurance:	$21,500	$3,900
Replacement:	$0	$1,894
TI/LC:	$0	$6,135
AMC Theaters Conversion:	$200,000	NAP

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$685
Balloon Balance / Sq. Ft.:	$685
Cut-off Date LTV(4):	50.0%
Balloon LTV(4):	50.0%
Underwritten NOI DSCR:	1.83x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	8.4%
Underwritten NCF Debt Yield at Balloon:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(5):	Mixed Use Office / Retail / Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1989, 2006 / 2015
Total Sq. Ft.(5):	131,470
Property Management:	Self-managed
Underwritten NOI:	$7,583,102
Underwritten NCF:	$7,486,752
“As-is” Appraised Value:	$180,000,000
“As-is” Appraisal Date:	September 9, 2015
“As Stabilized” Appraised Value(4):	$204,000,000
“As Stabilized” Appraisal Date(4):	September 9, 2015

Historical NOI
Most Recent NOI:	$7,021,699 (T-12 July 31, 2015)
2014 NOI:	$7,007,211 (December 31, 2014)
2013 NOI:	$6,159,437 (December 31, 2013)
2012 NOI:	$5,843,222 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(6):	94.5% (February 1, 2016)
2014 Occupancy	98.8% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
2012 Occupancy:	98.8% (December 31, 2012)

(1)	The Promenade Gateway Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $90.0 million. The non-controlling Note A-2, with an original principal balance of $30.0 million, will be included in the COMM 2016-DC2 mortgage trust. The pari passu companion loan comprised of the controlling Note A-1, with an original principal amount of $60.0 million, will not be included in the trust and was contributed to the COMM 2016-CCRE28 mortgage trust.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Promenade Gateway Whole Loan.

(4)	The “As Stabilized” Appraised Value assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024. Based on the “As Stabilized” appraised value of $204,000,000 as of September 9, 2015, the Cut-off Date LTV and Balloon LTV are equal to 44.1%. There are no assurances that the borrower will recapture the AMC Theaters space prior to AMC Theaters’ fully extended lease expiration date in October 2029, or at all.

(5)	The Promenade Gateway Property consists of (i) 61,027 sq. ft. of office space, (ii) 37,138 sq. ft. of retail space and (iii) 33,305 sq. ft. of multifamily space which consists of 32 total multifamily units.

(6)	Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) the 61,027 sq. ft. of office space was 88.1% leased (including Callison, which is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property), (ii) the 37,138 sq. ft. of retail space was 100.0% leased (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) and (iii) the 33,305 sq. ft. of multifamily space, which consists of 32 multifamily units, was 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Office Tenants
Callison(3)(4)	NR/NR/NR	17,096	13.0%	$79.81	15.6%	3/31/2018
Morgan Stanley(3)	A/A3/A-	13,607	10.3%	$75.60	11.8%	1/31/2022
Riverside West Coast(3)	NR/NR/NR	5,056	3.8%	$64.14	3.7%	6/30/2017
Stubbs Alderton & Markiles, LLP	NR/NR/NR	4,915	3.7%	$62.26	3.5%	1/31/2019
ZipRecruiter(3)(4)	NR/NR/NR	3,630	2.8%	$58.56	2.4%	3/31/2016
Total Major Office Tenants		44,304	33.7%	$73.04	37.0%
Remaining Office Tenants		9,473	7.2%	$71.43	7.7%
Total Occupied Office Tenants		53,777	40.9%	$72.76	44.7%
Vacant Office		7,250	5.5%
Total Office		61,027	46.4%

Retail Tenants
AMC Theaters(3)	NR/NR/B+	22,534	17.1%	$24.81	6.4%	10/31/2019
Lululemon(3)	NR/NR/NR	6,370	4.8%	$254.60	18.5%	4/30/2021
Steak N Shake(3)	NR/NR/B+	3,484	2.7%	$99.96	4.0%	2/28/2023
Remaining Retail Tenants		4,750	3.6%	$252.12	13.7%
Total Retail		37,138	28.2%	$100.35	42.6%

Total Office and Retail		98,165	74.7%	$77.82	87.3%

Total Multifamily(5)		33,305	25.3%	$33.31	12.7%
Total Occupied Collateral(6)		124,220	94.5%	$70.43	100.0%
Vacant Office		7,250	5.5%
Total		131,470	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent PSF is inclusive of approximately $444,652 in base rent steps.

(3)	Callison has one, five-year extension option remaining. Morgan Stanley has one, five-year extension option remaining. Riverside West Coast has one, five-year extension option remaining. ZipRecruiter has one, three-year extension option remaining. AMC Theaters has two, five-year extension options remaining. Lululemon has one, five-year extension option remaining. Steak N Shake has two, five-year extension options remaining.

(4)	Callison is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease on the dark Callison space. The master lease has a 12-year term at the same rental rates as the existing Callison lease. See “Callison Master Lease” herein.

(5)	Total Multifamily space consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated February 1, 2016, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

(6)	Total Occupied Collateral is based on the weighted average occupancy of the leased sq. ft. for the office, retail and multifamily components.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	2	5,654	4.3%	5,654	4.3%	$54.52	3.5%	3.5%
2017	2	6,173	4.7%	11,827	9.0%	$65.36	4.6%	8.1%
2018	3	19,502	14.8%	31,329	23.8%	$78.61	17.5%	25.7%
2019	2	27,449	20.9%	58,778	44.7%	$31.52	9.9%	35.5%
2020	1	1,304	1.0%	60,082	45.7%	$64.89	1.0%	36.5%
2021	1	6,370	4.8%	66,452	50.5%	$254.60	18.5%	55.1%
2022	1	13,607	10.3%	80,059	60.9%	$75.60	11.8%	66.8%
2023	3	9,318	7.1%	89,377	68.0%	$139.51	14.9%	81.7%
2024	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.7%
2025	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.7%
2026	1	1,538	1.2%	90,915	69.2%	$321.46	5.7%	87.3%
Thereafter	0	0	0.0%	90,915	69.2%	$0.00	0.0%	87.3%
Multifamily(3)	32	33,305	25.3%	124,220	94.5%	$33.31	12.7%	100.0%
Vacant	NAP	7,250	5.5%	131,470	100.0%	NAP	NAP
Total / Wtd. Avg.	48	131,470	100.0%			$70.43	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $444,652 in base rent steps.

(3)	Multifamily consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated February 1, 2016, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

The Loan. The Promenade Gateway loan (the “Promenade Gateway Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a seven-story, 131,470 sq. ft. mixed use building located at 1453-1457 3rd Street Promenade in Santa Monica, California (the “Promenade Gateway Property”), with an original and cut-off date principal balance of $30.0 million. The Promenade Gateway Property is comprised of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 33,305 sq. ft. of multifamily space, which consists of 32 total multifamily units located on the top three floors, all situated above a four-level subterranean parking garage. The Promenade Gateway Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $30.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu controlling Note A-1 companion loan (together with the Promenade Gateway Loan, the “Promenade Gateway Whole Loan”), with an original principal balance of $60.0 million was contributed to the COMM 2016-CCRE28 mortgage trust.

The relationship between the holders of the Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Promenade Gateway Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$30,000,000	$30,000,000	COMM 2016-DC2	No
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Total	$90,000,000	$90,000,000

The Promenade Gateway Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The Promenade Gateway Loan Whole Loan accrues interest at a fixed rate equal to 4.5320%. Proceeds of the Promenade Gateway Whole Loan were used to retire existing debt of approximately $58.8 million, pay reserves of approximately $0.3 million, cover closing costs of approximately $1.3 million and return approximately $29.6 million of equity to the loan sponsors. Based on the “As-is” appraised value of $180.0 million as of September 9, 2015, the cut-off date LTV is 50.0%. Based on the “As Stabilized” Appraised Value of $204.0 million as of September 9, 2015, which assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024, the cut-off date LTV is 44.1%. The most recent prior financing of the Promenade Gateway Property was included in the MLCFC 2007-9 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$58,823,421	65.4%
			Reserves	$341,500	0.4%
			Closing Costs	$1,274,448	1.4%
			Return of Equity	$29,560,631	32.8%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Sponsor. The borrower, Promenade Gateway, L.P., is a single purpose California limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Maxxam Enterprises, L.P. and 3D Investments III, L.P. on a joint and several basis.

Maxxam Enterprises, L.P. is a Beverly Hills based commercial real estate company that acquires, develops and manages a wide range of properties throughout the nation. To date, the company has acquired or developed more than 200 properties including residential, office, retail, hotel, industrial and mixed use throughout California, Hawaii and the Western United States.

3D Investments III, L.P. is a Los Angeles based commercial real estate company founded in 2001. The company owns and operates malls, hotels and other real estate properties throughout the United States.

The Property. The Promenade Gateway Property consists of a seven-story, 131,470 sq. ft. office, retail and multifamily building built in 1989 and 2006 and renovated in 2015. The Promenade Gateway Property is located less than five blocks from Ocean Avenue and the Pacific Ocean, less than half a mile from the Santa Monica Pier and across the street from Santa Monica Place, a super-regional mall that is owned and operated by The Macerich Company. The Promenade Gateway Property is one of several buildings that make up the 3rd Street Promenade, a three block open-air pedestrian-only upscale shopping, dining and entertainment area. The Promenade Gateway Property consists of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 32 total multifamily units located on the top three floors totaling 33,305 sq. ft. The Promenade Gateway Property also includes a four-level subterranean parking garage that contains 263 parking spaces, or approximately 2.00 spaces per 1,000 sq. ft. of rentable area. According to the appraisal, the Promenade Gateway Property’s land value is equal to $75.3 million or approximately 83.7% of the Promenade Gateway Whole Loan balance.

As of February 1, 2016, the Promenade Gateway Property was 94.5% leased based on the weighted average of the leased sq. ft. for the office, retail and multifamily components. The office space at the Promenade Gateway Property is 88.1% leased to 11 tenants (including Callison, which is currently dark but paying rent) which occupy approximately 40.9% of total net rentable area (“NRA”) and account for approximately 44.7% of underwritten base rent. The retail space at the Promenade Gateway Property is 100.0% leased to five tenants (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) which occupy approximately 28.2% of total NRA and account for approximately 42.7% of underwritten base rent. The multifamily units at the Promenade Gateway Property are 100.0% leased to 32 tenants (including one employee occupied unit which does not generate any rental revenue) which occupy approximately 25.3% of total NRA and account for approximately 12.6% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated September 14, 2015 recommended no further action.

Multifamily Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Total Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit
1-Bed/1-Bath	16	50.0%	16	100.0%	869	13,904	$2,494	$2.87	$2,503
2-Bed/2-Bath(2)	16	50.0%	16	100.0%	1,213	19,401	$3,284	$2.71	$3,472
Total / Wtd. Avg.	32	100.0%	32	100.0%	1,041	33,305	$2,889	$2.78	$2,988

(1)	Based on rent roll dated February 1, 2016.

(2)	One of the 2-Bed/2-Bath units is employee occupied and does not generate any rental revenue.

Major Office Tenants.

Callison (17,096 sq. ft.; 13.0% of NRA; 15.6% of U/W Base Rent) Callison is a global architecture and design firm with 10 offices on three continents. Founded in 1975, the firm focuses on retail, corporate, mixed use, urban planning, residential, hospitality and healthcare markets worldwide. The company is responsible for the design of more than 214 million sq. ft. of commercial and retail space each year. With over 1,000 employees in offices in Seattle, Los Angeles, Mexico City, Dallas, New York, London, Dubai, Beijing and Shanghai, Callison is one of the largest design firms based in the United States. In October 2014, Callison was acquired by ARCADIS (Euronext: ARCAD), a Netherlands based, leading global natural and built asset design and consultancy firm. ARCADIS was established in 1888, currently employs approximately 28,000 people, operates over 300 offices in over 40 countries, is active in projects in over 70 countries and generated approximately €2.5 billion in revenue as of year-end 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Upon the acquisition of Callison, ARCADIS consolidated its operations and closed the Promenade Gateway Property location. As a result, the Callison space is currently dark but the tenant continues to pay rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property. The ZipRecruiter sublease is coterminous with the Callison Lease and the Callison Master Lease. In addition, at origination, the borrower and the non-recourse carve-out guarantors executed a master lease (the “Callison Master Lease”) on the dark Callison space. See “Callison Master Lease” herein.

Morgan Stanley (13,607 sq. ft.; 10.3% of NRA; 11.8% of U/W Base Rent; A/A3/A- by Fitch/Moody’s/S&P) Morgan Stanley is a financial holding company that provides various financial products and services to corporations, governments, financial institutions and individuals worldwide. Morgan Stanley’s business segments include institutional securities, which offer financial advisory services on mergers and acquisitions and capital-raising services; wealth management, which provides comprehensive financial services to high net worth individuals and small to medium sized businesses; and investment management, which provides traditional asset management, alternative investments, merchant banking and real estate investing services. As of year-end 2014 Morgan Stanley had 55,802 employees worldwide and reported net revenue of approximately $34.3 billion.

Morgan Stanley has been at the Promenade Gateway Property since 1988 and has renewed its lease three times. In November 2015, the tenant notified the borrower of its desire to amend and extend its lease term through January 2022, approximately 15 months prior to its existing lease maturity in January 2017. Morgan Stanley’s base rent would increase from $59.78 PSF as of February 1, 2016, to $75.60 PSF on February 1, 2017 (subject to 4.0% annual increases thereafter), representing a 26.5% increase in base rent. The tenant has one, five-year extension option remaining under the current lease and would have one, five-year extension option remaining under the proposed lease amendment.

Major Retail Tenants.

AMC Theaters (22,534 sq. ft.; 17.1% of NRA; 6.4% of U/W Base Rent; B+ by S&P) AMC Theaters operates as a theatrical exhibition company in the United States and internationally. As of December 31, 2014, the company owned, operated, or held interests in 348 theatres with a total of 4,937 screens primarily in North America. The company was founded in 1920 and is headquartered in Leawood, Kansas. AMC Theaters is traded on the NASDAQ (TKR: AMC) and as of September 2015, had a market capitalization of approximately $2.45 billion and reported net revenue of approximately $103.8 million.

AMC Theaters currently operates a four-screen theater, has been at the Promenade Gateway Property since 1989 and has renewed its lease twice, most recently in October 2014. Additionally, in April 2015, AMC Theaters upgraded all four theaters to the AMC’s Cinema Suite format, an upscale movie theater with comfortable, premium recliners and reopened in July 2015. The tenant has two, five-year extension options remaining and historical tenant sales are presented below.

AMC Theaters Historical Sales
Year(1)	Annual Sales	Sales Per Screen
2010	$1,674,226	$418,556
2011	$1,560,088	$390,022
2012	$1,519,157	$379,789
2013	$1,564,175	$391,044
2014	$1,417,346	$354,337
(1)	Based on T-12 ending October 31, for the specified year.

Lululemon (6,370 sq. ft.; 4.8% of NRA; 18.5% of U/W Base Rent) Founded in 1998, Lululemon is a Vancouver, BC based yoga-inspired athletic apparel company. The company’s products include pants, shorts, tops and jackets designed for healthy lifestyle activities and athletic pursuits. As of February 1, 2015, Lululemon operated 302 corporate-owned stores in the U.S., Canada, Australia, New Zealand, the UK and Singapore. Lululemon is traded on the NASDAQ (TKR: LULU), has a market capitalization of $8.15 billion and reported net revenue of $480 million for Q3 2015. The tenant has one, five-year extension option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

The Market. The Promenade Gateway Property is located within the Santa Monica submarket. As of Q3 2015, the Santa Monica office submarket contained 563 properties totaling approximately 15.4 million sq. ft. with an overall vacancy rate of 11.7%. As of Q3 2015, the Santa Monica retail submarket contained 766 properties totaling approximately 6.5 million sq. ft. with an overall vacancy rate of 2.7%. As of Q3 2015, the Santa Monica multifamily submarket reported a total apartment inventory of 18,664 units with an overall vacancy rate of 3.0%. According to the appraisal, the Promenade Gateway Property’s office and retail tenants are subject to leases that are on average approximately 23.4% below market while the appraisal concluded a stabilized occupancy of 96.0%. The remaining appraisal assumptions for the Promenade Gateway Property are below.

Appraisal Market Rent Assumptions(1)
	Office	Theater	General Retail	Food Retail
Sq. Ft.(2)	61,027	22,534	11,120	3,484
Appraisal Market Rent (Per Sq. Ft.)	$78.00	$33.00	$360.00	$90.00
Rent Type	FSG	NNN	NNN	NNN

(1)	Source: Appraisal.

(2)	Based on rent roll dated February 1, 2016.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent (Office and Retail)(1)	$5,698,456	$6,209,343	$6,883,222	$6,926,680	$7,194,742	$54.73
Base Rent (Multifamily)	866,294	868,985	955,349	984,720	1,109,400	8.44
Base Rent Steps	0	0	0	0	444,652	3.38
Vacant Gross Up (Office)	0	0	0	0	565,500	4.30
Gross Potential Rent	$6,564,750	$7,078,328	$7,838,571	$7,911,400	$9,314,294	$70.85
Total Recoveries	283,655	304,104	400,156	382,143	425,055	3.23
Parking Income	291,877	258,343	229,050	224,835	224,835	1.71
Other Income	174,563	7,996	4,460	3,784	3,784	0.03
Less: Vacancy(2)	0	0	0	0	(565,500)	(4.30)
Effective Gross Income	$7,314,845	$7,648,771	$8,472,237	$8,522,162	$9,402,468	$71.52
Total Operating Expenses(3)	1,471,623	1,489,334	1,465,026	1,500,463	1,819,366	13.84
Net Operating Income	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,583,102	$57.68
TI/LC	0	0	0	0	73,624	0.56
Capital Expenditures	0	0	0	0	22,725	0.17
Net Cash Flow	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,486,752	$56.95
(1)	U/W Base Rent (Office and Retail) includes rent under the Callison lease and the M.A.C. Cosmetics Inc. lease (which tenant is not currently in occupancy).

(2)	U/W Vacancy is based on 5.8% of the combined Gross Potential Rent and Total Recoveries.

(3)	U/W Total Operating Expenses includes a management fee equal to 3.0% of Effective Gross Income. The Promenade Gateway Property is self-managed and no management fee has been collected historically.

Property Management. The Promenade Gateway Property is self-managed.

Lockbox / Cash Management. The Promenade Gateway Loan is structured with a springing hard lockbox and springing cash management. Upon the commencement and during the continuance of a Cash Management Period (as defined below), the borrower is required to establish a clearing account into which all rents will be deposited and, with respect to the office and retail tenants at the Promenade Gateway Property, the borrower delivered to lender (to be held in escrow) tenant direction letters instructing such tenants to deliver their rent directly to the clearing account during a Cash Management Period. During a Cash Management Period, all amounts on deposit in the clearing account are required to be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default, (ii) on the stated maturity date or (iii) if the debt service coverage ratio falls below 1.10x for any calendar quarter (until such time that the debt service coverage ratio is at least 1.10x for two consecutive quarters).

Initial Reserves. At origination, the borrower deposited (i) $200,000 into an AMC theaters conversion reserve account, (ii) $120,000 into a tax reserve account and (iii) $21,500 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $53,200, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,900, into an insurance reserve account, (iii) $1,894 into a replacement reserve account (comprised of $1,227.11 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

$666.67 for the commercial components and residential components, respectively), subject to a cap of $45,450 and (iv) $6,135 into a TI/LC reserve account, subject to a cap of $300,000.

Callison Master Lease. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease related to the space leased to Callison (the “Callison Space”), which is currently dark space. The Callison Master Lease has a 12-year term at the same rental rates as under the existing Callison lease (the “Callison Lease”). The borrower may lease the Callison Space pursuant to one or more replacement leases on market terms and conditions, including that any such lease has a minimum five-year term (each, a “Master Lease Replacement Lease”). The Callison Master Lease will automatically terminate (i) when the aggregate rent obligations under the Master Lease Replacement Leases are greater than or equal to the rent due under the Callison Lease or (ii) if the Net Cash Flow (as defined below) debt yield (calculated without taking into account rent payable under the Callison Lease or Callison Master Lease, but giving effect to rent payable under the Master Lease Replacement Leases) is greater than or equal to 6.75%.

“Net Cash Flow” means the net operating income of the Promenade Gateway Property on a cash basis of accounting after (x) deducting (i) any rent from (a) any dark tenant or from any tenant who provided notice that it intends to discontinue their business at the Promenade Gateway Property (each such tenant, a “Dark Tenant” and any rent from a Dark Tenant, “Dark Rent”) or (b) any tenant that is subject to an insolvency proceeding and (ii) non-recurring extraordinary items of income, and (y) making adjustments for market vacancies (not to exceed 6.0%) and required ongoing reserves.

Notwithstanding the foregoing, Dark Rents will not be excluded from Net Cash Flow if (a) in the aggregate the Dark Rent comprises no more than 20.0% of the total rent due at the Promenade Gateway Property (excluding rent due under the Callison Lease and Callison Master Lease), (b) each Dark Tenant is paying rent and not otherwise in default under its related lease and (c) the borrower deposits an amount equal to $20.00 PSF, with respect to such Dark Tenant, into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.0% 1.81x 8.4%

Santa Monica
Promenade Gateway
1453-1457 3rd Street Promenade
Santa Monica, CA 90401
THIRD STREET PROMENADE
Santa Monica Place
COLORADO/ 17TH STREET
COLORADO/ 4TH STREET
SANTA MONICA STATE BEACH
Santa Monica Pier
Santa Monica Bay
Palisades Park
PACIFIC COAST HWY
Santa Monica College
Santa Monica High School
Memorial Park
Woodlawn Cemetery
Tongva Park
Saint John's Health Center
Santa Monica UCLA Medical Center
Los Angeles
Santa Monica
Culver City
Beverly Hills
West Hollywood
Burbank
Glendale
DTLA
Venice
Marina Del Rey
Inglewood
El Segundo
Manhattan Beach
Hawthorne
Gardena
Lynwood
South Gate
Huntington Park
Vernon
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

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83

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Rajan Watumull
Borrower:	RW Tempe, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$29,898,169
% by Initial UPB:	3.7%
Interest Rate:	4.9410%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$26,800
Insurance:	$9,000	$4,900
Replacement:	$0	$3,950
TI/LC:	$0	$9,875
Special Rollover Reserve:	$0	Springing
Security Deposit	$759,500	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$126
Balloon Balance / Sq. Ft.:	$94
Cut-off Date LTV:	69.4%
Balloon LTV:	51.9%
Underwritten NOI DSCR:	1.31x
Underwritten NCF DSCR:	1.23x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.6%
Underwritten NOI Debt Yield at Balloon:	12.2%
Underwritten NCF Debt Yield at Balloon:	11.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse / Flex Industrial
Collateral:	Fee Simple
Location:	Tempe, AZ
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	237,000
Property Management:	Wentworth Management Company, LLC
Underwritten NOI:	$2,736,455
Underwritten NCF:	$2,570,555
Appraised Value:	$43,100,000
Appraisal Date:	October 12, 2015

Historical NOI(2)
Most Recent NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (March 6, 2016)
2014 Occupancy	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Shutterfly Property was constructed in 2015. As such, Historical NOI and Historical Occupancy figures are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Shutterfly(1)	NR/NR/NR	237,000	100.0%	$12.30	100.0%	6/30/2025
Total Occupied Collateral		237,000	100.0%	$12.30	100.0%
Vacant		0	0.0%
Total		237,000	100.0%

(1)	Shutterfly has two, five-year extension options remaining.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	237,000	100.0%	237,000	100.0%	$12.30	100.0%	100.0%
2026	0	0	0.0%	237,000	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	237,000	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	237,000	100.0%	NAP	NAP
Total / Wtd. Avg.	1	237,000	100.0%			$12.30	100.0%

The Loan. The Shutterfly loan (the “Shutterfly Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a newly constructed, two-story, 237,000 sq. ft. Class A industrial building located at 7195 South Shutterfly Way in Tempe, Arizona (the “Shutterfly Property”), with an original principal balance of $30.0 million and a cut-off date principal balance of approximately $29.9 million. The Shutterfly Loan has a 10-year term and amortizes on a 25-year schedule. The Shutterfly Loan accrues interest at a fixed rate equal to 4.9410%. Proceeds of the Shutterfly Loan, along with approximately $14.3 million of equity from the sponsor, were used to acquire the Shutterfly Property for $43.1 million, fund upfront reserves and a security deposit of approximately $0.8 million and pay closing costs of approximately $0.4 million. Based on the appraised value of $43.1 million as of October 12, 2015, the cut-off date LTV is 69.4%. The most recent prior financing of the Shutterfly Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	67.7%	Purchase Price	$43,100,000	97.3%
Sponsor Equity	$14,286,696	32.3%	Security Deposit	$759,500	1.7%
			Upfront Reserve	$9,000	0.0%
			Closing Costs	$418,196	0.9%
Total Sources	$44,286,696	100.0%	Total Uses	$44,286,696	100.0%

The Borrower / Sponsor. The borrower, RW Tempe, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is Rajan Watumull.

Rajan Watumull is the president of Watumull Enterprises, Ltd., a real estate investment holding company headquartered in Honolulu, Hawaii. The company currently owns 15 commercial assets in Hawaii, Nevada, Texas, Colorado and Arizona with a market value estimated at more than $100 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

The Property. The Shutterfly Property is a 237,000 sq. ft., single tenant industrial property located in Tempe, Arizona and was constructed as a “built-to-suit” industrial property in May 2015 for Shutterfly, Inc. The Shutterfly Property is situated on approximately 16.5 acres and consists of 157,000 sq. ft. of production and manufacturing space (66.2% of NRA) and 80,000 sq. ft. of flex office space (33.8% of NRA). The production and manufacturing space is a single story production area with tilt-up construction and dock-height loading bays. There are 30 foot high exterior walls, a 24-foot clear height throughout and column spacing staggered at 42’x50’ intervals. The warehouse space provides 13 dock-high steel loading doors with 9’x10’ high openings and one grade level steel loading door with a 16’x14’ high opening. The two-story flex office space is attached to the production area and includes a central lobby, private offices, conference rooms, a lunch/break room, weight room and six restrooms. There are 706 surface parking spaces, of which 238 spaces are covered and 16 spaces are reserved for handicap access, providing a ratio of approximately 2.98 spaces per 1,000 sq. ft. of NRA. Additionally, the parking lot includes four electric car charging stations.

The Shutterfly Property is set up for high-tech tenancy and usage as it is located within a 136-acre mixed use complex known as the Discovery Business Campus. Shutterfly benefits from the fiber connectivity provided at the Discovery Business Campus utilized by a variety of internet service providers including Verizon, AT&T and CenturyLink. Shutterfly leases 100.0% of the NRA on a triple net basis expiring on June 30, 2025 with two, five-year extension options remaining. Shutterfly’s rent commenced on June 1, 2015 at a rental rate of $12.00 per sq. ft. triple net and the lease is structured with base rent escalations ranging from 2.47% to 2.54% each year. Under the lease, Shutterfly is responsible for all expenses except structural repairs and capital replacements.

Environmental Matters. The Phase I environmental report dated October 16, 2015 recommended no further action at the Shutterfly Property.

Major Tenants.

Shutterfly (237,000 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) Shutterfly is an internet based publishing company that provides personal printing services and internet-based digital photograph hosting. The majority of revenue is derived from custom-printed merchandise incorporating user content and utilizing professional-quality presses. Shutterfly Studio, the company’s current all-in-one digital photography solution, helps drive the printing business by making photos easy to store, edit and preview before ordering. Shutterfly 3.0, the company’s latest work in process, is hoping to incorporate other Shutterfly brands, including TinyLife, Tiny Prints, and Wedding Paper Divas into one platform. Scheduled for a 2016 release, the product seeks to increase accessibility to all brands, enlarge the percentage of millennials within the customer base, and help achieve greater mobile penetration. The company markets heavily to social media outlets, and its client base consists largely of repeat business. The company prints over 45,000 units per day during peak seasons.

Shutterfly has been in the Phoenix market since 2008. It is consolidating from four locations in the Phoenix area to the Shutterfly Property in order to save on labor costs and increase business efficiency. The Shutterfly Property consolidates R&D, a call center, manufacturing and shipping to one location and is one of three national Shutterfly manufacturing facilities (two others are located in Shakopee, Minnesota and Fort Mill, North Carolina). The Shutterfly Property serves approximately 30% of the company’s customer base.

Shutterfly was founded in 1999 and went public in 2006. It is now traded on the NASDAQ (TKR: SFLY) and has a market capitalization of $1.5 billion. The company reported that it generated $921 million in revenue in 2014, an increase from $784 million in 2013 and $641 million in 2012. The company reported total assets of $1.3 billion (including cash of $380,000) and total liabilities of $574 million in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Lease Summary.

Shutterfly Lease Summary(1)
Period	Annual Base Rent	PSF	% Increase
June 2015-June 2016	$2,844,000	$12.00	NAP
July 2016-June 2017	$2,915,100	$12.30	2.50%
July 2017-June 2018	$2,988,570	$12.61	2.52%
July 2018-June 2019	$3,064,410	$12.93	2.54%
July 2019-June 2020	$3,140,250	$13.25	2.47%
July 2020-June 2021	$3,218,460	$13.58	2.49%
July 2021-June 2022	$3,299,040	$13.92	2.50%
July 2022-June 2023	$3,381,990	$14.27	2.51%
July 2023-June 2024	$3,467,310	$14.63	2.52%
July 2024-June 2025	$3,555,000	$15.00	2.53%
U/W(2)	$2,915,100	$12.30
(1)	Source: Shutterfly lease
(2)	Based on the rent step in June 2016.

The Market. The Shutterfly Property is located at 7195 South Shutterfly Way in Tempe, Arizona, a suburb located approximately 13 miles southeast of Phoenix, Arizona. The immediate area is defined by the Price Road Corridor, which houses an Intel semiconductor manufacturing facility and includes a Bank of America mortgage processing center and Wells Fargo’s Ocotillo Corporate Campus. Tempe is surrounded by freeways and major thoroughfares including Interstate 10 (Maricopa Freeway) and State Route 101, providing access to Sky Harbor International Airport. Tempe is also home to over a dozen universities, colleges and trade schools, including Arizona State University with over 80,000 students. As of the Q4 2015, the overall Phoenix Industrial market contained 10,007 properties totaling 312,350,423 sq. ft. and reported a vacancy of 10.7%. The Shutterfly Property is located within the Tempe East Industrial Submarket, which contained 361 properties totaling 6,584,157 sq. ft. and reported a vacancy of 6.9% as of the Q4 2015.

Competitive Set(1)
Property Name	Tenant Name	Year Built	Lease Commencement Date	Net Rentable Area (Sq. Ft.)	Initial Rent PSF	Lease Term (Years)
Shutterfly Property	Shutterfly	2015	6/2015(2)	237,000(2)	$12.30(2)	10.0(2)
Climatec Building Technologies	Climatec	2003	9/2012	138,116	$11.76	10.0
UTC Aerospace	United Technologies	1994	10/2013	170,555	$12.72	10.0
Diablo Technology Center	SLS	1981	12/2013	109,348	$11.76	5.5
Allred Riverpoint	Asurion Corporation	2012	5/2014	80,309	$14.75	7.3
Curtiss-Wright Building	Curtiss-Wright Controls	1997	9/2014	88,065	$13.42	10.0
Discovery Building Campus	State Farm	1975	11/2014	299,171	$16.00	3.0
(1)	Source: Appraisal.
(2)	Based on the March 6, 2016 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Cash Flow Analysis.

Cash Flow Analysis
	In-Place	U/W	U/W PSF
Base Rent	$2,844,000	$2,844,000	$12.00
Rent Steps(1)	0	71,100	0.30
Gross Potential Rent	$2,844,000	$2,915,100	$12.30
Total Recoveries	661,124	657,798	2.78
Other Income	0	0	0.00
Less: Vacancy	0	(178,645)	(0.75)
Effective Gross Income	$3,505,124	$3,394,253	$14.32
Total Operating Expenses	661,124	657,798	2.78
Net Operating Income	$2,844,000	$2,736,455	$11.55
TI/LC	118,500	118,500	0.50
Capital Expenditures	47,400	47,400	0.20
Net Cash Flow	$2,678,100	$2,570,555	$10.85
(1)	Based on the rent step as of June 2016.

Property Management. The Shutterfly Property is managed by Wentworth Management Company, LLC.

Lockbox / Cash Management. The Shutterfly Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenant into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account are required to be transferred on a daily basis into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account are required to be transferred on a daily basis into a deposit account controlled by lender and disbursed in accordance with the Shutterfly Loan documents.

A “Cash Management Period” will occur (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.15x (until such time that the debt service coverage ratio is at least 1.15x for two consecutive quarters) or (iii) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a material default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Lease” means the lease with Shutterfly, and any replacement lease which covers all or substantially all of the space under the Shutterfly lease.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At loan closing, the borrower deposited $9,000 into an insurance reserve account.

In addition, in connection with the Shutterfly lease, Shutterfly was required to deliver a security deposit in the amount of $759,500 to the borrower. In connection with the origination of the Shutterfly Loan, the borrower transferred the security deposit to a lender controlled account (the “Security Deposit Subaccount”), which amount will be held by lender as additional collateral for the Shutterfly Loan, subject to Shutterfly’s rights under the Shutterfly lease. The Shutterfly Loan documents provide that any portion of the Shutterfly security deposit which the borrower is permitted to retain pursuant to the terms of the Shutterfly lease will be transferred from the Security Deposit Subaccount to the TI/LC reserve account; provided that any such transferred amounts will not count toward the $500,000 cap (described below). At lender’s election, amounts transferred from the Shutterfly Security Deposit Subaccount to the TI/LC reserve account may be applied towards (a) rent arrearages under the Shutterfly lease, (b) debt service shortfalls or (c) funding any approved leasing expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $4,900 into an insurance reserve account, (ii) $26,800 into a tax reserve account, (iii) $3,950 into a replacement reserve account and (iv) $9,875 into a TI/LC reserve account, subject to a cap of $500,000; provided that monthly deposits into the TI/LC reserve account will not be required if (a) the term of the Shutterfly lease is extended to a date not earlier than June 30, 2030, (b) on the date of the lease extension, Shutterfly’s credit rating has not materially deteriorated from its credit rating as of the date of loan origination as determined by lender and (c) no Cash Management Period is then continuing, In addition, in the event the borrower is not required to make monthly deposits to the TI/LC account pursuant to (iv) (a) and (b) above, the Shutterfly Loan documents provide that the lender will transfer funds in the TI/LC account (other than any amounts transferred to the TI/LC reserve account from the Security Deposit Subaccount) to the borrower. The borrower will be required to make monthly deposits into the TI/LC account again, upon the occurrence of one or more of the following: (i) a default by Shutterfly under the Shutterfly lease or (ii) the Shutterfly lease is not in full force and effect or (iii) Shutterfly’s credit rating has materially deteriorated from its credit rating as of the date of loan origination as determined by lender. Additionally, during the continuance of a Lease Sweep Period, so long as no other Cash Management Period is then ongoing, all excess cash will be deposited into a reserve account for the purposes of paying leasing expenses in connection with re-tenanting the space under the lease that triggered the Lease Sweep Period

Expansion Option. Under the Shutterfly lease, Shutterfly has the option to expand its premises (the “Existing Shutterfly Premises”) by up to approximately 91,000 square feet (the “Expansion Premises”) onto a vacant parcel at the Shutterfly Property located along the north side of the existing improvements (the “Expansion Parcel”).  The tenant has the right to exercise this option at any time during the term of the lease upon notice to the borrower, provided such notice includes the tenant’s plans and specifications for the expansion.  If the borrower elects to expand the premises in accordance with the expansion plans, the borrower and the tenant are then required to negotiate the terms and conditions related to the expansion and, to the extent accepted, enter into an amended Shutterfly lease that provides for a lease term for the Existing Shutterfly Premises and the Expansion Premises that is not less than 10 years from the commencement date of the amended Shutterfly lease. The Shutterfly Loan documents require lender consent to the expansion plans and related Expansion Premises lease terms and prohibit the borrower from incurring additional financing related to the construction of the Expansion Premises.  In the event the borrower agrees to construct the Expansion Premises, the mortgage loan documents permit, subject to lender consent, the borrower to transfer its leasehold interest in the Expansion Parcel to an affiliate of the borrower and such affiliate to obtain construction financing secured by its leasehold interest in the Expansion Parcel.  In the event the borrower transfers its leasehold interest in the Expansion Parcel to an affiliate of the borrower, the borrower will be entitled to nominal ground rent for the Expansion Parcel (together with all operating expenses related to the Expansion Premises), but not any cash flow related to any sublease between Shutterfly and the ground lessee.

In addition, in the event the borrower and the tenant cannot agree to the specific terms and conditions related to the construction of the Expansion Premises, or the borrower does not agree to construct the Expansion Premises, the tenant has the right to build the Expansion Premises at its own cost, provided that (i) the borrower has approval rights over the construction plans and specifications and (ii) the borrower and tenant amend the Shutterfly lease to provide that: (a) the term is 10 years from the commencement date of the amended Shutterfly lease (such lease expiration date, the “Extended Lease Expiration Date”), (b) the tenant will be required to pay to the borrower operating expenses related to the Expansion Premises but not any base rent related to the Expansion Premises through the Extended Lease Expiration Date and (c) the tenant will be required to pay to the borrower base rent related to the Expansion Premises after the Extended Lease Expiration Date.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

7195 South Shutterfly Way Tempe, AZ 85283	Collateral Asset Summary – Loan No. 8 Shutterfly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,898,169 69.4% 1.23x 9.2%

Scottsdale
Casino Arizona
Phoenix Municipal Stadium
Big Surf
PHOENIX SKY HARBOR INTERNATIONAL AIRPORT
Hohokam Stadium
Mesa Riverview
Tempe Marketplace
Banner Mesa Medical Center
Sun Devil Stadium
Mill Avenue Shopping Area
Arizona State University
Mesa
Main Street Marketplace
Tempe St Luke's Hospital
Broadway Center
Tempe
Tempe Diablo Stadium
Mesa CC
Fiesta Mall
Banner Desert Medical Center
Mesa Golfland Sunsplash
Arizona Mills
Mesa Grand Shopping Center
Lake Country Village Shopping Center
Shoppes At Gilbert Commons
Shutterfly
7195 South Shutterfly Way
Tempe, AZ 85283
Gilbert
Ahwatukee Plaza
Sports Authority Plaza
Southwind Plaza
Guadalupe
Amkor Technology
GoDaddy
Dobson Park Plaza
Sun Village Towne Center
East Valley Mall
Corovado Village
North Park Plaza
Provinces
Ahwatukee Foothills Towne Center
The Shoppes at Casa Paloma
Laguna Village Shopping Center
Raintree Ranch Center
Chandler Pavilions
Intel
Chandler
Chandler Gateway
Chandler Festival
Chandler Fashion Center
OBE
Chandler Village Center
GM
Chandler Regional Medical Center
Nationstar Mortgage
Wells Fargo
Ocotillo Plaza
Las Tiendas Village
CHANDLER MUNICIPAL AIRPORT
Peoria
Scottsdale
Glendale
Phoenix
Tempe
Mesa
Gilbert
Chandler
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor:	Marianne J. Moy
Borrower:	I-5 Self Storage, LLC
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,500,000
% by Initial UPB:	2.9%
Interest Rate:	4.7700%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$61,404	$20,468
Insurance:	$0	Springing
Replacement:	$52,806	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$134
Balloon Balance / Sq. Ft.:	$115
Cut-off Date LTV:	69.4%
Balloon LTV:	59.7%
Underwritten NOI DSCR(2):	1.31x
Underwritten NCF DSCR(2):	1.30x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Self-Storage
Collateral:	Fee Simple
Location:	Tustin, CA
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	176,023
Property Management:	Optivest Properties, LLC
Underwritten NOI:	$1,928,679
Underwritten NCF:	$1,911,076
Appraised Value:	$33,850,000
Appraisal Date:	October 21, 2015

Historical NOI
Most Recent NOI:	$1,876,803 (December 31, 2015)
2014 NOI:	$1,465,126 (December 31, 2014)
2013 NOI:	$1,197,665 (December 31, 2013)
2012 NOI:	$918,720 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.1% (December 31, 2015)
2014 Occupancy:	73.0% (December 31, 2014)
2013 Occupancy:	63.0% (December 31, 2013)
2012 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.70x and 1.68x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

The Loan. The I-5 Self-Storage loan (the “I-5 Self-Storage Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 176,023 sq. ft., 1,556 unit self-storage facility located at 2631 Michelle Drive in Tustin, California (the “I-5 Self-Storage Property”) with an original and cut-off date principal balance of $23.5 million. The I-5 Self-Storage Loan has a 10-year term and amortizes on a 30-year schedule after an initial 24-month interest only period. The I-5 Self-Storage Loan accrues interest at a fixed rate equal to 4.7700%. Loan proceeds were used to retire existing debt of approximately $15.0 million, pay closing costs of approximately $0.3 million, fund upfront reserves of approximately $0.1 million, and return equity to the sponsor of approximately $8.1 million. Based on the appraised value of approximately $33.9 million as of October 21, 2015, the cut-off date LTV ratio is 69.4% and the remaining implied equity is approximately $10.4 million. The most recent prior financing of the I-5 Self-Storage Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$23,500,000	100.0%	Loan Payoff	$14,994,314	63.8%
			Closing Costs	$257,452	1.1%
			Reserves	$114,210	0.5%
			Return of Equity	$8,134,024	34.6%
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%

The Borrower / Sponsor. The borrower, I-5 Self Storage, LLC, is a single purpose California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Marianne J. Moy. Marianne J. Moy is the president of both Golden Horizon Realty and Oaks Property Management and has been active in real estate investments and property management over the past four decades. Her real estate portfolio consists of 30 retail, multifamily, industrial and residential properties valued at approximately $423.3 million.

The Property. The I-5 Self-Storage Property contains 176,023 sq. ft. within two, one-story and five, two-story self-storage buildings located in Tustin, Orange County, California. The property also includes a management office building and a 5,000 sq. ft. free-standing industrial building. The sponsor purchased the property in 2004 when the use was industrial, and in 2009 re-developed the existing improvements and constructed additional self-storage buildings to develop the I-5 Self-Storage Property. The property contains 1,556 storage units, comprised of 1,489 interior units and 67 units with exterior access. The I-5 Self-Storage Property also contains 79 open parking spaces, comprised of 60 RV parking spaces and 19 vehicle parking spaces. Property amenities include 24-hour surveillance cameras, individual alarms, individual locks, keypad entry, on-site management, conference room and private work spaces, and children’s play area.

The I-5 Self-Storage Property is located in Tustin, Orange County, California, approximately 34 miles southeast of Los Angeles, in an established in-fill area containing a mix of commercial and residential uses. The property has high visibility due to its location immediately adjacent to the south of Interstate 5, which has a traffic count of 316,000 vehicles per day. Access ramps to Interstate 5 are located roughly one-half mile south along Jamboree Road and one-quarter mile north along Tustin Ranch Road. Interstate 5 connects with the 405 Freeway to the south and the 55, 57, 22, and 91 Freeways to the north. The Tustin Legacy master planned community is located approximately one mile south of the I-5 Self-Storage Property, which contains over 2,430 residential units and the District at Tustin Legacy, a 1.0 million sq. ft. lifestyle center containing restaurants and retailers including Whole Foods Market, Costco, Target, and Lowe’s. Planned projects within the Tustin Legacy master development include additional residential homes, approximately 7.0 million sq. ft. of commercial space, educational facilities, and additional infrastructure.

Orange County Great Park, located on the former site of the Marine Corps Air Station El Toro, approximately 8.3 miles southeast of the I-5 Self-Storage Property, is experiencing further development of 688 acres of parkland. Planned development at Orange County Great Park includes a 175-acre sports park, an 188-acre golf course, and construction of 4,606 homes within the existing adjacent Great Park Neighborhoods development. As part of the further development, Flying Bull V storage facility, which contained 2,800 vehicle spaces, closed in January 2016. This decrease of RV supply in the market has increased demand for RV storage at the I-5 Self-Storage Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

A summary of the unit mix at the I-5 Self-Storage Property is presented in the table below.

Unit Mix(1)
Unit Type	# of Units	% of Total (Sq. Ft.)	Occupied Units	Occupancy (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Rent PSF
3 X 5	1	0.01%	1	100.0%	$39.00	$2.60
4 X 5	3	0.03%	0	0.0%	NAP	NAP
5 X 5	271	3.85%	184	67.9%	$66.52	$2.66
6 X 5	5	0.09%	1	20.0%	$81.00	$2.70
5 X 7	5	0.10%	5	100.0%	$82.00	$2.25
5 X 7.5	7	0.15%	3	42.9%	$82.33	$2.20
4 X 10	4	0.09%	0	0.0%	NAP	NAP
5 X 9	4	0.10%	2	50.0%	$104.00	$2.31
5 X 10	230	6.57%	171	74.3%	$108.99	$2.18
Subtotal (15 to 50 sq. ft.)	530	11.0%	367	70.4%	$86.82	$2.35

5 X 11	3	0.09%	0	0.0%	NAP	NAP
5 X 12	1	0.03%	0	0.0%	NAP	NAP
6 X 10	41	1.40%	18	43.9%	$125.70	$2.10
5 X 14	2	0.08%	2	100.0%	$142.50	$2.04
7 X 10	122	5.12%	76	62.3%	$135.45	$1.83
8 X 9	1	0.04%	0	0.0%	NAP	NAP
5 X 15	2	0.09%	1	50.0%	$148.00	$2.00
7 X 11	2	0.09%	0	0.0%	NAP	NAP
8 X 10	24	1.12%	12	50.0%	$160.74	$1.97
9 X 10	35	1.79%	13	37.1%	$148.14	$1.65
7 X 13	1	0.05%	0	0.0%	NAP	NAP
10 X 10	412	23.41%	351	85.2%	$165.46	$1.65
7 X 15	1	0.06%	0	0.0%	NAP	NAP
10 X 11	11	0.69%	3	27.3%	$176.17	$1.60
8 X 15	2	0.14%	0	0.0%	NAP	NAP
12 X 10	1	0.07%	1	100.0%	$198.00	$1.65
Subtotal (55 to 120 sq. ft.)	661	34.3%	477	74.0%	$158.59	$1.69

10 X 13.5	2	0.15%	1	50.0%	$169.50	$1.26
10 X 14	19	1.51%	11	57.9%	$212.55	$1.52
10 X 15	139	11.85%	125	89.9%	$242.44	$1.62
11 X 14	2	0.17%	0	0.0%	NAP	NAP
9 X 20	1	0.10%	0	0.0%	NAP	NAP
10 X 18	1	0.10%	0	0.0%	NAP	NAP
10 X 19	3	0.32%	1	33.3%	$296.00	$1.56
10 X 20	78	8.86%	69	88.5%	$285.40	$1.43
11 X 20	3	0.37%	2	66.7%	$282.00	$1.28
10 X 24	6	0.82%	6	100.0%	$355.50	$1.48
10 X 25	34	4.83%	32	94.1%	$359.24	$1.44
29 X 10	1	0.16%	1	100.0%	$258.00	$0.89
20 X 15	2	0.34%	2	100.0%	$386.50	$1.29
30 X 10	4	0.68%	3	75.0%	$348.00	$1.16
Subtotal (135 to 300 sq. ft.)	295	30.3%	253	86.5%	$273.00	$1.50

40 X 10	1	0.23%	0	0.0%	NAP	NAP
30 X 15	1	0.26%	1	100.0%	$512.00	$1.14
14 X 38	11	3.32%	11	100.0%	$608.64	$1.14
16 X 38	1	0.35%	1	100.0%	$745.00	$1.23
14 X 45	54	19.33%	53	98.1%	$801.45	$1.27
18 X 45	1	0.46%	1	100.0%	$0.00	$0.00
30 X 30	1	0.51%	1	100.0%	$0.00	$0.00
Subtotal (400 to 900 sq. ft.)	70	24.5%	68	97.6%	$741.60	$1.20
Total / Wtd. Average:	1,556	100.0%	1,165	83.1%	$194.86	$1.55
(1)	Based on the rent roll dated December 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

Environmental Matters. The Phase I environmental report dated October 29, 2015 recommended no further actions, except for the continued implementation and enforcement of a land use covenant, which prohibits the land from being used for residential, food production, or school purposes, and any annual inspection deemed necessary due to subsurface contamination from an electronic circuit board manufacturing facility, which was formerly located at the I-5 Self-Storage Property and closed in 2001.

The Market. The U.S. self-storage market totals approximately 51,475 self-storage facilities containing approximately 2.6 billion sq. ft. as of 2014. The four customer base self-storage categories are residential, commercial, student, and military. As of 2013 the national mix of tenants was comprised of 69.0% residential, 17.0% commercial, 7.0% military, and 6.0% student. The tenant mix in the western region of the U.S. during the same period was comprised of 62.9% residential, 22.1% commercial, 7.4% military, and 7.6% student. At the I-5 Self-Storage Property, residential demand represents 65.0% of total demand, commercial demand represents 25.0% of the total demand, and students and military each represent 5.0% of the total demand. The average rental period for a self-storage tenant in the western region is 18.2 months, while the average rental period at the I-5 Self-Storage Property is approximately 6 months.

The population and average household income within a 3-mile radius of the I-5 Self-Storage Property in 2015 were 198,842 and $116,181, respectively. Annual population growth from 2015-2020 within a 3-mile radius of the property is projected to be 1.2%.

The appraisal determined a competitive set of four self-storage properties in the Irvine and Tustin submarket, presented below.

Competitive Set(1)
Name	I-5 Self-Storage Property	AAA Storage	Extra Space Storage	Tustin Gateway Self Storage	Public Storage
Property Address	2631 Michelle Drive Tustin, CA	2681 Walnut Avenue, Tustin, CA	3125 Warner Irvine, CA	1671 Edinger Ave Tustin, CA	14861 Franklin Avenue Tustin, CA
Year Built / Renovated	2009	2001	1998	2006	1978
Total Occupancy	83.1%(2)	95.0%	95.0%	98.0%	NAV
Size (Sq. Ft.)(3)	176,023(2)	50,147	96,889	53,370	74,950
Number of Units	1,556(2)	812	1,212	536	557
		5 X 5 - $76 5 X 10 - $112 5 X 10 - $102 8 X 10 - $137 8 X 10 - $130	5 X 5 - $55 5 X 6 - $67 5 X 8 - $77 5 X 10 - $77 5 X12 - $86	5 X 7 - $95	5 X 5 - $55 5 X 10 - $106
Monthly Rent	$194.86(2)	10 X 10 - $187 10 X 10 - $159 10 X 12 - $179 8 X 15 - $230 10 X 15 - $257 10 X 20 - $312	8 X 10 - $130 10 X 10 - $137 10 X 12 - $162 10 X 15 - $198 10 X 20 - $267 10 X 25 - $345 15 X 20 - $361	10 X 10 - $161 10 X 15 - $216 10 X 17 - $227	10 X 10 - $176 10 X 15 - $237 10 X 20 - $256
(1)	Source: Appraisal.
(2)	Based on the rent roll dated December 31, 2015.
(3)	Size (Sq. Ft.) for the competitive set was obtained from an industry report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	2015	U/W	U/W PSF
Gross Potential Rent	$1,354,709	$1,666,701	$2,022,119	$2,479,720	$3,336,324	$18.95
Total Parking Income	0	0	0	0	198,924	1.13
Total Other Income	102,286	117,739	142,768	154,729	154,729	0.88
Less: Concessions	0	0	0	0	(667,265)	(3.79)
Less: Vacancy(1)	0	0	0	0	(334,086)	(1.90)
Effective Gross Income	$1,456,995	$1,784,441	$2,164,887	$2,634,448	$2,688,626	$15.27
Total Operating Expenses	538,275	586,776	699,761	757,645	759,948	4.32
Net Operating Income	$918,720	$1,197,665	$1,465,126	$1,876,803	$1,928,679	$10.96
Capital Expenditures	5,296	0	0	9,140	17,602	0.10
Net Cash Flow	$913,424	$1,197,665	$1,465,126	$1,867,663	$1,911,076	$10.86

(1)	U/W Vacancy represents 10.0% of gross income. As of December 31, 2015, the property was 74.9% occupied on a per unit basis and 83.1% occupied on a per sq. ft. basis.

Property Management. The I-5 Self-Storage Property is managed by Optivest Properties, LLC. Located in Dana Point, California, Optivest Properties, LLC is a consulting firm specializing in property management, acquisition, image branding, asset financing and project consulting for the self-storage industry. The company manages over 50 properties throughout eight states. Optivest Properties, LLC was formed in 2007, and in 2013 was absorbed into National Storage Affiliates, a real estate investment trust that currently owns and operates 64 self-storage facilities containing approximately 3.3 million sq. ft.

Lockbox / Cash Management. The I-5 Self-Storage Loan is structured with a springing soft lockbox and springing cash management. Upon a Cash Sweep Event (as defined herein), the borrower and property manager are required to deposit all rents and other revenue into a lockbox account controlled by the lender within one business day of receipt. All funds in the lockbox account are swept daily into the borrower’s operating account unless a Cash Sweep Event is continuing, in which event such funds will be swept into a cash management account and disbursed in accordance with the loan documents.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default, (ii) bankruptcy, insolvency, or similar action of the borrower or the property manager or (iii) the debt service coverage ratio falls below 1.15x based on the trailing 3-month period immediately preceding the date of such determination.

Initial Reserves. At origination, the borrower deposited (i) $61,404 into a tax reserve account and (ii) $52,806 into a replacement reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $20,468, into a tax reserve account and (ii) $1,467 into a replacement reserve account, subject to a replacement reserve cap equal to $52,806. The borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

2631 Michelle Drive Tustin, CA 92780	Collateral Asset Summary – Loan No. 9 I-5 Self-Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 69.4% 1.30x 8.2%

I-5 Self-Storage
2631 Michelle Drive
Tustin, CA 92780
Anaheim
Villa Park
Orange
Garden Grove
Santa Ana
Tustin
Fountain Valley
Costa Mesa
Irvine
Lake Forest
Newport Beach
Laguna Hills
Aliso Viejo
Pacific Ocean
JOHN WAYNE-ORANGE COUNTY AIRPORT
The Market Place
Tustin Legacy (Future Development)
Orange County Great Park (Future Development)
University Of California-Irvine
Disneyland
Angel Stadium Of Anaheim
Chapman University
Irvine Spectrum Center
Fashion Island
Los Angeles
Burbank
Pasadena
Glendale
Long Beach
Santa Monica
Torrance
Huntington Beach
Fullerton
Ontario
Pomona
Mission Viejo
Laguna Beach
Dana Point
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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99

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Simon Property Group, L.P.
Borrower:	Birch Run Outlets II, L.L.C.
Original Balance(2):	$20,000,000
Cut-off Date Balance(2):	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	4.2090%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(2):	$103,000,000 Pari Passu Debt
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$181
Cut-off Date LTV:	59.4%
Balloon LTV:	59.4%
Underwritten NOI DSCR:	3.04x
Underwritten NCF DSCR:	2.84x
Underwritten NOI Debt Yield:	13.0%
Underwritten NCF Debt Yield:	12.1%
Underwritten NOI Debt Yield at Balloon:	13.0%
Underwritten NCF Debt Yield at Balloon:	12.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Birch Run, MI
Year Built / Renovated:	1985 / 1986-1996, 2005, 2013
Total Sq. Ft.:	680,003
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$15,954,916
Underwritten NCF:	$14,900,410
Appraised Value:	$207,200,000
Appraisal Date:	December 3, 2015

Historical NOI
Most Recent NOI	$16,059,953 (T-12 July 31, 2015)
2014 NOI:	$15,550,208 (December 31, 2014)
2013 NOI:	$14,802,936 (December 31, 2013)
2012 NOI:	$14,481,330 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	87.1% (July 31, 2015)
2014 Occupancy:	92.0% (December 31, 2014)
2013 Occupancy:	92.4% (December 31, 2013)
2012 Occupancy:	91.6% (December 31, 2012)

(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Williamsburg Premium Outlets, which has a Cut-off Date Balance of $50.0 million.

(2)	The Birch Run Premium Outlets Whole Loan is evidenced by five pari passu notes in the aggregate original principal amount of $123.0 million. The non-controlling Note A-1-A, with an original principal balance of $20.0 million will be included in the COMM 2016-DC2 mortgage trust. The controlling Note A-2, with an original principal balance of $35.0 million, and the non-controlling Notes A-1-B, A-3 and A-4, with an aggregate original principal balance of $68.0 million are expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $123.0 million Birch Run Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 25 payments is based on the expected COMM 2016-DC2 securitization closing date in March 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Birch Run Premium Outlets Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Anchor Tenants
Pottery Barn	NR/NR/NR	30,000	4.4%	1/31/2023	$9.17	$9,241	$308	3.0%
V.F. Factory Outlet	NR/A3/A	23,975	3.5%	12/31/2018	$22.09	$4,781	$199	12.0%
Old Navy	BBB-/Baa2/BBB-	19,589	2.9%	7/31/2017	$16.40	$5,276	$269	10.5%
Subtotal / Wtd. Avg.		73,564	10.8%		$15.31	$19,298	$262	7.3%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	NR/A1/AA-	12,500	1.8%	1/31/2020	$28.00	$11,572	$926	4.1%
Levi’s Outlet	BB/Ba2/BB	12,398	1.8%	1/31/2020	$0.00	$1,532	$124	0.0%
Polo Ralph Lauren	NR/A2/A	12,024	1.8%	8/31/2020	$15.00	$4,336	$361	5.3%
Gap Outlet	BBB-/Baa2/BBB-	11,875	1.7%	5/31/2021	$23.90	$4,378	$369	9.4%
Lenox	NR/NR/NR	10,410	1.5%	12/31/2016	$15.85	$1,166	$112	14.2%
Reebok/Rockport Outlet	NR/NR/NR	10,316	1.5%	4/30/2018	$22.28	$1,841	$178	20.1%
Hanesbrands	NR/Ba2/BB	10,277	1.5%	4/30/2021	$23.64	$2,180	$212	17.9%
Under Armour	NR/NR/NR	10,011	1.5%	3/31/2025	$58.00	NAP(3)	NAP(3)	NAP(3)
Major Tenants Subtotal / Wtd. Avg.		89,811	13.2%		$22.63	$27,005	$338	8.0%

In-line <10,000 SF		376,115	55.3%		$27.38	$122,099	$364	10.4%
Short Term Lease		43,255	6.4%		$6.36	$1,429	$83	10.8%
Food Court		9,800	1.4%		$29.31	$4,896	$500	7.5%
Total Occupied Collateral		592,545	87.1%		$23.66	$174,727	$339	9.6%
Vacant		87,458	12.9%
Total / Wtd. Avg.		680,003	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent the trailing 12 months ended July 2015 for tenants that reported sales.

(3)	Under Armour annual sales are not available because the tenant’s lease start date was March 2015.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	9	38,619	5.7%	38,619	5.7%	$20.36	5.6%	5.6%
2016	18	90,180	13.3%	128,799	18.9%	$12.82	8.2%	13.9%
2017	17	72,832	10.7%	201,631	29.7%	$24.82	12.9%	26.7%
2018	13	71,174	10.5%	272,805	40.1%	$25.95	13.2%	39.9%
2019	8	21,546	3.2%	294,351	43.3%	$30.75	4.7%	44.6%
2020	11	74,063	10.9%	368,414	54.2%	$23.29	12.3%	56.9%
2021	13	73,067	10.7%	441,481	64.9%	$29.03	15.1%	72.1%
2022	8	43,518	6.4%	484,999	71.3%	$24.33	7.6%	79.6%
2023	4	39,700	5.8%	524,699	77.2%	$13.06	3.7%	83.3%
2024	5	19,005	2.8%	543,704	80.0%	$35.07	4.8%	88.1%
2025	4	24,778	3.6%	568,482	83.6%	$42.36	7.5%	95.6%
2026	4	24,063	3.5%	592,545	87.1%	$25.81	4.4%	100.0%
Thereafter	0	0	0.0%	592,545	87.1%	$0.00	0.0%	100.0%
Vacant	NAP	87,458	12.9%	680,003	100.0%	NAP	NAP
Total / Wtd. Avg.	114	680,003	100.0%			$23.66	100.0%

(1)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

The Loan. The Birch Run Premium Outlets loan (the “Birch Run Premium Outlets Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 680,003 sq. ft., outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”) with an original and cut-off date principal balance of $20.0 million. The Birch Run Premium Outlets Loan is evidenced by the non-controlling Note A-1-A with an original principal balance of $20.0 million, which will be included in the COMM 2016-DC2 mortgage trust. The pari passu controlling Note A-2, with an original principal balance of $35.0 million and the remaining non-controlling pari passu Notes A-1-B, A-3, and A-4, with an aggregate original principal balance of $68.0 million (and, together with the Birch Run Premium Outlets Loan, the “Birch Run Premium Outlets Whole Loan”), will not be included in the trust and are expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Birch Run Premium Outlets Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$20,000,000	$20,000,000	COMM 2016-DC2	No
Note A-1-B	$20,000,000	$20,000,000	GACC	No
Note A-2	$35,000,000	$35,000,000	GACC	Yes
Note A-3	$30,000,000	$30,000,000	GACC	No
Note A-4	$18,000,000	$18,000,000	GACC	No
Total	$123,000,000	$123,000,000

The Birch Run Premium Outlets Whole Loan has a 10-year term and pays interest only for the term of the loan. The Birch Run Premium Outlets Whole Loan accrues interest at a fixed rate equal to 4.2090%. Loan proceeds were used to retire existing debt of approximately $101.0 million, pay closing costs of approximately $0.8 million and return approximately $21.2 million of equity to the sponsor. Based on the “As-is” appraised value of $207.2 million as of December 3, 2015, the cut-off date LTV is 59.4%. The most recent prior financing of the Birch Run Premium Outlets Property was included in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$123,000,000	100.0%	Loan Payoff	$100,976,785	82.1%
			Closing Costs	$828,370	0.7%
			Return of Equity	$21,194,846	17.2%
Total Sources	$123,000,000	100.0%	Total Uses	$123,000,000	100.0%

The Borrower / Sponsor.    The borrower is Birch Run Outlets II, L.L.C., a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Simon Properties Group, L.P., which is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon (rated A/A3/A by Fitch/Moodys/S&P respectively) is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of September 30, 2015, Simon operated 208 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 14 mills, three community centers, and 13 other retail properties located in 37 states and Puerto Rico. As of September 2015, Simon had approximately $30.6 billion in assets, which is up 3.8% from approximately $29.5 billion in December 2014. Consolidated net income for the nine months ended September 30, 2015 was approximately $1.5 billion, which is up 25.3% from approximately $1.2 billion for the nine months ended September 30, 2014.

Birch Run Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $24.6 million in the aggregate (20.0% of loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Birch Run Premium Outlets Property consists of a 680,003 sq. ft. open-air outlet center situated on a 92.4 acre site located within Saginaw County and sits in the southwest quadrant of Interstate 75 and Route 54, with direct frontage along I-75. The Birch Run Premium Outlets Property, was developed in 1985, expanded between 1986 and 1996, and renovated in 2005 and 2013. In 2010, the property was acquired by its current sponsor, Simon Property Group, L.P. for approximately $84.7 million ($125 PSF) on an allocated cost basis as a part of its acquisition of Prime Outlets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

As of July 31, 2015, the Birch Run Premium Outlets Property was 87.1% leased to a broad mix of approximately 114 national and international brand-name retailers including Old Navy, Pottery Barn, V.F. Factory Outlet, Calvin Klein, Brooks Brothers, Nike Factory Store and J. Crew Factory Store. The property’s tenancy has a weighted average original lease term of 10.5 years and weighted average remaining lease term of 3.7 years. The Birch Run Premium Outlets Property features approximately 4,807 surface parking spaces, which equates to a ratio of 7.1 spaces per 1,000 sq. ft.

For the trailing twelve month period ended July 2015, tenants at the Birch Run Premium Outlets Property report sales and occupancy cost of approximately $339 PSF and 9.6%, respectively, with sales and occupancy cost for in-line tenants with less than 10,000 sq. ft. reported to be $364 PSF and 10.4%, respectively.

Environmental Matters. The Phase I environmental report dated December 11, 2015 recommended no further action at the Birch Run Premium Outlets Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

The Market.    The Birch Run Premium Outlets Property is located within the village of Birch Run in Saginaw County, Michigan. The property is located halfway between the larger cities of Flint and Saginaw and serviced by Exit 144 and 136 along Interstate 75. According to a local business association, Exit 136 is the second busiest Exit on I-75 between Miami, Florida and Sault Ste. Marie, Michigan with over eight million visitors annually. In addition to be being home to Birch Run Premium Outlets Property, the local area also includes Birch Run Expo Center, Dixie Motor Speedway, Baja Acres, Candlelite Bowling, Shiawassee National Wildlife Refuge, Cinema Hollywood, Cass River, Historic Bridgeport Bridge over the Cass River and the Bridgeport Historic Village.

Birch Run’s downtown and the Bavarian Village of Frankenmuth have a distinctive variety of retailers. According to the appraisal, more than two million visitors annually shop Frankenmuth’s world-famous Christmas store, Bronner’s CHRISTmas Wonderland, which features 96,000 sq. ft. of holiday lights, decorations and collectibles. The area is home to a number of large antique malls as well, featuring thousands of sq. ft. of vintage treasures.

The primary trade area of the Birch Run Premium Outlets Property is an approximate 25-mile radius. Within the 25-mile radius of the Birch Run Premium Outlets Property, the 2015 average income is $55,860 with a population of 647,503. The Birch Run Premium Outlets Property is the only outlet center within a 40-mile radius. Furthermore, the property is situated along the main transportation route connecting metropolitan Detroit with Northern Michigan, a vacation destination for thousands of metro-Detroiters. Additionally, Birch Run Premium Outlets Property has historically benefitted from an above average proportion of Canadian traffic. Birch Run is located approximately 90 minutes from border crossings in Sarnia and Windsor, Ontario, respectively. Based on shopper intercept daily at guest services, management estimates Canadian traffic is now approximately 15% of the customer base.

The chart below summarizes the Birch Run Premium Outlets Property’s competitive set.

Competitive Set(1)
Name	Birch Run Premium Outlets Property	Great Lakes Crossing	Genesee Valley Center	Fashion Square Mall
Distance from Subject	NAP	43.0 miles	16.0 miles	19.0 miles
Property Type	Anchored Retail	Outlet Center/Value Mega-mall	Super-Regional Center/Mall	Regional Center
Year Built / Renovated	1985 / 1986-1996, 2005, 2013	1998	1970 / 2005	1972 / 2002
Occupancy	87.1%(2)	99.0%	99.0%	98.0%
Size (Sq. Ft.)	680,003(2)	1,400,000	1,365,394	865,233
Anchors / Major Tenants	Pottery Barn, V.F. Factory Outlet, Old Navy(2)	Bass Pro Shops, BB & B, Burlington, TJ Maxx	Barnes & Noble, Burlington Coat Factory, JCPenney, Macy’s, Sears	JC Penney, Sears

(1)	Source: Appraisal.

(2)	Based on the July 31, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent(1)	$13,075,676	$13,508,217	$14,068,055	$14,459,413	$14,471,768	$21.28
Value of Vacant Space	0	0	0	0	2,223,787	3.27
Gross Potential Rent	$13,075,676	$13,508,217	$14,068,055	$14,459,413	$16,695,555	$24.55
Total Recoveries	4,568,377	4,865,895	5,233,909	5,445,347	5,497,651	8.08
Total Other Income	1,541,050	1,213,304	1,010,893	935,092	748,037	1.10
Less: Vacancy & Credit Loss(2)	3,554	(37,381)	(13,705)	(27,569)	(1,722,666)	(2.53)
Effective Gross Income	$19,188,657	$19,550,035	$20,299,152	$20,812,283	$21,218,577	$31.20
Total Operating Expenses	4,707,327	4,747,099	4,748,944	4,752,330	5,263,661	7.74
Net Operating Income	$14,481,330	$14,802,936	$15,550,208	$16,059,953	$15,954,916	$23.46
TI/LC	0	0	0	0	850,505	1.25
Capital Expenditures	0	0	0	0	204,001	0.30
Net Cash Flow	$14,481,330	$14,802,936	$15,550,208	$16,059,953	$14,900,410	$21.91

(1)	U/W Base Rent includes $342,340 in contractual step rent through November 2016.

(2)	U/W Vacancy represents 7.4% of gross potential rent plus total other income, and is based on the submarket vacancy rate as of Q3 2015 of 6.8%. Credit Loss accounts for 0.2% of gross potential rent plus total other income, and is based on the expected bad debt.

Property Management.    The Birch Run Premium Outlets Property is managed by Simon Management Associates, LLC, a sponsor affiliate.

Lockbox / Cash Management.    The Birch Run Premium Outlets Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined herein) exists, all funds in the lockbox account are swept weekly (or more frequently if required by borrower) to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Event, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Birch Run Premium Outlets Loan documents.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default or the bankruptcy of the borrower or the property manager - Simon Management Associates, LLC or (ii) the DSCR based on a trailing four quarter basis falling below 1.10x for two consecutive quarters and will end upon (a) with respect to clause (i), such event of default is cured and (b) with respect to clause (ii), the DSCR based on a trailing four quarter basis is at least 1.10x for two consecutive quarters.

Initial Reserves.    None.

Ongoing Reserves.    During the continuance of a DSCR Reserve Trigger Event (as defined herein) or an event of default, the borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, provided that there is a failure to pay taxes before they are due or the failure to provide evidence that taxes have been paid, (ii) $17,000 into a replacement reserve account, subject to a cap of $408,002 and (iii) $70,875 into the TI/LC reserve account, subject to a cap of $1,701,010. In addition, during an event of default, or if borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR based on a trailing four quarter basis falling below 1.20x for two consecutive quarters and will end upon the achievement of a DSCR of at least 1.20x for two consecutive quarters, provided no event of default is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 10 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.4% 2.84x 13.0%

Birch Run Premium Outlets
12240 South Beyer Road
Birch Run, MI 48415
Saginaw
Frankenmuth
Birch Run
Millington
Montrose
Clio
Otisville
New Lothrop
Mt Morris
Flushing
Flint
Davison
Burton
Lennon
Swartz Creek
MICHIGAN
Lake Huron
Lake Michigan
Clare
Saginaw
Grand Rapids
Flint
Lansing
Detroit
Kalamazoo
Toledo
Covenant Medical Center-Cooper
St Mary's Of Michigan
HARRY W BROWNE AIRPORT
Shiawassee National Wildlife Refuge
Green Acres Golf Course
Clio Country Club
Buell Lake County Park
Vienna Greens Golf Course
Briar Ridge Golf Course
Flint Memorial Park
Beechwood Greens Golf Course
Genesee County Park and Recreation
Riverside Park
University Of Michigan-Flint
Mott Community College
Kettering University
Genesee Valley Center
South Flint Plaza Shopping Center
BISHOP INT'L AIRPORT
Flint Golf Club
Flint Elks Country Club
E WASHINGTON RD
STATE ST
GRATIOT RD
E HOLLAND RD
HESS RD
KING RD
JUNCTION RD
E CURTIS RD
BUSCH RD
FRY RD
W MILLINGTON RD
BIRCH RUN RD
VIENNA RD
E VIENNA RD
PEET RD
DODGE RD
E DODGE RD
W MT MORRIS RD
E MT MORRIS RD
COLDWATER RD
E COLDWATER RD
JUDDVILLE RD
E RICHFIELD RD
RICHFIELD RD
BEECHER RD
DAVISON RD
LAPEER RD
W CORUNNA RD
CORUNNA RD
LENNON RD
E ATHERTON RD
E BRISTOL RD
WILSON RD
DIXIE HWY
WILLIAMSON RD
N SAGINAW RD
S GERA RD
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 11 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 65.0% 1.28x 6.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Neil Shekhter; Margot Shekhter; NMS Family Living Trust
Borrowers:	1422 on 6th, LLC; 1422 on 7th, LLC; 1423 on 6th, LLC; 1425 on 6th, LLC; 1428 on 6th, LLC; 1430 on 7th, LLC; 1432 on 7th, LLC; 1522 on 6th, LLC; 1537 on 7th, LLC; NMS 2001 Studio Apartments, LLC; NMS 2029 Studio Apartments, LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	4.8970%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$62,450,000 Pari Passu Debt; $5,550,000 Mezzanine Debt
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves
	Initial	Monthly
Taxes:	$213,993	$71,540
Insurance(4):	$0	Springing
Replacement:	$0	$8,313
Required Repairs:	$34,500	NAP

Financial Information(5)
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$206,642	$220,551
Balloon Balance / Unit:	$206,642	$220,551
Cut-off Date LTV:	65.0%	69.4%
Balloon LTV:	65.0%	69.4%
Underwritten NOI DSCR:	1.31x	1.14x
Underwritten NCF DSCR:	1.28x	1.12x
Underwritten NOI Debt Yield:	6.5%	6.1%
Underwritten NCF Debt Yield:	6.4%	6.0%
Underwritten NOI Debt Yield at Balloon:	6.5%	6.1%
Underwritten NCF Debt Yield at Balloon:	6.4%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of 11 properties
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	Various / NAP
Total Units:	399
Property Management:	NMS Properties, Inc.
Underwritten NOI:	$5,346,585
Underwritten NCF:	$5,246,835
Appraised Value:	$126,850,000
Appraisal Date:	July 31, 2015

Historical NOI
Most Recent NOI:	$5,427,073 (T-12 August 31, 2015)
2014 NOI:	$4,814,792 (December 31, 2014)
2013 NOI:	$4,475,228 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 2015)
2014 Occupancy:	97.8% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
2012 Occupancy:	NAV
(1)	The Santa Monica Multifamily Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $82.45 million. The non-controlling Note A-2, with an original principal balance of $20.0 million, will be included in the COMM 2016-DC2 mortgage trust. The controlling Note A-1, with an original principal balance of $62.45 million, was included in the COMM 2016-CCRE28 mortgage trust.

(2)	A $5,550,000 mezzanine loan was funded concurrently with the funding of the Santa Monica Multifamily Portfolio Loan. The mezzanine loan is coterminous with the Santa Monica Multifamily Portfolio Loan, accrues interest at a rate of 10.5000% and is interest only for the entire term.

(3)	Any time after the expiration of the lockout period the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) if a mezzanine loan is outstanding, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) is not less than the greater of the DSCR immediately preceding such release and 1.15x, (ii) the LTV for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) does not exceed the lesser of the LTV immediately preceding such release and 69.4%, (iii) based solely on the Santa Monica Multifamily Portfolio Whole Loan, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, and (iv) the borrower partially defeases the Santa Monica Multifamily Portfolio Whole Loan in an amount equal to the greater of the lender’s proportionate share of (as between the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan, if a mezzanine loan is outstanding) 125% of the allocated loan amount for the released property or 100% of the net sales proceeds received from the sale of the released property (which in no event may be less than 94% of the gross sales price of such property).

(4)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Santa Monica Multifamily Portfolio Whole Loan.

TRANSACTION HIGHLIGHTS

■	Sponsorship. Neil Shekhter has over 25 years experience developing and managing multifamily properties. In 1988, Mr. Shekhter founded NMS Properties, Inc., a privately owned real estate development and management firm that specializes in the acquisition, entitlement, development and management of multifamily and mixed-use properties in the Greater Los Angeles area. NMS Properties, Inc. manages more than 50 properties, including 21 multifamily properties within the City of Santa Monica, with approximately 2,000 apartment units and 320,000 sq. ft. of retail and commercial space. NMS Properties, Inc. also has an additional 2,500 multifamily units and 200,000 sq. ft. of mixed-use space under development.

■	Market. The Santa Monica Multifamily Portfolio is located in the City of Santa Monica which is part of the larger West Los Angeles area. Los Angeles County has a 2015 estimated population of approximately 10.1 million and a median household income of $53,928. As of Q2 2015, the Santa Monica submarket has a low vacancy rate of 3.0% which is stronger than the overall vacancy rate of 3.4% in Los Angeles County. Since 2006, the submarket vacancy has averaged 3.1% and since 2010 has not been greater than 3.3%.

■	Occupancy. The affordable nature of the Santa Monica Multifamily Portfolio properties has contributed to the Santa Monica Multifamily Portfolio’s historic occupancy. The Santa Monica Multifamily Portfolio properties are part of the Affordable Housing Program, which is designed to assist low income families with an income less than 50% of the Housing and Urban Development (“HUD”) determined median family income for Los Angeles County, and are subject to deed restrictions by the City of Santa Monica, which require a mix of very low income, low income and moderate income units to be made available at each property. In addition, 61 of the units across the Santa Monica Multifamily Portfolio are subject to senior age restrictions and 24.1% of tenants receive assistance under HUD’s Section 8 program. As evidenced by the Santa Monica Portfolio Properties’ historic occupancy, Affordable Housing Programs are in demand within the City of Santa Monica. According to the sponsor, the City of Santa Monica Housing Division received over 33,000 applications in 35 hours for the master wait list for all Affordable Housing Programs including the Section 8 Housing Choice Voucher Program. According to self-reported data from applicants, 3,919 of those who applied are Santa Monica residents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

2222 Graycliff Drive Dallas, TX 75228	Collateral Asset Summary – Loan No. 12 Villas at Tenison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,500,000 73.1% 1.39x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	John J. Griggs, III; Cross K. Moceri
Borrower:	Villas at White Rock, LLC
Original Balance:	$19,500,000
Cut-off Date Balance:	$19,500,000
% by Initial UPB:	2.4%
Interest Rate:	4.6300%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 12 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$27,836	$27,836
Insurance:	$34,895	$11,632
Replacement(3):	$500,000	Springing
Required Repairs:	$6,600	NAP

Financial Information
Cut-off Date Balance / Unit:	$44,118
Balloon Balance / Unit:	$36,839
Cut-off Date LTV:	73.1%
Balloon LTV:	61.1%
Underwritten NOI DSCR(4):	1.49x
Underwritten NCF DSCR(4):	1.39x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	1970, 1975, 1977, 1978 / 2014-2015
Total Units:	442
Property Management:	Centaurus Property Management, LLC
Underwritten NOI:	$1,788,635
Underwritten NCF:	$1,678,135
Appraised Value:	$26,670,000
Appraised Date:	October 16, 2015

Historical NOI(5)
Most Recent NOI:	$1,660,455 (T-12 November 30, 2015)
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	92.5% (November 17, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(1)	Mezzanine debt is permitted in an amount up to $5,000,000 provided, among other things per the loan documents, (i) the combined LTV is less than or equal to 75.0%, (ii) the combined DSCR is greater than or equal to 1.25x and (iii) the combined Debt Yield is no less than 7.5%.

(2)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) so long as any approved or new mezzanine loan is outstanding.

(3)	Beginning on the monthly payment date in January 2017, the borrower will be required to deposit an amount equal to $9,208 into the replacement reserve account.

(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.95x and 1.83x, respectively.

(5)	The sponsor acquired the property in April 2014; therefore, Historical NOI and Occupancy are not available.

TRANSACTION HIGHLIGHTS

■	Property. Villas at Tenison is a 442 unit Class B multifamily development located in Dallas, Texas. The Villas at Tenison property was constructed in 1970, 1975, 1977 and 1978 and since acquisition in April 2014, the sponsor has completed an approximately $3.75 million ($8,484 per unit) renovation at the Villas at Tenison property. The sponsor has budgeted an additional $500,000 ($1,131 per unit) in capital expenditures which were fully reserved for at loan origination. The Villas at Tenison property is comprised of 62 two-story residential buildings, a single-story laundry/shop building and a single-story club house building. Units range from 1 bedroom/1bathroom to 3 bedroom/2 bathroom units and amenities include electric range/ovens, refrigerators, dishwashers, washer/dryer connections, ceiling fans, fireplaces and outdoor storage areas. Property amenities include two swimming pools, four laundry facilities, a basketball court, three playgrounds, a picnic area and a leasable clubroom. The Villas at Tenison property has 715 parking spaces which equates to a parking ratio of 1.6 spaces per unit.

■	Location/Market. The Villas at Tenison property is located in Dallas, Texas, approximately five miles east of the Dallas CBD within the greater Dallas market and Far East Dallas submarket. According to the appraisal, as of Q2 2015, the Far East Dallas submarket contains 18,469 units, has an average occupancy of 94.6% and average monthly rent of $712 compared to a total of 520,396 units, occupancy of 95.4% and average rent of $982 for the greater Dallas Market. Absorption in the submarket was positive 168 units for the same time period. In place average rent and occupancy for the Villas at Tenison property as of November 17, 2015 are $714 per unit and 92.5%, respectively. According to the appraisal, there are no new apartment projects currently planned or proposed proximate to Villas at Tenison.

■	Sponsor. John J. Griggs, III and Cross K. Moceri are the sponsors of the borrower and the non-recourse carveout guarantors. Mr. Griggs and Mr. Moceri are both founders and principals of the Presidium Group. The Presidium Group is a real estate investment business, asset management company and real estate energy consulting firm founded in 2002.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

6824 Laurel Bowie Road Bowie, MD 20715	Collateral Asset Summary – Loan No. 13 Bowie Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,726,103 70.9% 1.53x 10.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Myron D. Vogel
Borrower:	Bowie Realty Associates LLC
Original Balance:	$17,750,000
Cut-off Date Balance:	$17,726,103
% by Initial UPB:	2.2%
Interest Rate:	4.9700%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$121,306	$24,261
Insurance:	$0	$2,508
Replacement(2):	$0	$4,288
TI/LC(3):	$100,000	$17,151
Lease Sweep(4):	$0	Springing
Environmental Reserve(5):	$65,625	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$172
Balloon Balance / Sq. Ft.:	$142
Cut-off Date LTV:	70.9%
Balloon LTV:	58.3%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Bowie, MD
Year Built / Renovated:	1969 / 1995
Total Sq. Ft.:	102,904
Property Management:	Self-managed
Underwritten NOI:	$1,884,071
Underwritten NCF:	$1,748,506
Appraised Value:	$25,000,000
Appraisal Date:	October 15, 2015

Historical NOI
Most Recent NOI:	$1,976,069 (T-12 November 30, 2015)
2014 NOI:	$1,945,001 (December 31, 2014)
2013 NOI:	$1,794,431 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	96.1% (December 2, 2015)
2014 Occupancy:	96.1% (December 31, 2014)
2013 Occupancy:	93.8% (December 31, 2013)
(1)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.15x at the end of any calendar quarter or (iii) the occurrence of a Lease Sweep Period (as defined below).

(2)	Replacement reserves are subject to a cap of $350,000.

(3)	The borrower will be required to deposit (i) $17,151 on each monthly payment date through and including February 6, 2017; (ii) $8,575 on each monthly payment date from and including March 6, 2017 through and including February 6, 2019; (iii) $6,432 on each monthly payment date on and after March 6, 2019. TI/LC reserves are subject to a cap of $500,000, inclusive of the initial $100,000 deposit.

(4)	On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited into the lease sweep reserve. A “Lease Sweep Period” will commence upon (i) six months prior to the stated expiration of the CVS lease, (ii) the date CVS is required to give notice of its exercise of a renewal option (if not exercised), (iii) the date the CVS lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that CVS discontinues its business, (v) upon a default under the CVS lease or (vi) the occurrence of a bankruptcy or other insolvency proceeding by CVS.

(5)	The initial deposit into the environmental reserve represents 125% of the engineer’s probable cost to remediate the recognized environmental condition at the property and install, operate and maintain a sub slab depressurization system in relation to the environmental condition at the Bowie Plaza Property.

TRANSACTION HIGHLIGHTS

■	Property/Location. The Bowie Plaza property is a neighborhood retail center anchored by CVS, Dollar General and Fitness 4 Less in Bowie, Maryland, within northern Prince George’s county. The property is located along Laurel Bowie Road at the signalized intersection with Old Chapel Road and has a traffic count of over 28,300 vehicles per day. The property is approximately 20 miles east of the Washington, D.C. central business district and approximately 17 miles west of the City of Annapolis. The 2015 population and average household income within a 3-mile radius of the property are 49,895 and $131,982, respectively.

■	Tenancy. The Bowie Plaza property is currently 96.1% occupied by 28 tenants. Approximately 46.4% of tenants have been at the property for over 10 years, with 21.4% of tenants in occupancy for over 20 years. Credit tenants make up 42.8% of the U/W base rent and include CVS (14.6% of NRA; 18.5% of U/W Base Rent; rated Baa1/BBB+ by Moody’s/S&P), which has been at the property since its construction in 1969 and recently signed an early extension of its lease through 2025 with an additional five-year extension option. Additional credit tenants include The Sherwin-Williams Company d/b/a Duron Paints and Wallcoverings (4.1% of NRA; 5.1% of U/W Base Rent; rated A-/A2/A by Fitch/Moody’s/S&P), which has been at the property since 1987, Dollar General (9.1% of NRA; 6.0% of U/W Base Rent; rated Baa3/BBB by Moody’s/S&P), which has been at the property since 2010 and has two, five-year renewal options and M&T Bank (3.4% of NRA; 14.0% of U/W Base Rent; rated A/A3/A- by Fitch/Moody’s/S&P), which has been at the property since 2008. Additional national tenants include Dunkin’ Donuts, Little Caesar’s Pizza, OneMain Financial (wholly owned subsidiary of Citigroup) and Burger King.

■	Sponsor Equity. At loan closing, the sponsor contributed over $7.4 million in equity to finance the acquisition of the Bowie Plaza property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

1200 Barbara Jordan Boulevard, Building 4 Austin, TX 78723	Collateral Asset Summary – Loan No. 14 Residence Inn Austin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,575,000 60.3% 2.05x 13.8%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsors:	Brett C. Moody; Moody National REIT II, Inc.
Borrower:	Moody National Lancaster-Austin Holding, LLC
Original Balance:	$16,575,000
Cut-off Date Balance:	$16,575,000
% by Initial UPB:	2.1%
Interest Rate:	4.5800%
Payment Date:	1st of each month
First Payment Date:	December 1, 2015
Maturity Date:	November 1, 2025
Amortization:	Interest only for the first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$218,042	$21,804
Insurance(2):	$0	Springing
FF&E(3):	$16,759	1/12 of 4.0% of gross income
Free Rent :	$14,720	NAP
Specified Tenant(4):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$147,991
Balloon Balance / Room:	$129,783
Cut-off Date LTV:	60.3%
Balloon LTV:	52.9%
Underwritten NOI DSCR(5):	2.24x
Underwritten NCF DSCR(5):	2.05x
Underwritten NOI Debt Yield:	13.8%
Underwritten NCF Debt Yield:	12.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	2014 / NAP
Total Rooms:	112
Property Management:	Moody National Hospitality Management, LLC
Underwritten NOI:	$2,282,550
Underwritten NCF:	$2,081,445
Appraised Value:	$27,500,000
Appraisal Date:	July 29,2015

Historical NOI(6)
Most Recent NOI:	$2,578,623 (December 31, 2015)
2014 NOI:	$1,669,630 (December 31, 2014)
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	77.1% (December 31,2015)
2014 Occupancy:	72.5% (December 31, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)	Cash management will be triggered upon (i) event of default, (ii) bankruptcy action of the borrower, master tenant, principal or manager, or (iii) the DSCR on a trailing twelve month basis falling below 1.20x until such time as the DSCR is at least 1.25x on a trailing 3-month basis for two consecutive quarters.

(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(3)	The borrower is required to deposit with the lender the greater of (i) 1/12 of 4.0% of the greater of (a) the prior year’s gross income from operations and (b) the replacement expenditures projected in the approved annual budget for the following year and (ii) any amount required under the management agreement and franchise agreement.

(4)	The seller of the Residence Inn Austin property deposited $1.2 million with an escrow agent to be utilized to obtain LEED Certification for the property and pay the tenant improvement obligations to Gino’s and Tiff’s Treats. If any funds remain in escrow on April 15, 2016, such funds are required to be deposited into the Specified Tenant Reserve.

(5)	Based on amortizing debt service payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and UW NCF DSCR are 2.97x and 2.70x, respectively.

(6)	The property was built in 2014. Therefore, Historical NOI and Historical Occupancy in 2013 and 2012 are not available.

TRANSACTION HIGHLIGHTS

■	Property. Residence Inn Austin is a newly constructed four-story, 112-room extended-stay, Marriott flagged hotel, operating under the Residence Inn brand. The franchise agreement with Marriott International, Inc. expires January 14, 2034. The hotel features all basic services for an extended-stay hotel, and offers amenities including complimentary Wi-Fi access, complimentary hot breakfast, fitness center, outdoor swimming pool, business center, 541 sq. ft. of meeting space, convenience market, guest laundry, a bakery, a restaurant, and grocery shopping service.

■	Location. The property is located one block east of Interstate 35 in the northwest corner of the Mueller Community, a 700-acre mixed-use development in Austin, Texas. Immediately to the southeast of the Residence Inn Austin property is the Dell Children’s Medical Center and University of Texas’ Dell Pediatric Research Institute. Also located within the Mueller Community is a 400,000 sq. ft. retail center, 150,000 sq. ft. of medical office space, and residential development containing approximately 1,900 homes. Approved plans for the development include over 3.5 million sq. ft. of commercial office development. Additional demand drivers include the University of Texas and downtown Austin located approximately two and three miles south of the Residence Inn Austin property, respectively.

■	Performance. During the trailing twelve month period ending December 31, 2015, the Residence Inn Austin had an occupancy, ADR, and RevPAR of 77.1%, $163.07, and $125.79, respectively, up from the trailing twelve month period ending December 2014 of 72.5%, $135.49 and $98.19, respectively. According to a market research report for the trailing twelve month period ending December 31, 2015, the Residence Inn Austin outperforms its competitive set with reported occupancy, ADR, and RevPAR penetration levels of 102.8%, 125.1% and 128.6%, respectively.

■	Sponsor Equity. The sponsors invested approximately $9.2 million in equity to acquire the Residence Inn Austin property for $25.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

645 North Town East Boulevard Mesquite, TX 75150	Collateral Asset Summary – Loan No. 15 Alexis at Town East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 64.9% 1.32x 8.9%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors(1):	Various
Borrowers(2):	Various
Original Balance:	$16,000,000
Cut-off Date Balance:	$16,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.9470%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 36 months, 360 thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(3):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$90,000	$50,000
Insurance:	$18,500	$6,200
Replacement:	$0	$5,600
Liquidity Reserve(4):	$100,000	NAP

Financial Information
Cut-off Date Balance / Unit:	$71,429
Balloon Balance / Unit:	$63,154
Cut-off Date LTV:	64.9%
Balloon LTV:	57.3%
Underwritten NOI DSCR(5):	1.39x
Underwritten NCF DSCR(5):	1.32x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Mesquite, TX
Year Built / Renovated:	2002 / NAP
Total Units:	224
Property Management:	National Asset Services, Inc.
Underwritten NOI:	$1,423,542
Underwritten NCF:	$1,356,342
Appraised Value:	$24,670,000
Appraisal Date:	December 4, 2015

Historical NOI
Most Recent NOI:	$1,495,178 (T-12 November 30, 2015)
2014 NOI:	$1,471,068 (December 31, 2014)
2013 NOI:	$1,395,546 (December 31, 2013)
2012 NOI:	$1,407,961 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.0% (December 15, 2015)
2014 Occupancy:	97.0% (December 31, 2014)
2013 Occupancy:	95.0% (December 31, 2013)
2012 Occupancy:	96.0% (December 31, 2012)

(1)	Jeffrey Clark, Robert D. Gomes and Karen E. Kennedy are liable on a joint and several basis for all non-recourse carveouts. In addition, there are eleven other non-recourse carveout guarantors with recourse for acts of their related tenant-in-common borrowers.

(2)	SCI Mesquite Fund 1, LLC; SCI Mesquite Fund 2, LLC; SCI Mesquite Fund 3, LLC; SCI Mesquite Fund 4, LLC; SCI Mesquite Fund 5, LLC; SCI Mesquite Fund 7, LLC; SCI Mesquite Fund 8, LLC; SCI Mesquite Fund 9, LLC; SCI Mesquite Fund 10, LLC; SCI Mesquite Fund 12, LLC; SCI Mesquite Fund 13, LLC; SCI Mesquite Fund 16, LLC; SCI Mesquite Fund 17, LLC; NASREI Town East, LLC, each a tenant–in-common borrower.

(3)	A cash management period and hard lockbox will be triggered (i) upon the commencement of an event of default, (ii) when the debt yield is less than 7.50% or (iii) upon the commencement of a Liquidity Sweep Period, which will commence on the date that the balance on deposit in the liquidity reserve subaccount is less than $100,000.

(4)	The liquidity reserve will be utilized to pay for shortfalls in any lender approved operating expenses.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.77x and 1.69x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. Alexis at Town East is a 224 unit garden apartment complex located on a 13.9 acre site. The development consists of 10 three-story buildings and one, two-story building with an average unit size of 995 sq. ft., and 454 surface parking spaces. Alexis at Town East’s unit mix is comprised of 96 1-bedroom/1-bathroom units, 96 2-bedroom/2-bathroom units and 32 3-bedroom/2-bathroom units. Property amenities include a resort-style swimming pool, business center with conference room, a 24-hour fitness center, picnic area with gas grills, two playgrounds and a leasable clubroom.

■	Management. The property is managed by National Asset Services, Inc., which has a sub-management agreement with a professional third party management company, JMG Realty, Inc. (“JMG”). JMG currently manages 71 multifamily properties across 12 states, including 13 multifamily properties located in Texas (inclusive of the property).

■	Market. The property is located in a mature residential neighborhood in Mesquite, TX, approximately 11 miles east of the Dallas central business district. As of 4Q 2015, the overall Mesquite/Seagoville multifamily submarket is comprised of 10,377 units and had a reported average occupancy of 98.1%, while the weighted average occupancy of five rental comparables identified by the appraisal was 94.2%.

■	Capital Improvements. The sponsors have invested approximately $930,000 ($4,152 per unit) in capital improvements since 2006, with approximately $459,000 attributable to interior elements and approximately $140,000 attributable to exterior walls and roofing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

1650 Richmond Avenue Staten Island, NY 10314	Collateral Asset Summary – Loan No. 16 Coral Island Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,514,000 68.6% 1.25x 8.2%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor:	Stanley Werb
Borrower:	SI (Coral Island) WWP, LLC
Original Balance:	$13,514,000
Cut-off Date Balance:	$13,514,000
% by Initial UPB:	1.7%
Interest Rate:	4.6900%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$38,504
Insurance(2):	$0	Springing
Replacement:	$70,000	$750
TI/LC(3):	$100,000	$3,525
Rent Concession:	$16,874	NAP
Outstanding TILC:	$220,280	NAP
Major Tenant(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$297
Balloon Balance / Sq. Ft.:	$267
Cut-off Date LTV:	68.6%
Balloon LTV:	61.7%
Underwritten NOI DSCR(5):	1.32x
Underwritten NCF DSCR(5):	1.25x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	7.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Staten Island, NY
Year Built / Renovated:	1960, 1995 / NAP
Total Sq. Ft.:	45,491
Property Management:	Rivercrest Realty Associates, LLC
Underwritten NOI:	$1,112,019
Underwritten NCF:	$1,045,962
Appraised Value:	$19,700,000
Appraisal Date:	October 6, 2015

Historical NOI
Most Recent NOI:	$924,757 (T-12 September 30, 2015)
2014 NOI:	$852,476 (December 31, 2014)
2013 NOI:	$662,679 (December 31, 2013)
2012 NOI:	$837,115 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	94.1% (November 18, 2015)
2014 Occupancy:	85.6% (December 31, 2014)
2013 Occupancy:	85.5% (December 31, 2013)
2012 Occupancy:	81.4% (December 31, 2012)
(1)	A soft lockbox and in place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR on a trailing three month basis falling below 1.10x or (iv) (a) any bankruptcy action of CVS or (b) the date that is six months prior to the expiration date of the CVS lease (“Major Tenant Trigger Event”).

(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(3)	TI/LC reserve is subject to a cap of $170,000.

(4)	Upon the occurrence of a Major Tenant Trigger Event, all excess cash flow is required to be deposited into the major tenant reserve.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.63x, respectively.

TRANSACTION HIGHLIGHTS

■	Location/Market. The property is located in Staten Island, New York, 16 miles southwest of New York, New York, within the Long Island retail market and the Staten Island submarket. As of Q3 2015, the Staten Island submarket consists of 2,321 buildings with a total of 17.2 million sq. ft. and a vacancy rate of 2.8%. Vacancy within the submarket has stabilized over the last several quarters, having remained at or below 3.0% since Q4 2013. Asking rents within the submarket are $31.99 as of Q3 2015, which represents a 14.0% increase from Q3 2014 asking rents of $28.05. The property is located in an infill location and has good visibility at the intersection of Richmond Avenue and Victory Boulevard, which average 24,928 and 34,319 vehicles per day, respectively.

■	Tenancy. The property is 94.1% occupied by 26 national and local tenants. National tenants, which make up 26.6% of the NRA, include CVS (rated Baa1/BBB+ by Moody’s/S&P), Dunkin Donuts/Baskin Robbins, State Farm Insurance, and Subway. The property is anchored by CVS which reported sales for 2014 of $935 per sq. ft. compared to a reported corporate average of $898 per sq. ft.

■	Sponsor. Stanley Werb, the sponsor of the loan, has over 40 years of experience in property management and is the managing partner of Rivercrest Realty Associates, LLC and a principal of Rivercrest Realty Investors. Rivercrest Realty Investors is a privately owned and operated commercial real estate company founded in 1967 that has a portfolio of 75 properties, of which 66 are retail properties totaling 4.5 million sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

1300-1540 River Valley Boulevard Lancaster, OH 43130	Collateral Asset Summary – Loan No. 17 River Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,112,500 75.0% 1.31x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	David Grunberger
Borrower:	River Valley Plaza LP
Original Balance:	$12,112,500
Cut-off Date Balance:	$12,112,500
% by Initial UPB:	1.5%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$13,311	$13,311
Insurance:	$4,698	$2,349
Replacement(2):	$52,856	Springing
TI/LC(3):	$571,525	Springing
Required Repairs:	$584,024	NAP
Free Rent:	$34,357	NAP
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$53
Balloon Balance / Sq. Ft.:	$46
Cut-off Date LTV:	75.0%
Balloon LTV:	65.9%
Underwritten NOI DSCR(5):	1.49x
Underwritten NCF DSCR(5):	1.31x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.2%
(1)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x for any calendar quarter until such time that the DSCR is at least 1.25x for two consecutive calendar quarters or (iii) the commencement of a Lease Sweep Period (as defined herein) until such Lease Sweep Period is cured as provided in the loan documents.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lancaster, OH
Year Built / Renovated:	1989-1994 / NAP
Total Sq. Ft.:	229,142
Property Management:	Hampton Management Inc.
Underwritten NOI:	$1,121,888
Underwritten NCF:	$989,664
Appraised Value:	$16,150,000
Appraisal Date:	December 2, 2015

Historical NOI
Most Recent NOI:	$1,094,403 (T-12 November 30, 2015)
2014 NOI:	$1,049,213 (December 31, 2014)
2013 NOI:	$959,365 (December 31, 2013)
2012 NOI:	$1,099,513 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.3% (January 8, 2016)
2014 Occupancy:	95.6% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	96.2% (December 31, 2012)
(2)	On the first monthly payment date after the balance on deposit in the capital expenditure account falls below $26,428, the borrower is required to deposit $2,202 into the capital expenditure account, subject to a cap of $52,856.

(3)	On the first monthly payment date after the balance on deposit in the rollover reserve account falls below $88,000, the borrower is required to deposit $8,816 into the rollover reserve, subject to a cap of $200,000.

(4)	On each monthly payment date during a Lease Sweep Period, all excess cash flow is required to be deposited into the lease sweep reserve. A “Lease Sweep Period” will commence (i) six months prior to the expiration of a Lease Sweep Lease (as defined herein) or upon the date the Sweep Tenant (as defined herein) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (ii) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (iii) upon the date the Sweep Tenant discontinues (i.e., “goes dark”) its business at all or substantially all of its premises unless as it relates to Target and TJ Maxx only, the tenant maintains a credit rating of BBB+ or equivalent by any of the rating agencies, (iv) upon a monetary or material nonmonetary default by Sweep Tenant under its lease or (v) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent. A “Lease Sweep Lease” shall mean (i) each of the Target lease, the Hobby Lobby lease, the TJ Maxx lease and (ii) any replacement lease that, either individually, or when taken together with any other lease of the same tenant, covers all or substantially all of the rentable square feet of the space covered by the applicable Lease Sweep Lease. “Sweep Tenant” means any tenant under a Lease Sweep Lease.

(5)	Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.94x and 1.71x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The River Valley Plaza property is a 229,142 sq. ft. community shopping center anchored by Target, Hobby Lobby and TJ Maxx located in Lancaster, Ohio. The improvements consist of two, single story buildings situated on 24.7 acres. The property has 959 surface parking spaces which equates to a ratio of 4.19 spaces per 1,000 sq. ft. Access to the property is provided by North Memorial Drive, State Route 37, and U.S. Route 22. North Memorial Drive is a primary, northwest-southeast commercial four-lane road in the property’s area and is considered Lancaster’s main retail corridor. Within a 3.5 mile stretch from North Memorial’s northwest end to central Lancaster, major land uses include the River Valley Mall, Giant Eagle Supermarket, Kroger, Big K-anchored center, Wal-Mart Supercenter, Menards, Meijer, Lowe’s and Kohl’s. River Valley Mall is located adjacent to the property and is anchored by JC Penney, Elder-Beerman, Sears, Dick’s Sporting Goods, Old Navy and a Cinemark 10-screen theater.

■	Tenancy. As of January 8, 2016, the property is 97.3% leased to 11 tenants, with the five largest tenants occupying approximately 89.5% of the net rentable area. The property is anchored by Target (42.3% of NRA; 12.0% of U/W Base Rent; rated A-/A2/A by Fitch/Moody’s/S&P), which has been at the property since 1994, Hobby Lobby (24.7% of NRA; 27.8% of U/W Base Rent), which has been at the property since 2005 and TJ Maxx (13.0% of NRA; 18.3% of U/W Base Rent; rated A2/A+ by Moody’s/S&P), which has been at the property since 2005. The remaining tenants include Dollar Tree, Party City, Famous Footwear, Petland, Subway, a restaurant, a salon, and the U.S. Army Corp. of Engineers Finance Center. Tenants have been in occupancy for an average of 15.0 years and the weighted average remaining lease term at the property is 5.1 years.

■	Capital Expenditures. Over the past 24 months, the sponsor has implemented $1.86 million in capital upgrades and repairs at the property, of which $530,931 remains to be spent and completed. The borrower has deposited $584,024 into the required repairs reserve account to finance the remaining renovation costs currently underway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Indiana and Missouri	Collateral Asset Summary – Loan No. 18 & 19 MVP Parking Crossed Loans(1)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,667,648 52.3% 1.50x 10.5%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	Michael Shustek
Borrowers:	MVP Indianapolis City Park Garage, LLC; MVP Indianapolis Washington Street Lot, LLC; MVP St. Louis Lucas, LLC; MVP St. Louis Convention Plaza, LLC; MVP KC Cherry Lot, LLC
Original Balance:	$11,690,000
Cut-off Date Balance:	$11,667,648
% by Initial UPB:	1.4%
Interest Rate:	4.5900%
Payment Date:	1st of each month
First Payment Date:	March 1, 2016
Maturity Date:	February 1, 2026
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$75,587	$23,299
Insurance:	$10,130	$2,026
Replacement:	$2,095	$2,095
Tenant Reserve(2):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$44
Balloon Balance / Sq. Ft.:	$33
Cut-off Date LTV:	52.3%
Balloon LTV:	38.6%
Underwritten NOI DSCR:	1.55x
Underwritten NCF DSCR:	1.50x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.1%
(1)	The MVP Parking Crossed Loans are comprised of the MVP Indianapolis Parking Portfolio loan and the MVP Missouri Parking Portfolio loan which are cross-collateralized and cross-defaulted with Original Balances of $8,200,000 and $3,490,000, respectively and Cut-off Date Balances of $8,184,321 and $3,483,327, respectively.
Property Information
Single Asset / Portfolio(3):	Two crossed loans
Property Type:	Parking
Collateral:	Fee Simple
Location:	Indiana and Missouri
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	264,682
Property Management:	Self-managed
Underwritten NOI:	$1,222,696
Underwritten NCF:	$1,179,511
Appraised Value:	$22,320,000
Appraisal Date:	Various

Historical NOI(4)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (March 1, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(2)	Upon (i) any termination or notice of termination of any lease or (ii) the earlier to occur of (x) the date six months prior to any lease expiration or (y) the date notice of any lease extension is due, all excess cash flow is required to be deposited in the tenant reserve account of the applicable crossed loan. In the event a tenant terminates their lease due to a change in law or regulation requiring capital expenditures in excess of $50,000 to legally continue operating as a parking lot, borrower is required to deposit 125% of the amount of capital expenditures within five business days in addition to all excess cash flows to the applicable crossed loan’s tenant reserve account.

(3)	The borrowers may release an individual loan from the crossed loans, provided, among other things per the loan documents, (i) no event of default has occurred and is continuing, (ii) (a) in the case of a defeasance, defeasance is permitted and borrower has delivered the release premium equal to the greater of (x) 20% of the outstanding principal balance of the defeased loan or (y) 80% of the sale proceeds of the defeased properties or (b) in the case of a transfer/assumption, a transfer/assumption is permitted and borrower has delivered the transfer premium equal to the greater of (x) 30% of the outstanding principal balance of the transferred/assumed loan or (y) 90% of the sale proceeds of the transferred/assumed properties; (iii) the DSCR of the remaining loan shall be no less than the greater of (a) 1.50x and (b) the combined DSCR of the crossed portfolio immediately prior to the release; (iv) the debt yield of the remaining loan shall be no less than the greater of (a) 10.1% and (b) the combined debt yield of the crossed portfolio immediately prior to the release; and (v) the LTV of the remaining loan shall be no greater than the lesser of (a) 52.4% and (b) the combined LTV of the crossed portfolio immediately prior to the release. Upon receipt of the release or transfer premium, lender may either (i) hold the premium as additional collateral for the remaining loan or (ii) apply the funds to pay down the remaining loan (along with borrower’s payment of the yield maintenance premium).

(4)	The MVP Parking Crossed Loans properties were acquired in 2015; therefore, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

▪	Properties. The MVP Parking Crossed Loans are secured by five properties located in Indianapolis, Indiana (one parking garage and one surface parking lot totaling 504 spaces and 133,018 sq. ft.), St. Louis, Missouri (two surface parking lots totaling 417 spaces and 105,269 sq. ft.) and Kansas City, Missouri (one surface parking lot with 85 spaces and 26,395 sq. ft.). Each property is located in the CBD of their respective city and benefits from nearby demand drivers such as governmental and commercial office buildings as well as convention centers and entertainment districts.

▪	Equity. The sponsor invested approximately $10.4 million in equity to acquire the MVP Parking Crossed Loans properties for approximately $22.0 million.

▪	Operators. All five properties are leased and operated by national firms experienced in the parking industry. Tenants under the leases are subsidiaries of ABM Industries (NYSE: ABM), Denison Parking, Inc. and SP Plus Corporation (NASDAQ: SP).

▪	Leverage. Based upon the combined appraised value of approximately $22.3 million the Cut-off Date LTV is 52.3%. Furthermore, the four surface lots have a combined appraised land value of approximately $8.9 million resulting in a loan-to-land value ratio of 70.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

800 Cypress Gardens Boulevard Winter Haven, FL 33880	Collateral Asset Summary – Loan No. 20 Southeast Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,626,943 69.6% 1.25x 8.3%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor:	Victory Real Estate Investments, LLC
Borrower:	Winterhaven Southeast Investors, LLC
Original Balance:	$11,700,000
Cut-off Date Balance:	$11,626,943
% by Initial UPB:	1.4%
Interest Rate:	4.6100%
Payment Date:	1st of each month
First Payment Date:	November 1, 2015
Maturity Date:	October 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$113,691	$9,474
Insurance:	$56,522	$5,652
Replacement(2):	$1,475	$1,475
TI/LC:	$3,521	$3,521
Jersey Mike’s Rent Concession:	$4,290	NAP
Jersey Mike’s Outstanding TI’s:	$22,800	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$99
Balloon Balance / Sq. Ft.:	$81
Cut-off Date LTV:	69.6%
Balloon LTV:	56.9%
Underwritten NOI DSCR:	1.33x
Underwritten NCF DSCR:	1.25x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Winter Haven, FL
Year Built / Renovated:	1964 / 2006
Total Sq. Ft.:	117,926
Property Management:	Victory Commercial Real Estate, Inc.
Underwritten NOI:	$959,797
Underwritten NCF:	$901,220
Appraised Value:	$16,700,000
Appraisal Date:	August 13, 2015

Historical NOI
Most Recent NOI:	$957,220 (T-12 July 31, 2015)
2014 NOI:	$944,959 (December 31, 2014)
2013 NOI:	$875,386 (December 31, 2013)
2012 NOI:	$900,042 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 31, 2015)
2014 Occupancy (3):	81.0% (December 31, 2014)
2013 Occupancy:	91.7% (December 31, 2013)
2012 Occupancy:	88.0% (December 31, 2012)
(1)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower or property manager or (iii) the DSCR on a trailing three month basis falling below 1.20x.

(2)	Replacement reserve is subject to a cap of $88,500.

(3)	December 31, 2014 occupancy of 81.0% is due to the departure of Office Depot (19,722 sq. ft.) in December 2014. A lease for the replacement tenant, TJ Maxx (21,822 sq. ft.) was executed in September 2014 and commenced on March 22, 2015 bringing occupancy in April of 2015 to 98.3%.

TRANSACTION HIGHLIGHTS

▪	Property. The Southeast Plaza property is a 117,926 sq. ft. anchored retail center located in Winter Haven, Florida on Cypress Gardens Boulevard, approximately 1.0 miles east of U.S. Highway 17 and 6.3 miles west of U.S. Highway 27. The Southeast Plaza property lies within the primary commercial district of Winter Haven and is approximately 2.0 miles northwest of the Legoland Florida Resort. Traffic count on Cypress Gardens Boulevard is 38,500 vehicles per day.

▪	Tenancy. As of December 31, 2015, the Southeast Plaza property is 100.0% occupied by 14 national and local tenants, of which eight tenants comprising 62.4% of the NRA have been in occupancy for 13 years or longer. The property is anchored by a Publix supermarket (33.2% of the NRA) which has been in occupancy at the property since the early 1960’s. Publix reported 2014 store sales of approximately $21.7 million ($553 per sq. ft.) equating to a 2.5% occupancy cost. Additional anchors include Bealls Outlet Store (23.0% of the NRA) and TJ Maxx (18.6% of the NRA; rated A2/A+ by Moody’s/S&P) and national tenants include Anytime Fitness, Great Clips, Springleaf Financial, H&R Block and Jersey Mike’s. Additionally, a noncollateral outparcel is being developed at the property which will be tenanted by Chipotle and Aspen Dental.

▪	Sponsor. The Southeast Plaza loan sponsor, Victory Real Estate Investments, LLC (“Victory”), was founded in 1992. Victory is a real estate operating company located in Columbus, Georgia that develops, constructs, and manages commercial real estate properties primarily in the southeastern United States. As of July 8, 2015, Victory owned 51 properties totaling approximately 3.9 million sq. ft. and reported total assets of $362.7 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

111 & 119 Colony Crossing Way Madison, MS 39110	Collateral Asset Summary – Loan No. 21 Colony Crossing at Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$10,875,000 75.0% 1.69x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Jeffrey A. Bayer; David L. Silverstein; Jon W. Rotenstreich; Blake R. Berg; Mark C. Ibanez
Borrower:	Colony Crossing Property, LLC
Original Balance:	$10,875,000
Cut-off Date Balance:	$10,875,000
% by Initial UPB:	1.3%
Interest Rate:	4.8000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2022
Amortization:	Interest only for first 28 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(44), O(13)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$14,217
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,129
TI/LC(4):	$349,028	$8,333
Required Repairs:	$3,000	NAP
OTF Reserve(5):	$47,133	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$140
Balloon Balance / Sq. Ft.:	$130
Cut-off Date LTV(6):	75.0%
Balloon LTV(6):	69.4%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Shadow Anchored Retail
Collateral:	Fee Simple
Location:	Madison, MS
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	77,427
Property Management:	Bayer Properties, L.L.C.
Underwritten NOI:	$1,290,198
Underwritten NCF:	$1,159,571
“As Is” Appraised Value(6):	$14,500,000
“As Is” Appraisal Date:	October 22, 2015
“Upon Stabilization” Appraised Value(6):	$14,900,000
“Upon Stabilization” Appraisal Date:	October 22, 2016

Historical NOI
Most Recent NOI:	$915,863 (T-12 August 31, 2015)
2014 NOI:	$919,517 (T-12 June 30, 2014)
2013 NOI:	$833,598 (T-12 June 30, 2013)

Historical Occupancy
Most Recent Occupancy(7):	89.5% (November 19, 2015)
2014 Occupancy:	85.2% (June 30, 2014)
2013 Occupancy:	75.8% (June 30, 2013)

(1)	A hard lockbox and cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.25x at the end of any calendar quarter or (iii) the occurrence of a bankruptcy of the borrower, the sponsor or the property manager.

(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(3)	Replacement reserves are subject to a cap of $76,653.
(4)	The upfront TI/LC Reserve is comprised of (i) the initial $100,000 TI/LC reserve deposit, (ii) $225,000 TI Reserve account for outstanding TI obligations under the Orange Theory Fitness lease and (iii) $24,028 for outstanding leasing commissions due in connection with the Orange Theory Fitness lease. The Monthly TI/LC reserve is subject to a cap of $225,000.

(5)	The OTF reserve is comprised of (i) $26,933 for the rent commencement reserve under the Orange Theory Fitness lease and (ii) $20,200 into the free rent reserve account for existing rent abatement amounts for monthly payments with respect to the Orange Theory Fitness lease starting April 2016 through June 2016 for free rents.

(6)	Cut-off Date LTV, Balloon LTV and “As Is” Appraised Value are based on the value of $14,500,000, “Subject to Hypothetical Condition” that assumes that the lease to Orange Theory Fitness is fully executed as of the effective date of October 22, 2015. The lease was executed on November 12, 2015. The “Upon Stabilization” Appraised Value assumes the stabilized economic occupancy of 92.0% as of October 22, 2016, compared to the 89.5% level in place as of Novermber 19, 2015.

(7)	Most Recent Occupancy excludes a newly leased Orange Theory Fitness space (4,040 sq. ft., 5.2% NRA).

TRANSACTION HIGHLIGHTS

▪	Property/Location. The Colony Crossing at Madison property is a 77,427 sq. ft. neighborhood retail center, located in Madison, Mississippi, approximately 10 miles north of Jackson CBD. The property, which was developed in 2005, shares its parking lot with non-collateral shadow anchors Kroger and Home Depot and is adjacent to several non-collateral outparcels, including CVS, Wendy’s, Exxon, KFC, Bonefish Grill, and a Hilton Garden Inn, which help drive traffic to the property. Colony Crossing at Madison is situated along the main arterial and benefits from its proximity to Interstate-55 one block east of the property. According to the appraisal, the 2015 average household income within a 3-mile radius of the property was $124,021.

▪	Market. The Colony Crossing at Madison property is located within the Jackson retail market and the Madison/Ridgeland submarket. As of Q3 2015, the Madison/Ridgeland submarket consists of 402 buildings with a total of 6.6 million sq. ft. and a vacancy rate of 5.9%. Asking rents within the submarket are $14.57 PSF as of Q3 2015. The appraisal concluded to a weighted average market rent of $18.31 PSF, which is 6.0% above the in-place rent of $17.27 PSF.

▪	Tenancy. The Colony Crossing at Madison property is 89.5% leased to a granular roster of 29 tenants as of November 19, 2015. Tenant mix is mainly comprised of restaurants and service providers. The top three tenants constitute 21.1% of the NRA and are comprised of restaurants Georgia Blue Restaurant, Papitos Mexican Restaurant and New Nagoya Restaurant. The remaining tenant roster includes Massage Envy, tanning salon, nail salon, a dentist, a dry cleaners, eye wear boutique, mortgage office and clothing boutiques, among others. The occupancy figure excludes a newly executed lease with Orange Theory Fitness, a fitness studio franchise. The Orange Theory Fitness lease may be terminated by the tenant if (i) the municipality does not issue the proper permits within the contingency period or (ii) the landlord does not turn over the space pursuant to the terms of the lease. According to a tenant representative, the tenant is expected to build out its 4,040 sq. ft. of space (5.2% of NRA) and open for business in May 2016.

▪	Sponsor Equity. At loan closing, the sponsors contributed over $4.5 million in equity to finance the acquisition of the Colony Crossing at Madison property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., KeyBanc Capital Markets, Jefferies LLC and Academy Securities, Inc., or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2016-DC2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.